                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY


                              PURCHASE AGREEMENT

                          dated as of August 26, 1999

                                 by and among


                              U.S. SILICA COMPANY

                                   as Buyer,

                                      and

                     JOSEPH H. SHEARER, R. SCOTT SHEARER,

               CATS, INC., JHS PARTNERSHIP, RSS PARTNERSHIP and

                   THE DELL H. SHEARER GRANDCHILDREN'S TRUST

                                  as Sellers.

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                   ARTICLE I

                                  DEFINITIONS.................................................................   1


                                  ARTICLE II

        SALE AND TRANSFER OF SHARES AND PARTNERSHIP INTERESTS; CLOSING

2.1      Acquisition..........................................................................................   4
2.2      Payment of Purchase Price............................................................................   5
2.3      Closing..............................................................................................   6
2.4      Closing Obligations..................................................................................   6
2.5      Letters of Credit....................................................................................   7


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1      Organization and Good Standing.......................................................................   8
3.2      Authority; No Conflict...............................................................................   8
3.3      Capitalization.......................................................................................   9
3.4      Financial Statements.................................................................................   9
3.5      Personal Property....................................................................................  10
3.6      Real Property Interests..............................................................................  10
3.7      Taxes................................................................................................  12
3.8      Employee Benefits....................................................................................  13
3.9      Compliance with Law..................................................................................  15
3.10     Legal Proceedings; Orders............................................................................  15
3.11     Absence of Certain Changes and Events................................................................  16
3.12     Contracts............................................................................................  17
3.13     Insurance............................................................................................  18
3.14     Environmental Matters................................................................................  18
3.15     Labor Relations......................................................................................  20
3.16     Intellectual Property................................................................................  21
3.17     Year 2000 Compliance.................................................................................  21
3.18     Absence of Undisclosed Liabilities...................................................................  21
3.19     Accounts Receivable..................................................................................  22
3.20     Reserves.............................................................................................  22
3.21     Operating Permits....................................................................................  22
3.22     Directors and Officers...............................................................................  22

3.23     Customers and Suppliers..............................................................................  22
3.24     Qualification of Product.............................................................................  23
3.25     Rich Hill Quarry.....................................................................................  23
3.26     Belle Vernon Quarry..................................................................................  23
3.27     Silicosis............................................................................................  23


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

4.1      Organization and Good Standing.......................................................................  24
4.2      Authority; No Conflict...............................................................................  24
4.3      Investment Intent....................................................................................  24
4.4      Certain Proceedings..................................................................................  24
4.5      Financing............................................................................................  24


                                   ARTICLE V

                  COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1      Access and Investigations............................................................................  25
5.2      Operation of the Businesses of the Acquired Companies................................................  25
5.3      Negative Covenants...................................................................................  26
5.4      Required Approvals...................................................................................  27
5.5      No Negotiation.......................................................................................  27
5.6      Reasonable Efforts...................................................................................  27
5.7      Bonuses..............................................................................................  27
5.8      Guarantees...........................................................................................  27


                                  ARTICLE VI

                   COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1      Approvals of Governmental Bodies.....................................................................  28
6.2      Request for Early Termination........................................................................  28
6.3      Reasonable Efforts...................................................................................  28
6.4      Buyer Surveys........................................................................................  28


                                  ARTICLE VII

              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

7.1      Accuracy of Representations..........................................................................  28
7.2      Sellers' Performance.................................................................................  29
7.3      Opinion of Counsel...................................................................................  29
7.4      No Proceedings.......................................................................................  29

7.5      Payment of Indebtedness; Releases....................................................................  29
7.6      HSR Act Approval.....................................................................................  29
7.7      Delivery of Documents................................................................................  29
7.8      Agreement Regarding Three Rivers.....................................................................  30
7.9      Agreement Regarding Molly Slag Operations............................................................  30
7.10     Financial Markets....................................................................................  30
7.11     Audited Financial Statements.........................................................................  30
7.12     Real Estate Matters..................................................................................  30


                                 ARTICLE VIII

             CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

8.1      Accuracy of Representations..........................................................................  31
8.2      Buyer's Performance..................................................................................  31
8.3      Opinion of Counsel...................................................................................  31
8.4      No Injunction........................................................................................  31
8.5      HSR Act Approval.....................................................................................  31
8.6      Agreement Regarding Three Rivers.....................................................................  31
8.7      Agreement Regarding Molly Slag Operations............................................................  32
8.8      Delivery of Documents................................................................................  32


                                  ARTICLE IX

                        CERTAIN POST-CLOSING COVENANTS

9.1      Non-competition......................................................................................  32
9.2      Confidentiality......................................................................................  33
9.3      Termination of Commercial's S Corporation Status and Taxable Year....................................  33
9.4      Certain Tax Assets and Liabilities...................................................................  33


                                   ARTICLE X

                                  TERMINATION

10.1     Termination Events...................................................................................  34
10.2     Effect of Termination................................................................................  35


                                  ARTICLE XI

                           INDEMNIFICATION; REMEDIES

11.1     Survival.............................................................................................  35
11.2     Indemnification and Payment of Damages by Sellers....................................................  35
11.3     Indemnification and Payment of Damages by Buyer......................................................  36
11.4     Time Limitations.....................................................................................  37

11.5     Limitations on Indemnification.......................................................................  37
11.6     Investigation; Waiver................................................................................  38
11.7     Procedures for Indemnification -- Third Party Claims.................................................  39
11.8     Procedure for Indemnification -- Other Claims........................................................  39
11.9     Cooperation in Connection with Proceedings...........................................................  39
11.10    Closing Escrow Amount................................................................................  40


                                  ARTICLE XII

                              GENERAL PROVISIONS

12.1     Public Announcements.................................................................................  40
12.2     Confidentiality......................................................................................  40
12.3     Notices..............................................................................................  40
12.4     Jurisdiction; Service of Process.....................................................................  42
12.5     Further Assurances; Tax Returns......................................................................  42
12.6     Waiver...............................................................................................  42
12.7     Entire Agreement and Modification....................................................................  42
12.8     Assignments, Successors, and No Third-Party Rights...................................................  43
12.9     Severability.........................................................................................  43
12.10    Article and Section Headings; Construction...........................................................  43
12.11    Time of Essence......................................................................................  43
12.12    Governing Law........................................................................................  44
12.13    Counterparts.........................................................................................  44
12.14    Sellers' Knowledge...................................................................................  44
12.15    Retention of Records and Access to Information.......................................................  44
12.16    Transaction Fees and Expenses........................................................................  44

EXHIBITS

2.1(a)              Form of Closing Escrow Agreement
2.4(a)(iv)          Form of Consultant Agreement
2.4(b)(i)           Seller's Accounts
2.5                 Form of Letter of Credit
4.5                 Letter Regarding Financing
7.3                 Opinion of Sellers' Counsel
7.8                 Summary of River Transport Agreement
7.9                 Summary of Molybdenum Slag Agreement
8.3                 Opinion of Buyer's Counsel
10.1(e)             Form Extension Deposit Escrow Agreement

SCHEDULES

2.1(f), Part I      Distributed Assets
2.1(f), Part II     Indebtedness
3.1                 Organization and Good Standing

3.3                 Capitalization
3.5                 Personal Property
3.6(a)              Properties
3.6(c)(ii)          Real Estate Permits
3.6(c)(iv)          Conditions of Properties
3.6(d)              Restrictions on Properties
3.7                 Taxes
3.8                 Employee Benefits
3.10                Legal Proceedings
3.11                Absence of Certain Changes
3.12                Contracts
3.13                Insurance
3.14                Environmental Matters
3.15                Labor Relations
3.16                Intellectual Property
3.18                Undisclosed Liabilities
3.20                Reserves
3.21                Operating Permits
3.22                Warranties
3.23                Directors and Officers
3.24                Customers and Suppliers
5.7                 Bonuses
5.8                 Guarantees
9.1                 Counties

                              PURCHASE AGREEMENT

     This PURCHASE AGREEMENT (this "Agreement") is made as of the 26/th/ day of
                                    ---------
August, 1999, by and among U.S. SILICA COMPANY, a Delaware corporation ("Buyer"), and JOSEPH H. SHEARER and R. SCOTT SHEARER (collectively, the
  -----
("Shareholders"), and CATS, INC., a Pennsylvania corporation, the JHS FAMILY
 -------------
PARTNERSHIP, a Pennsylvania limited partnership, and the RSS FAMILY PARTNERSHIP, a Pennsylvania limited partnership (collectively, the "Partnership Sellers") and
                                                       -------------------
THE DELL H. SHEARER GRANDCHILDREN'S TRUST, a Pennsylvania trust (the "Trust
                                                                      -----
Seller").
------

     The Shareholders, the Partnership Sellers and the Trust Seller are hereinafter referred to collectively as the "Sellers."
                                             -------

                                   RECITALS

     The Shareholders desire to sell, and Buyer desires to purchase, all of the shares of the capital stock ("Capital Stock") of Commercial Stone Co., Inc., a
                              -------------
Pennsylvania corporation ("Commercial"), for the consideration and on the terms
                           ----------
set forth in this Agreement.

     The Partnership Sellers desire to sell, and Buyer desires to purchase, all of the partnership interests ("Partnership Interests") of Commercial Aggregates
                               ---------------------
Transportation and Sales, L.P., a Pennsylvania limited partnership ("CATS"), for
                                                                     ----
the consideration and on the terms set forth in this Agreement.

     The Trust Seller desires to sell, and Buyer desires to purchase, all of the Properties (as defined herein) and other interests (including without limitation, all Real Estate Permits and Environmental Permits, if any, held by the Trust Seller in relation to such Properties) that are owned by the Trust Seller and used in the operation of the businesses of the Acquired Companies (the "Trust Property").
      --------------

     The parties, intending to be legally bound, agree as follows:

                                   ARTICLE I



                                  DEFINITIONS
                                  -----------

     In addition to words and terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

     "Acquired Companies" -- Commercial Stone Co., Inc., a Pennsylvania
      ------------------
corporation, and Commercial Aggregates Transportation and Sales, L.P., a Pennsylvania limited partnership, collectively.

     "Business Day" -- any day other than a Saturday, Sunday, or public holiday
      ------------
under the laws of the Commonwealth of Pennsylvania.

     "Buyer" -- U.S. Silica Company.
      -----

     "Buyer's Advisors" -- as defined in Section 5.1.
      ----------------

     "Cap" -- as defined in Section 11.5(a).
      ---

     "Closing" -- as defined in Section 2.3.
      -------

     "Closing Date" -- the date and time as of which the Closing actually takes
      ------------
place.

     "Code" -- the United States Internal Revenue Code of 1986, as amended.
      ----

     "Consent" -- any approval, consent, ratification, waiver, notice or other
      -------
authorization.

     "Contemplated Transactions" -- as defined in Section 2.1(e).
      -------------------------

     "Damages" -- as defined in Section 11.2.
      -------

     "Encumbrance" -- any mortgage, easement, right of way, charge, claim,
      -----------
community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction or adverse claim of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or exception to title of any kind.

     "Environmental Laws" -- shall mean, without limitation, the Comprehensive
      ------------------
Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 46
-- ---
U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42
                      ------
U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C.
                     ------
Sections 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act,
              ------
7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et
                      -- ---                                              --
seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C.
---
Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et
              ------                                                        --
seq., the Occupational Safety and Health Act, 29 U.S.C. Sections 641 et seq.,
---                                                                  ------
the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as
                                                                    ------
any of the above statutes have been from time to time in effect, all rules and regulations promulgated pursuant to any of the above statutes, and any other current foreign, federal, state or local law, statute, ordinance, rule or regulation governing environmental matters, as the same have been from time to time in effect, including any common law cause of action providing any right or remedy relating to environmental matters, and all applicable judicial and administrative decisions, orders, and decrees relating to environmental matters.

     "ERISA" -- the Employee Retirement Income Security Act of 1974 or any
      -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA Affiliate" -- each business or entity which is a member of a
      ---------------
"controlled group of corporations," under "common control" or an "affiliated service group" with an Acquired Company within the meaning of Section 414(b),
(c) or (m) of the Code or required to be aggregated with an Acquired Company under Section 414(o) of the Code, or is under "common control" with an Acquired Company within the meaning of Section 4001(a)(14) of ERISA.

     "GAAP" -- generally accepted United States accounting principles, as in
      ----
effect from time to time.

     "Governmental Body" -- any:
      -----------------

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

          (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
      -------
amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Indebtedness" -- all indebtedness of the Acquired Companies other than
      ------------
ordinary course payables and wages and salaries.

     "Indemnified Person" -- either a Buyer Indemnified Person or a Seller
      ------------------
Indemnified Person.

     "Intellectual Property Assets" -- as defined in Section 3.16.
      ----------------------------

     "IRS" -- the Internal Revenue Service.
      ---

     "Legal Requirement" -- any federal, state, local, municipal, foreign,
      -----------------
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, court order, consent, decree, regulation, license, permit, statute, or treaty.

     "Material Adverse Effect" -- an event, circumstance or condition which is
      -----------------------
reasonably likely to have an adverse effect on (a) the assets, business, financial condition, results of operations or prospects of the Acquired Companies taken as a whole, or (b) the ability of any Seller to perform any of its material obligations under this Agreement or which threatens materially or is reasonably likely to impede any Seller's ability to consummate the Contemplated Transactions.

     "Multiemployer Plan" -- a multiemployer plan within the meaning of Section
      ------------------
4001(a)(3) of ERISA.

     "Order" -- any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator.

     "Organizational Documents" -- (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of organization and limited liability company agreement of a limited liability company; (e) the trust agreement or similar document of a trust; and (f) any amendment to any of the foregoing.

     "PBGC" -- the Pension Benefit Guaranty Corporation.
      ----

     "Person" -- any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan" -- as defined in Section 3.8.
      ----

     "Representative" -- with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.

     "Regulated Materials" -- any pollutants, contaminants, toxic or hazardous
      -------------------
or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, asbestos and asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

     "S Corp Tax Deposit" -- means the amount of $1,792,432 deposited with the
      ------------------
Internal Revenue Service in connection with the adoption by Commercial of a non-standard fiscal year.

     "Securities Act" -- the Securities Act of 1933 or any successor law, and
      --------------
regulations and rules issued pursuant to that Act or any successor law.

     "Taxes" -- as defined in Section 3.7.
      -----

     "Year-End Balance Sheets" -- defined in Section 3.4.
      -----------------------

                                  ARTICLE II

        SALE AND TRANSFER OF SHARES AND PARTNERSHIP INTERESTS; CLOSING
        --------------------------------------------------------------

     2.1  Acquisition.
          -----------

     Subject to the terms and conditions of this Agreement, at the Closing:

     (a) The Buyer shall deliver to Sellers the aggregate amount of $138,700,000 (as adjusted pursuant to Section 2.2 below, the "Purchase Price"), less the
                                                 --------------
amount of $8,000,000 (the "Closing Escrow Amount"), which shall be deposited by
                           ---------------------
the Buyer with an escrow agent (the "Closing Escrow Agent") to be held in escrow
                                     --------------------
by such agent pursuant to the terms of an escrow agreement, substantially in the form of Exhibit 2.1(a) attached hereto (the "Closing Escrow Agreement"). The
                                             ------------------------
Closing Escrow Amount shall be used to satisfy claims for Damages to which any Buyer Indemnified Person shall be entitled pursuant to Article XI of this Agreement.

     (b) The Shareholders shall issue, sell and deliver to Buyer, and Buyer shall purchase and accept from the Shareholders, all of the shares of Capital Stock (the "Acquired Shares"), free and clear of all Encumbrances.
            ---------------

     (c) The Partnership Sellers shall issue, sell and deliver to Buyer, and Buyer shall purchase and accept from the Partnership Sellers, all of the Partnership Interests (the "Acquired Interests"), free and clear of all
                            ------------------
Encumbrances. The Trust Seller shall sell and transfer to the Buyer the Trust Property.

     (d) Collectively, the sale and delivery of the Acquired Shares and Acquired Interests are referred to as the "Acquisition."
                                  -----------

     (e) The Acquisition and the other transactions contemplated hereby (including, without limitation, the transfer of the Trust Property by the Trust Seller) are collectively referred to herein as the "Contemplated Transactions."
                                                    -------------------------

     (f) Prior to the Closing Date, Sellers will cause the assets listed on Part I of Schedule 2.1(f) to be distributed by Commercial to the Sellers. Sellers shall be responsible for satisfying all Indebtedness of the Acquired Companies outstanding at the time of Closing, other than the Indebtedness listed on Part II of Schedule 2.1(f). If at any time Buyer ceases to use the name "Commercial Stone" in connection with its business, it shall convey to Sellers, for the sum of $10.00, the right to use such name as a corporate name solely so that Sellers may continue to purchase Pennsylvania State University football tickets in such name.

     (g) The Sellers and the Buyer agree that, subject to adjustment under
Section 2.2(b) of this Agreement (which shall be ratable as between the Acquired Shares and the Acquired Interests), the Aggregate Purchase Price shall be allocated $121,200,000 to the Acquired Shares, $7,500,000 to the Acquired Interests and $10,000,000 to the Trust Property being transferred hereunder by the Trust Seller.

     (h) Real estate transfer taxes payable in connection with the transfer of the Trust Property by the Trust Seller will be split equally by the Trust Seller and Buyer. Real estate transfer taxes, if any, with respect to the remaining Properties will be split equally by the Shareholders and Buyer.

     2.2  Payment of Purchase Price. (a)  The Purchase Price, less the Closing
          -------------------------
Escrow Amount, will be payable at the Closing by wire transfer as specified in
Section 2.4(b). Prior to the Closing, the parties hereto shall provide all necessary information as to the accounts to which such payments shall be made. The Closing Escrow Amount shall be deposited with the Closing Escrow Agent pursuant to the Closing Escrow Agreement.

     (b) Not later than 30 Business Days after the Closing Date, Buyer shall deliver to the Sellers unaudited statements of Commercial's Closing Date Net Working Capital (as herein defined) prepared by Buyer (which date of such delivery is hereinafter referred to as the "Delivery Date"). The statement of
                                            -------------
Closing Date Net Working Capital shall be prepared from the books and records of Commercial in accordance with GAAP applied on a basis consistent with the Commercial Year-End Balance Sheets referred to in Section 3.4 hereof (except for the omission of certain footnotes and other presentation items required by GAAP with respect to annual financial statements or annual accounts and subject to other normal year-end adjustments). The statement of Closing Date Net Working Capital shall be subject to verification by Sellers not later than 20 Business Days after the Delivery Date. In the event that the Closing Date Net Working Capital is less than the Benchmark Net Working Capital (as hereinafter defined), Sellers shall pay to Buyer in cash or other immediately available funds the amount by which the Closing Date Net Working Capital is less than the Benchmark Net Working Capital. In the event the Closing Date Net Working Capital is greater than the Benchmark Net Working Capital, Buyer shall pay to Sellers in cash or other immediately available funds the amount by which the Closing Date Net Working Capital exceeds the Benchmark Net Working Capital. As used herein, "Closing Date Net Working Capital" means the (i) sum of Commercial's current
 --------------------------------
assets (excluding cash and cash equivalents) less (ii) the sum of Commercial's
                                             ----
current liabilities (excluding short term debt and the current portion of long term debt), each as determined as of the Closing Date in accordance with GAAP applied on a basis consistent with the Commercial Year End Balance Sheets referred to in Section 3.4 hereof. "Benchmark Net Working Capital" means
                                     -----------------------------
$9,250,000. In the event that Buyer and Sellers cannot agree as to the amount of the Closing Date Net Working Capital within 10 days following the verification period, either party may refer the matter to the Pittsburgh office of Ernst and Young L.L.P., and such firm shall be responsible for determining the amounts of the Closing Date Net Working Capital for purposes of this Section 2.2; provided, however, that the amount not in dispute, if any, shall be paid in cash or other immediately available funds as set forth above. The cost of such determination by such independent certified public accountants shall be borne one-half by Buyer and one-half by Sellers. Any adjustments to the Purchase Price required by this Section 2.2(b) will be allocated to the Shareholders pro rata in accordance with their respective ownership interests.

     2.3  Closing. The consummation of the Contemplated Transactions (the
          -------
"Closing") will take place at such location as the parties may agree. It is the
 -------
intent of the parties to close the Contemplated Transactions as promptly as possible; accordingly, the parties will use all commercially reasonable and diligent best efforts to satisfy the conditions of this Agreement on or before September 30, 1999. Consistent with the foregoing and subject to the provisions of Section 10.1, the parties shall cause the Closing to occur on the earlier of
(i) the date that is three (3) business days following the satisfaction of all of the conditions set forth in Articles VII and VIII, and (ii) September 30, 1999 (the "Deadline Date").
           -------------

     2.4  Closing Obligations. At the Closing:
          -------------------

          (a)  Sellers will deliver to Buyer:

               (i) certificates representing the Acquired Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

               (ii) certificates representing the Acquired Interests, duly endorsed, for transfer to Buyer;

               (iii) certificates executed by Sellers to the effect that that each of the conditions precedent to the obligation of Buyer to close set forth in Sections 7.1 and 7.2 hereof have been fulfilled;

               (iv)  consultant agreements with Commercial in the form of
     Exhibit 2.4(a)(iv), executed by Joseph H. Shearer and R. Scott Shearer;

               (v) a certificate from each landlord under a Real Property Lease (as defined herein) who is unaffiliated with the Acquired Companies and the Sellers, dated no earlier than September 1, 1999, certifying (i) that the applicable lease with respect to each of the leased Properties is in good standing and full force and effect in accordance with its terms and has not been modified (except for modifications set forth therein), amended or assigned, (ii) the date(s) to which rent and other charges thereunder have been paid, (iii) that there is no default thereunder by either party thereto, (iv) that all work required to be done under the applicable lease on the part of the tenant has been completed to the satisfaction of the landlord, and (v) such further matters as may be reasonably requested by the Buyer; provided, however, that Sellers may elect, instead of furnishing
                --------  -------
     such certificates at Closing, to indemnify Buyer for any Damages (subject to the Cap) resulting from Sellers' failure to furnish such certificates, such indemnity to continue until such certificates are provided ; and

               (vi) all such documentation as is necessary to transfer ownership of the Trust Property being transferred hereunder by the Trust Seller, as the Buyer shall reasonably request.

          (b)  Buyer will deliver to Sellers:

               (i) by wire transfer to an account specified by each Seller the amounts listed on Exhibit 2.4(b)(i); and

               (ii) a certificate executed by Buyer to the effect that each of the conditions precedent to the obligation of Sellers to close set forth in Sections 8.1 and 8.2 hereof have been fulfilled.

     2.5  Letters of Credit. (a)  Not later than 5:00 p.m., Pittsburgh time, on
          -----------------
August 31, 1999, Buyer shall deliver to Sellers a letter of credit from Banque Nationale de Paris, New York Branch, in the face amount of $7,000,000. The letter of credit shall be substantially in the form attached hereto as Exhibit
2.5 and shall provide for payment of the full face amount thereof to Lion Abstract Limited Partnership, as escrow agent, in the event that (i) Buyer does not consummate the Acquisition due only to failure of the condition set forth in
Section 7.10 hereof, or (ii) the Acquisition does not occur due to a breach by Buyer of its obligations under this Agreement. If Sellers elect to draw on the letter of credit and receive the proceeds thereof pursuant to the foregoing clause (ii), they covenant that they will not sue Buyer to recover damages for such breach nor in connection with any other matter in relation to this Agreement or the Contemplated Transactions. In the event of a dispute as to whether Sellers are entitled to be paid the proceeds of the letter of credit, Buyer shall bear the burden of proof, i.e., Buyer must establish by a preponderance of evidence that its failure to
---
consummate the Acquisition was not due to an event described in clause (i) or
(ii) of the immediately preceding sentence.

     (b) At the Closing, Buyer shall deliver to Sellers a letter of credit from Banque Nationale De Paris, New York Branch, in the face amount of the S Corp Tax Deposit. The letter of credit shall be in form and substance reasonably satisfactory to Sellers and shall provide for payment to Lion Abstract Limited Partnership, as escrow agent, in the event that Sellers certify that they have a reasonable good faith belief that the S Corp Tax Deposit has been received by Buyer or offset by the Internal Revenue Service to satisfy federal tax liabilities of Commercial for periods commencing on or after the Closing Date, and that in either case Buyer has not paid to Sellers the full amount of the S Corp Tax Deposit.

                                  ARTICLE III


                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

     Sellers severally (and not jointly) make the following representations and warranties to Buyer, as of the date hereof and as of the Closing Date:

     3.1  Organization and Good Standing. (a)  Schedule 3.1 contains a complete
          ------------------------------
and accurate list for each Acquired Company of its name, its jurisdiction of incorporation or formation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder or partner and the number of shares or interests held by each). Each Acquired Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each Acquired Company is in good standing in each foreign jurisdiction listed on Schedule 3.1 in which such Acquired Company is authorized to do business as a foreign corporation and such jurisdictions are the only jurisdictions where the nature of each such Acquired Company's business and assets require such authorization.

          (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company and each Seller, as currently in effect.

     3.2  Authority; No Conflict. (a)  Each Seller has full capacity, right,
          ----------------------
power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.

          (b) The execution, delivery and performance of this Agreement by Sellers and the consummation of the Contemplated Transactions (i) have been authorized by all necessary corporate, partnership and other action on the part of Sellers, and (ii) will not (w) conflict with the terms, conditions or provisions of the Organizational Documents of any Seller or any Acquired Company
(x) violate any provision of law or any Order to which any Seller or any Acquired Company or any of their respective assets is subject or require the consent of any Person, (y) result in a breach or violation of any of the terms of, or constitute a default by any

Seller or Acquired Company under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which any Seller or any Acquired Company is a party or by which it or any of its assets is bound, or (z) result in the creation or imposition of any Encumbrance upon the Acquired Shares or the Acquired Interests or the assets of any Acquired Company or the Properties, except to the extent such conflict, violation, breach or creation would not have a Material Adverse Effect.

     3.3  Capitalization. (a)  The authorized equity securities of Commercial
          --------------
consist of two classes of common stock. There are 1200 shares of Class A voting stock, $5.00 par value, all of which are issued and outstanding. There are 22,800 shares of Class B non-voting stock, $5.00 par value, all of which are issued and outstanding. All of the outstanding stock of Commercial is owned by the Shareholders as set forth on Schedule 3.3, free and clear of all Encumbrances, other than restrictions imposed by the buy/sell agreement between the Shareholders. All such stock has been duly authorized and validly issued and is fully paid and nonassessable. Neither Acquired Company owns, or has any contract or other arrangement to acquire, any equity securities or other securities of any Person (other than another Acquired Company) or any direct or indirect equity or ownership interest in any other business.

          (b) The entire partnership ownership of CATS consists of a 1% general partner interest held by CATS, Inc., a Pennsylvania corporation, a 49.5% limited partner interest held by the JHS Family Partnership, and a 49.5% limited partner interest held by the RSS Family Partnership.

          (c) There are no preemptive rights, whether at law or otherwise, to purchase any of the securities of either Acquired Company and there are no outstanding options, warrants, "phantom" stock plans, subscriptions, agreements, plans or other commitments pursuant to which either Acquired Company is or may become obligated to sell or issue any shares of its capital stock or partnership interests (as the case may be) or any other debt or equity security, and there are no outstanding securities convertible into shares of such capital stock or partnership interests (as the case may be) or any other debt or equity security, except rights of the Shareholders under their buy/sell agreement.

     3.4  Financial Statements. Sellers have delivered to Buyer: (a) the audited
          --------------------
balance sheets of Commercial as of March 31, 1999 and unaudited balance sheets as of March 31, 1998 and 1997, (including the notes thereto, the "Commercial
                                                                  ----------
Year-End Balance Sheets"), together with the related statements of operations
-----------------------
and retained earnings and statements of cash flows for the year then ended, and
(b) the unaudited balance sheet of CATS as of December 31, 1998, 1997 and 1996 (the "CATS Year-End Balance Sheets"), together with the related statements of
      ----------------------------
operations and statements of changes in partners' capital for the year then ended, accompanied in the case of the March 31, 1999 financial statements of Commercial, by the opinion of Schneider Downs, certified public accountants (the Commercial Year-End Balance Sheets and the CATS Year-End Balance Sheets shall be referred to collectively herein as the "Year-End Balance Sheets"). Sellers have
                                        -----------------------
also delivered the balance sheets of the Acquired Companies as at June 30, 1999, together with the related statements of operations and retained earnings for the three months (in the case of Commercial), and six months (in the case of CATS) then ended (the "Interim Financial Statements"). All of the financial statements
                 ----------------------------
of the Acquired Companies referred to above (i) are in accordance with the books and records of the Acquired Companies,

(ii) are true correct and complete, and (iii) fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, partnership accounts and cash flow of the Acquired Companies, as the case may be, as of the respective dates of and for the periods referred to therein, all in conformity with GAAP (except in the case of the Interim Financial Statements for the omission of certain footnotes and other presentation items required by GAAP with respect to annual financial statements or annual accounts and subject to other normal year-end adjustments). Such financial statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

     3.5  Personal Property. Except as set forth on Schedule 3.5 and except for
          -----------------
liens for Taxes not yet due and payable, with respect to the material tangible personal property used by the Acquired Companies in the operation of their respective businesses (collectively, the "Personal Property"), the Acquired
                                          -----------------
Companies, have good and valid title to all of their items of owned Personal Property, and valid leasehold interests in all of their items of leased Personal Property. The Personal Property is in the possession or control of the Acquired Companies and no other Person has a right to possession or claims possession of all or any part of such Personal Property, except for the rights of lessors of leased assets under their respective contracts and leases.

     3.6  Real Property Interests. (a)  Schedule 3.6(a) contains a true and
          -----------------------
complete list of each and every parcel of real property now owned ("Owned
                                                                    -----
Property"), each and every parcel of real property, or interest therein, now
--------
held under lease (including without limitation the Trust Property and all mineral leases) ("Leased Property"), every parcel of real property used by or
                  ---------------
necessary for the conduct of the business of the Acquired Companies, or held under option or agreement to purchase, by any of the Acquired Companies (individually, a "Property" and collectively, the "Properties"), the record
                  --------                         ----------
title holder thereof and the legal description and location thereof. The Acquired Companies neither own nor lease any real property or interest therein other than the Properties. Sellers have furnished or made available to Buyer true, correct and complete copies of all (i) title reports, (ii) surveys, (iii) deeds, title holding or trust agreements under which any of the Properties have been conveyed to the Acquired Companies or the Trust Seller, and (iv) all leases, subleases or other agreements under which the Acquired Companies use or occupy or have the right to use or occupy, any Properties, including all amendments and assignments thereof (collectively, "Real Property Leases"), in
                                                   --------------------
the possession of Sellers or the Acquired Companies with respect to each of the Properties. Except as set forth on Schedule 3.6(a), each of the Acquired Companies or the Trust Seller, respectively, (a) owns and has good and marketable fee simple title to the Owned Properties, together with all buildings, improvements, appurtenant rights, privileges and easements located thereon or appurtenant thereto, and (b) has good and valid title to, and is lawfully seized and possessed of, the leasehold estates in all Leased Properties, in each case free and clear of all Encumbrances which would materially interfere with the present use of the Properties or which would have a Material Adverse Effect, except general and special real estate taxes and assessments which may be a lien but are not yet due and payable.

     (b) Each Real Property Lease is valid and binding in all material respects upon the Acquired Companies and the Trust Seller, and, to the knowledge of the Sellers, each other party thereto, and is in full force and effect. All rent and other sums and charges payable by the

Acquired Companies as tenant thereunder are current. The Acquired Companies and the Trust Seller have complied in all material respects with the terms of each Real Property Lease and no termination event or condition or uncured default exists under any Real Property Lease. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

     (c) With respect to each of the Properties and the buildings, structures, improvements and fixtures thereon:

          (i) Sellers and the Acquired Companies are in compliance with all zoning laws, deed restrictions and building codes applicable to the Properties, non-compliance with which would materially interfere with the present use of the Properties or which would have a Material Adverse Effect;

          (ii) Sellers have all permits, licenses and approvals with respect to the ownership and the current use and occupancy of its respective Properties the lack of which would materially interfere with the present use of the Properties or which would have a Material Adverse Effect (individually, "Real Estate Permit" and collectively, "Real Estate
                     ------------------                     -----------
     Permits"). All Real Estate Permits are set forth on Schedule 3.6(c)(ii) and are in full force and effect. The current use and occupancy of each of the Properties do not Violate any of such Real Estate Permits, and no proceeding is pending or, to the knowledge of Sellers, threatened, to revoke, suspend, modify or limit any of the Real Estate Permits. No Permit will be subject to revocation, suspension, modification or limitation as a result of this Agreement or the consummation of the Contemplated Transactions;

          (iii) neither Sellers nor the Acquired Companies have received any notice of any federal, state or local plans to restrict or change access from any highway or road system in the vicinity of any of the Properties to any of the Properties, or of any pending or threatened condemnation of any of the Properties or any part thereof, or of any plans for improvements which might result in a special assessment against any of the Properties;

          (iv) Except as disclosed on Schedule 3.6(c)(iv,) there are no defects with respect to any of the buildings, structures, improvements and fixtures at any of the Properties which would impair the day-to-day use of any such buildings, structures, improvements or fixtures or which would subject the Acquired Companies or the Sellers to any material liability under applicable law;

          (v) Sellers and the Acquired Companies have good and valid rights of ingress and egress to and from all Properties from and to the public street systems for all usual street, road and utility purposes and other purposes necessary or incidental to the business of the Acquired Companies; and

          (vi) All facilities located on the Properties are supplied with utilities and other services necessary for the operation of such facilities as presently operated.

          (d) Except as disclosed on Schedule 3.6(d), there are no restrictions of any nature on the ability of Sellers or the Acquired Companies to assign and transfer its interest in the Properties or Real Property Leases, as the case may be, to the Buyer (or its nominee) either by the terms of each of such Real Property Leases or by operation of law and there are no consents of third parties necessary for such assignment or transfer.

          (e)  Each Seller is a "United States person" as that term is defined
                                 --------------------
in Section 7701(a)(30) of the Code.

     3.7  Taxes. (a)  Except as set forth on Schedule 3.7(a), (i) the Acquired
          -----
Companies and the Trust Seller have timely filed, in accordance with applicable law, all material reports and returns relating to all taxes (including, without limitation, all income, excise, property, sales and franchise taxes) and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes, assessments, customs, duties, charges and fees and any interest in respect of such penalties and additions) imposed by the United States or any state, local or foreign government or taxing authority ("Taxes")
                                                                       -----
required to be filed by them, which returns and reports are true, correct and complete in all material respects, and have paid all Taxes that have become due, whether or not shown as due on such returns and reports, (ii) all Taxes that either of the Acquired Companies or the Trust Seller is required to withhold or deduct and pay over to a government or taxing authority have been so withheld or deducted and paid over to the extent due and payable, (iii) no notices respecting asserted or assessed and unresolved material deficiencies for any Tax have been received by any Acquired Company or the Trust Seller for any tax periods, (iv) there is no investigation by any tax agency or authority presently pending or, to the knowledge of Sellers, threatened with respect to an Acquired Company or the Trust Seller or the Properties, and neither any Acquired Company nor the Trust Seller is a party to any action or proceeding by any Governmental Body for the assessment or collection of Taxes, nor has any such event been asserted or threatened. Neither any Seller nor Commercial has filed any consent of the type described under Section 341(f) of the Code. The federal income tax returns of Commercial and CATS as required for the taxable years ending March 31, 1999, and December 31, 1998, respectively, have been timely filed and Sellers have furnished or made available to Buyer a true and complete copy thereof of each such return. The unpaid Taxes of each Acquired Company did not, as of the dates of the Year-End Balance Sheets, exceed the respective accruals and reserves (other than accruals and reserves for deferred Taxes) for such Taxes set forth on the Year-End Balance Sheets. There are no liens in respect of unpaid Taxes on any of the assets of either of the Acquired Companies or the Properties except for Taxes not yet due.

          (b) Except as set forth in Schedule 3.7(b), neither of the Acquired Companies is currently pursuing an appeal of any Tax imposed against an Acquired Company.

          (c)  Commercial is, and has been at all times since April 1987 an "S
                                                                             -
corporation" within the meaning of Code Section 1361(a).  A valid election under
-----------
Code Section 1362 (and a comparable election under state or local law in each jurisdiction in which Commercial is required to file Tax returns and reports that provides for such an election) has been in effect with respect to Commercial at all times since April 1987. Each Shareholder has filed in a timely fashion with each of the IRS and any other applicable state taxing authority a consent to such S corporation elections with respect to Commercial. Commercial has not been, and will not be, subject to Tax under Code Section 1374 or 1375 (or any comparable provision of state or local law) for any period prior to Closing.

     3.8  Employee Benefits. (a)  Except as set forth in Schedule 3.8, no
          -----------------
Acquired Company has with respect to its current or former employees sponsored, maintained or contributed to any "employee benefit plan" within the meaning of
                                  ---------------------
Section 3(3) of ERISA, or any bonus, deferred compensation, incentive compensation, severance or termination pay, change in control, stock purchase or stock option plan, agreement or arrangement, or any other material employee benefit or fringe benefit arrangement, whether formal or informal, and whether legally binding or not, other than a Multiemployer Plan (collectively, "Plans"
                                                                        -----
and individually, a "Plan").
                     ----

          (b) Except as otherwise set forth in Schedule 3.8, Sellers have delivered to Buyer: (i) complete copies of all plan documents which set forth the terms of each of the Plans and where applicable, complete copies of any related trusts and insurance contracts; (ii) a general description of any of the Plans with respect to which no formal plan document has been adopted; (iii) where applicable, the most recent Form 5500, as filed with the IRS together with all attachments thereto, relating to the Plans; and (iv) where applicable, the most recent IRS determination letter with respect to each Plan.

          (c) Each of the Plans which is intended to conform to the requirements of the Code and ERISA has been administered in compliance in all material respects with the applicable requirements of the Code and ERISA and with the Plan terms. There is no accrued liability, contingent or otherwise, relating to any Plan that would have a Material Adverse Effect, other than as reflected in the most recent Year-End Balance Sheets, and there are no actions, suits, arbitrations, or proceedings pending (or to the best knowledge of Sellers, threatened) against any Plan, against the assets of any of the trusts under any Plan or the plan sponsor or the plan administrator, or against any fiduciary of any Plan with respect to the operation of such plans which would have a Material Adverse Effect (other than routine benefit claims). Except as set forth on Schedule 3.8, each Plan intended to qualify under the Code has, since 1993, received at least one favorable determination letter as to its qualification under the Code, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification or result in material costs to any Acquired Company under the IRS' Employee Plans Compliance Resolution System. Neither Sellers, the Acquired Companies nor, to the best knowledge of Sellers, any other party has, with respect to any Plan, engaged in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA. No event has occurred and no condition exists that would subject any Acquired Company to any material fine under Section 502(c) of ERISA.

          (d) Except as set forth on Schedule 3.8, no Acquired Company maintains or contributes to any plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code.

          (e) Except as set forth in Schedule 3.8, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any plan or other employee benefit arrangement or any employee agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of any Acquired Company or the Buyer to amend or terminate any plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes, and no payment or benefit which will or may be made by any Acquired Company, the Buyer or any of their respective affiliates with respect to any employee will be characterized as an "excess parachute payment,"
                                                     ------------------------
within the meaning of Section 280G(b)(1) of the Code.

     (f) With respect to each Plan that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code, the following is true: (i) all contributions required to be made under Code Section 412 (whether or not waived) have been made when due, and all premium payments to the PBGC have been made when due; (ii) there is no event or condition existing (other than the Contemplated Transactions) which could be deemed a "reportable event"
                                                             ----------------
within the meaning of Section 4043 of ERISA with respect to which the notice requirement has not been waived, and no condition exists which would subject the Company or any Subsidiary to a fine under Section 4071 of ERISA; (iii) no amendment has occurred which has required or could require any Acquired Company to provide security to such Plan under Section 401(a)(29) of the Code; (iv) no documentation or other information has been or is currently required to be provided to the PBGC pursuant to Section 4010 of ERISA, and no participant notices have been or are currently required pursuant to Section 4011 of ERISA;
(v) as of the most recent valuation date, the fair market value of The Plan's assets exceeded the "projected benefit obligation" for such plan within the
                     ----------------------------
meaning of Paragraph 17 of FASB 87; (vi) there are no contributing sponsors of such Plan who are not ERISA Affiliates of an Acquired Company; and (vii) no transaction has occurred and no condition exists with respect to such Plan that has subjected or will likely subject any Acquired Company to liability under
Section 4069 of ERISA.

     (g) Except as set forth in Schedule 3.8, no Acquired Company has ever been a party to, or been required to contribute to, a Multiemployer Plan. With respect to any Multiemployer Plan disclosed in Schedule 3.8, (i) all contributions required by the terms of such Multiemployer Plan or any collective bargaining agreement have been made when due; (ii) to the knowledge of Sellers, no Acquired Company would be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date hereof, the Acquired Company were to engage in a "complete withdrawal" (as defined in ERISA Section 4203) or
                     -------------------
a "partial withdrawal" (as defined in ERISA Section 4205) from such
   ------------------
Multiemployer Plan, (iii) no Acquired Company has received notice that such Multiemployer Plan is in reorganization (as defined in Section 4242 of ERISA) or is insolvent (as defined in Section 4245 of ERISA), and (iv) no transaction has occurred and no condition exists that has subjected or will likely subject any Acquired Company to liability under Section 4212(c) of ERISA. Except as set forth on Schedule 3.8, for each such Multiemployer Plan, Sellers have delivered to Buyer (i) complete copies of the plan document and trust agreement, (ii) the most recent Form 5500, as filed with the IRS, together with all attachments thereto, and (iii) the most recent estimate of withdrawal liability that would be incurred by any Acquired Company if it were to completely withdraw from the Multiemployer Plan in 1998.

          (h)  Other than the Plans and Multiemployer Plans set forth in
Schedule 3.8, no ERISA Affiliate of an Acquired Company has ever sponsored, maintained or contributed to a plan subject to Title IV of ERISA or to Section 412 of the Code.

     3.9  Compliance with Law. Except as set forth on Schedule 3.9, for matters
          -------------------
pertaining to employee benefits (which are provided for in Section 3.8) and for environmental matters (which are provided for in Section 3.14), the operations of each of the Acquired Companies are and have been conducted in accordance with all applicable laws, regulations and other requirements of all U.S. and foreign national Governmental Bodies, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the business of the Acquired Companies, except for deviations from such laws arising from the operations of the Acquired Companies which, individually or in the aggregate would not have a Material Adverse Effect.

     3.10 Legal Proceedings; Orders. Except as set forth in Schedule 3.10
          -------------------------
hereto, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Sellers, threatened against any Seller, any Acquired Company or with respect to the Contemplated Transactions or as to which any such Person is a party or their properties are subject. To the knowledge of the Sellers, there exist no set of facts or circumstances that could reasonably give rise to any such claims, actions, suits, proceedings or investigations. No Acquired Company is in violation of any term of any Order outstanding against it, except where such violation would not have a Material Adverse Effect.

     3.11 Absence of Certain Changes and Events. Except as set forth in
          -------------------------------------
Schedule 3.11, since the dates of the respective most recent Year-End Balance Sheets, the Acquired Companies have conducted their businesses only in the ordinary course of business and there has not been any:

     (a) change in Commercial's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stack;

     (b)  amendment to the Organizational Documents of any Acquired Company;

     (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, partner, trustee, director, officer, or manager or entry into any employment, severance, or similar contract or agreement with any director, officer, or manager;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any officer or manager of any Acquired Company;

     (e)  change in the accounting methods used by any Acquired Company;

     (f)  Material Adverse Effect;

     (g) making of or changes to any material Tax election, or compromise of any material liability for Taxes;

     (h) sale, transfer, pledge or other disposition of any of the assets of either Acquired Company having an aggregate value of $200,000 or more (except sales of inventory in the ordinary course of business) and the assets listed on
Part I of Schedule 2.1(f);

     (i) entering into, amendment, termination, waiver or cancellation of any agreement requiring the expenditure of $250,000 or more per year, or any termination, amendment, waiver or cancellation of any material right or claim of any Acquired Company under any such agreement;

     (j) material change in policies, operations or practices of either Acquired Company with respect to selling methods, returns, discounts or other non-price terms of sale;

     (k)  any commitment to purchase or pay for equipment after the date hereof,

     (l) any capital appropriation or expenditure or commitment therefor on behalf of either Acquired Company in excess of $1,500,000 individually or $2,000,000 in the aggregate or any write-down or write-up of the value of any inventory or equipment of either of the Acquired Companies;

     (m) any purchase contracts or commitments which are in excess of the requirements of the respective businesses of the Acquired Companies or at prices higher than current market prices; or

     (n) any commitment, whether legally binding or otherwise, to do any of the foregoing.

     3.12 Contracts. (a)  Schedule 3.12 contains a complete and accurate list,
          ---------
and Sellers have delivered to Buyer true and complete copies, of:

               (i) each contract or agreement that involves performance of services or delivery of goods or materials by one or more Acquired Company of an amount or value in excess of $250,000, or purchase orders with an amount or value in excess of $250,000;

               (ii) each contract or agreement that involves performance of services or delivery of goods or materials to one or more Acquired Company of an amount or value in excess of $250,000 with respect to fixed obligations and $500,000 with respect to purchase orders;

               (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract or agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any Personal Property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 per annum) or Properties;

               (iv) each material licensing agreement or other contract or agreement with respect to patents, trademarks, copyrights, or other intellectual property;

               (v) each joint venture, partnership, and other contract or agreement (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person and each agreement with respect to guarantees of the obligations of a third party and agreements to indemnify third parties;

               (vi) each agreement containing non-competition or other limitations restricting the conduct of the business of any Acquired Company;

               (vii) each agreement between any Acquired Company and any of their respective affiliates;

               (viii) indentures, mortgages, deeds of trust, promissory notes, loan agreements, capital leases, security agreements or other agreements or commitments for the borrowing of money, or the deferred purchase price of assets, or which otherwise evidence Indebtedness of either Acquired Company or which create an Encumbrance on any of its assets or the Trust Property; and

               (ix) each other agreement not of the type referred to above that is otherwise material to the Acquired Companies, other than contracts with individual truckers (none of which represents more than ten percent (10%) of the total truck units of CATS).

          (b) Each Acquired Company has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any agreement listed on Schedule 3.12, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Sellers, no other party to any such agreement is in default in any respect of any of its obligations thereunder. Each of the agreements listed on Schedule 3.12 is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms.

     3.13 Insurance. Schedule 3.13 hereto sets forth a complete and accurate
          ---------
list and description, including but not limited to deductibles thereunder, of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance in effect with respect to the Acquired Companies. Sellers have furnished to Buyer true and correct copies of all such policies. No Acquired Company has received notice of default under or cancellation of any such policies and all such policies are valid and in full force and effect. All premiums due thereon covering all periods up to and including the Closing Date have been paid. Schedule 3.13 sets forth a list of all claims in excess of $200,000 individually against either Acquired Company (including, without limitation, products liability claims) and whether or not covered by insurance that have been asserted in writing since January 1, 1994.

     3.14 Environmental Matters. Except as set forth in Schedule 3.14:
          ---------------------

          (a) Each Acquired Company and the Trust Seller has obtained, and has made all appropriate filings for issuance or renewal of, all registrations, permits, licenses and other authorizations ("Environmental Permits") which: (i) are required to be obtained
                 ---------------------
by any such Acquired Company or the Trust Seller under all Environmental Laws or
(ii) relate to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Regulated Materials, except for those Environmental Permits, the absence of which will not have a Material Adverse Effect.

          (b) Except for such non-compliance which would not have a Material Adverse Effect, and to the knowledge of Sellers, each Acquired Company and the Trust Seller (and each property owned, leased or operated by any of the Acquired Companies) at all times has been and is in compliance with: (i) all Environmental Permits; (ii) all other, limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in any of the Environmental Laws as applicable to such Acquired Company or the Trust Seller (or each property owned, leased or operated by any of the Acquired Companies); and (iii) all plans, orders, decrees, judgments, injunctions, notices or demand letters applicable to such Acquired Company or the Trust Seller (or each property owned, leased or operated by any of the Acquired Companies) and issued, entered, promulgated or approved under any of the Environmental Laws.

          (c) No Acquired Company has, and the Trust Seller has not, received any notice that any past or present conditions, circumstances, activities, practices, incidents or actions of any Acquired Company or the Trust Seller relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Regulated Material or relating to any emission, discharge, release or threatened release into the environment of any Regulated Material: (i) may interfere with or prevent compliance or continued compliance by any Acquired Company or any Seller with any of the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder; (ii) may give rise to any common law or legal liability; or (iii) may otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, unless the alleged violation or noncompliance with any Environmental Laws which forms the basis of any notice described above in this
Section 3.14, if uncured or unsettled, would have a Material Adverse Effect.

          (d) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to the knowledge of the Sellers, threatened against any Acquired Company or any Seller relating in any way to the disposal of any Regulated Material at any location or to any violation of any of the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (e) To the knowledge of the Sellers, there has been no release, spill, discharge, deposit, storage, burial or dumping (collectively "Release")
                                                                     -------
of any Regulated Material in or on any properties currently or formerly owned, leased or operated by any Acquired Company which would have a Material Adverse Effect. All underground and above-ground storage tanks located on any property now or formerly owned, leased or operated by each Acquired Company have been used, maintained and, if applicable, removed, in material compliance with all applicable Legal Requirements.

          (f) To the knowledge of the Sellers, no property now or previously owned, operated or leased by any Acquired Company is listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or the Comprehensive Environmental Response, Compensation and Liability Information System List or on any similar state or foreign list of sites requiring investigation or cleanup; no clean-up of Regulated Material has occurred on any such property which could result in the creation of any lien on such property, and no lien has been filed against any Personal Property or any Properties under any Environmental Law.

          (g) Each Acquired Company and each Seller has heretofore delivered to Buyer true and complete copies of all environmental studies made in the last five years relating to any Acquired Company or the Properties or any other property or facility previously owned, operated or leased by any Acquired Company and all environmental studies in Sellers' possession with respect to asphalt plants owned, operated or leased by any Acquired Company.

          (h) No Acquired Company and no Seller has entered into any agreement that may require it to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any person for or against any environmental liability or costs.

          (i) Neither the Property nor any other current or former real property interest of any Acquired Company contains any: (a) underground storage tanks; (b) asbestos; (c) equipment using PCBs; (d) underground injection wells; or (e) septic tanks in which process wastewater or any Regulated Materials have been disposed.

     3.15 Labor Relations. (a)  No Acquired Company has experienced any material
          ---------------
labor disputes, or any material work stoppage due to labor disagreements and, to the knowledge of the Sellers, no material labor disputes or material work stoppages are threatened. No Acquired Company has received a notice that there is any unfair labor practice, charge or complaint against any Acquired Company pending or threatened before the National Labor Relations Board or any comparable state agency or authority. There is no labor strike, dispute, slowdown or stoppage actually pending or, to Sellers' knowledge, threatened against or affecting an Acquired Company. No question concerning representation has been raised or, to Sellers' knowledge, is threatened respecting the employees of the Acquired Companies. No material labor grievance is pending or, to Sellers' knowledge, threatened against any Acquired Company.

          (b) Except as otherwise set forth in Schedule 3.15, Sellers have delivered to Buyer complete copies of all collective bargaining agreements or similar agreements with any labor organization, or any work rules or practices agreed to with any labor organization or employee association applicable to the employees of the Acquired Companies. To the knowledge of the Sellers, there are no current union organizing activities among the employees of the Acquired Companies. The execution of this Agreement and the consummation of the transaction contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which either Acquired Company is a party.

          (c) Sellers have provided to Buyer the names, titles and current rates of compensation (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable) of the ten most highly-compensated non-unionized employees of the Acquired Companies, together with a list of any employment, severance or other compensation contracts and agreements relating to any such employees. Sellers have also provided to Buyer true, correct and complete copies of all written personnel policies, rules or procedures applicable to employees of the Acquired Companies. There are no material complaints, charges, arbitrations, controversies, grievances, lawsuits or other proceedings pending or, to the knowledge of Sellers, threatened in any forum against any Acquired Company alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortuous, conduct in connection with the employment relationship. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), neither Acquired Company has
                               --------
effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any
                   -------------
site of employment or one or more facilities or operating units within any site of employment or facility of any Acquired Company, or (B) a "mass layoff" (as
                                                             -----------
defined in the WARN Act) affecting any site of employment or facility of any Acquired Company; nor has either Acquired Company engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth on Schedule 3.15, none of the employees of either Acquired Company have suffered an "Employment Loss" as
                                                       ---------------
defined in the Warn Act since July 1, 1999.

     3.16 Intellectual Property. Schedule 3.16 contains a complete and accurate
          ---------------------
list and summary description of all material patents, trademarks, tradenames, service marks, copyrights, software, trade secrets, and know-how, owned, used or licensed by any Acquired Company (the "Intellectual Property Assets"). Except as
                                       ----------------------------
set forth on Schedule 3.16, the Intellectual Property Assets are owned free and clear of all material Encumbrances. No Acquired Company unlawfully or wrongfully uses any Intellectual Property Asset, or infringes upon the rights of third parties through its use of the Intellectual Property Assets. No Acquired Company is in default under, or has received any notice of any claim of infringement or any other claim or proceeding relating to any Intellectual Property Asset.

     3.17 Year 2000 Compliance. All of the material computer systems of the
          --------------------
Acquired Companies are in the final stages of the process to make such systems Year 2000 Compliant and such systems are scheduled and will be Year 2000 Compliant by October 1999 in all material respects. Each of the Acquired Companies has inquired of, or been advised by, its principal suppliers of their Year 2000 compliant status. The Sellers have not received notice that any customers or suppliers expect that their business with the Acquired Companies will be materially adversely effected by the failure of such suppliers to be Year 2000 Compliant on a timely basis.

     The term "Year 2000 Compliant," with respect to a computer system or
               -------------------
software program, means that such computer system or program: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000;
(ii) has the ability to provide date recognition for any data element without limitation; (iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000; (vi) has the ability to process correctly after January 1, 2000, data containing dates before that date; and
(vii) has the ability to recognize all "leap year" dates, including February 29, 2000.

     3.18 Absence of Undisclosed Liabilities. Except as disclosed on Schedule
          ----------------------------------
3.18, or elsewhere in this Agreement or any schedule hereto, to the knowledge of the Sellers, neither Acquired Company has any liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, other than those (a) reflected in the Interim Financial Statements, or (b) incurred in the ordinary course of business since the date of the Interim Financial Statements, consistent (in amount and kind) with past practice or (c) liabilities which would not individually or in the aggregate have a Material Adverse Effect.

     3.19 Accounts Receivable. The Sellers have delivered to the Buyer a true
          -------------------
and correct list and aging of all unpaid accounts receivable owing to each Acquired Company as of June 30, 1999. All accounts receivable of the Acquired Companies constitute legal, valid, binding and enforceable claims with respect to which the rendition of services or the sale of goods has been completed in bona fide transactions in the ordinary course of business. An adequate reserve for doubtful accounts for the each Acquired Company has been established and such reserve is consistent with both the operation of the Acquired Company in the ordinary course of business and past practice.

     3.20 Reserves. To the knowledge of the Sellers, the description of the
          --------
aggregate reserves detailed in Schedule 3.20, including the location of the reserves with respect to the Properties, is accurate in all material respects.
Schedule 3.20 also indicates for which reserves the Acquired Companies have obtained the governmental licenses, permits, approvals and other authorizations necessary for mining. The Sellers have no knowledge of any facts or circumstances that would contradict or otherwise raise doubt as to the accuracy of the information contained in Schedule 3.20 in any material respect.

     3.21 Operating Permits. Set forth on Schedule 3.21 hereto is a list of all
          -----------------
governmental licenses, permits, approvals, certificates of inspection and other authorizations, filings and registrations that are necessary for the Acquired Companies to own and operate their respective businesses as presently conducted or presently proposed to be conducted (collectively, the "Operating Permits").
                                                          -----------------
Except as set forth on Schedule 3.21 hereto, all such Operating Permits have been duly and lawfully secured or made by the Acquired Companies and are in full force and effect. There is no proceeding pending, or, to the Sellers' knowledge, threatened or probable of assertion, to revoke or limit any such Operating Permit. None of the Contemplated Transactions will terminate, violate or limit the effectiveness of any such Operating Permit. With respect to renewal of Operating Permits, each Acquired Company has made, in a timely manner, all filings, reports, notices and other communications with the appropriate governmental body, and has otherwise taken, in a timely manner, all other action, known or anticipated to be required to be taken by each such Acquired Company, reasonably necessary to secure the renewal of the respective Operating Permits prior to the date of their respective expirations. The Acquired Companies are in compliance with the Operating Permits except where noncompliance would not have a Material Adverse Effect.

     3.22 Directors and Officers. Set forth on Schedule 3.22 is a true and
          ----------------------
correct list of the names and titles of each director and officer of each Acquired Company.

     3.23 Customers and Suppliers. Set forth on Schedule 3.23 hereto contains,
          -----------------------
with respect to the calendar years ended December 31, 1998 and 1997, a true and complete list of (i) the twenty (20) largest customers (in dollar volume) of each Acquired Company, and (ii) the five (5) largest suppliers (in dollar volume) to each Acquired Company. To the knowledge of the Sellers, no such supplier, customer or creditor indicated on Schedule 3.23 hereto has or intends or has threatened, or reasonably could be expected, to terminate or modify any of its relationships with either Acquired Company.

     3.24 Qualification of Product. To the Sellers' knowledge, the asphalt,
          ------------------------
stone and other products currently produced by Commercial meet the specifications and qualifications established by the Strategic Highway Research Program for use in "Superpave" in the regions where the Acquired Companies currently operate. To the Sellers' knowledge, the aggregate mined and produced by Commercial meets the specifications established by Penn DOT-Bulletin 14 as "Class E Aggregate."

     3.25 Rich Hill Quarry. To the Sellers' knowledge, the building of an
          ----------------
underground mine at the Rich Hill Quarry will not materially interrupt, or otherwise have a material adverse effect on, the operations of the Rich Hill Quarry, as such operations are currently being, and are currently contemplated to be, conducted.

     3.26 Belle Vernon Quarry. Sellers have provided to the Buyer a true and
          -------------------
correct copy of the lease (the "Belle Lease") for the land upon which the Belle
                                -----------
Vernon Quarry (the "Belle Quarry") is located and a true and correct copy of the
                    ------------
reclamation plan (the "Reclamation Plan") concerning the Belle Quarry (the Belle
                       ----------------
Lease together with the Reclamation Plan to be hereinafter referred to as the "Belle Quarry Documents"). The Sellers have performed in all material respects
 ----------------------
all of their obligations required to be performed by them to the date hereof under the Belle Quarry Documents, and are not in default or alleged to be in default in any material respect, under the Belle Quarry Documents, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Sellers, no other party to the Belle Quarry Documents is in default in any respect of any of its obligations thereunder. There exist no liabilities or obligations of any nature with respect to the Belle Lease, other than those disclosed and reflected in the Interim Financial Statements and there exist no liabilities or obligations of any nature with respect to the Reclamation Plan, which liabilities or obligations are to be fulfilled or performed subsequent to the Closing Date. The operations of the Acquired Companies that were and that are currently being conducted at the Belle Quarry were and are currently being conducted in accordance with all applicable Legal Requirements.

     3.27 Silicosis. In the most recent chest x-rays performed on the employees
          ---------
of the Acquired Companies pursuant to the Acquired Companies' medical surveillance program, no employee of the Acquired Companies (i) had a chest x-ray read by a NIOSH certified "B" reader as a profusion of greater than or equal to 1/0, or (ii) was diagnosed with silicosis.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

     4.1  Organization and Good Standing. Buyer is a corporation duly organized,
          ------------------------------
validly existing, and in good standing under the laws of the State of Delaware.

     4.2  Authority; No Conflict. (a)  The Buyer has full corporate power and
          ----------------------
authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (b) The execution, delivery and performance of this Agreement by Buyer and the consummation of the Contemplated Transactions (i) have been authorized by all necessary corporate action on the part of Buyer, and (ii) will not (w) conflict with the terms, conditions or provisions of the Organizational Documents of Buyer, (x) violate any provision of law or any Order to which Buyer is subject, (y) result in a breach or violation of any of the terms of, or constitute a default by Buyer under, any material indenture, mortgage, loan agreement, lease or other agreement or instrument to which Buyer is a party or by which it is bound. Except as set forth on Schedule 4.2, Buyer will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3  Investment Intent. Buyer is acquiring the Acquired Shares for its own
          -----------------
account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     4.4  Certain Proceedings. There is no Proceeding pending that has been
          -------------------
commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such proceeding has been threatened.

     4.5  Financing. Attached hereto as Exhibit 4.5 is a true and correct copy
          ---------
of the Buyer's commitment letter from The Chase Manhattan Bank and Chase Securities Inc. with respect to the Buyer's financing in connection with the Contemplated Transactions. As of the date hereof, such letter has not been withdrawn.

                                   ARTICLE V

                  COVENANTS OF SELLERS PRIOR TO CLOSING DATE
                  ------------------------------------------

     5.1  Access and Investigations. Between the date of this Agreement and the
          -------------------------
Closing Date, Sellers will (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") access, during normal business hours and with
                ----------------
reasonable prior notice, to each Acquired

Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

     5.2  Operation of the Businesses of the Acquired Companies. Between the
          -----------------------------------------------------
date of this Agreement and the Closing Date, Sellers will cause each Acquired Company to:

     (a) conduct its business only in the ordinary course of business, consistent with past practice;

     (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees, and maintain its relations and good will with its suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

     (c)  maintain its corporate or partnership existence in good standing;

     (d)  comply in all respects with all applicable Legal Requirements;

     (e)  maintain its insurance coverages;

     (f) pay all Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against;

     (g)  make all debt service payments when contractually due and payable;

     (h)  pay all accounts payable and other current liabilities when due;

     (i)  maintain the Plans;

     (j) maintain its property, plant and equipment in good operating condition in accordance with industry standards taking into account the age thereof;

     (k) make capital expenditures in the ordinary course and consistent with past practice; and

     (l) maintain its books and records of account in the usual, regular and ordinary manner.

     5.3  Negative Covenants. Except as otherwise expressly permitted by this
          ------------------
Agreement, between the date of this Agreement and the Closing Date, Sellers will not, without the prior consent of Buyer, permit any Acquired Company to:

     (a) take any affirmative action, or fail to take any reasonable action within their reasonable control, as a result of which any of the changes or events listed in Section 3.11 is likely to occur;

     (b) acquire, sell, lease or dispose of any assets (except necessary equipment, raw materials and inventory in the ordinary course of business) which are material to the Acquired Company or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction;

     (c) except in the ordinary course of business consistent with past practice (i) create, incur, assume or prepay any indebtedness for borrowed money (including obligations in respect of capital leases) except for short-term debt in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (iii) make any loans, advances or capital contributions to, or investments in, or enter into any "keep well" arrangements or other agreement to maintain the financial condition of, any other Person;

     (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof,

     (e) institute, settle or compromise any claim, action, suit, or proceeding pending or threatened by or against it involving amounts in excess of $200,000, at law or in equity or before any Governmental Body;

     (f) knowingly take any action that would knowingly render any representation, warranty, covenant or agreement of any Acquired Company in this Agreement inaccurate or breached as of the Closing Date;

     (g) take any action, or permit any Acquired Company to take any action, to encourage any of the personnel of either Acquired Company to leave their positions with the Acquired Companies, other than Scott Turer and Rick Young if such individuals are not offered satisfactory employment by Buyer;

     (h)  agree, whether in writing or otherwise, to do any of the foregoing; or

     (i)  effectuate either a "plant closing" or a "mass layoff" (each as
                               -------------        -----------
defined in the WARN Act), or any similar action under applicable state or local law requiring notice to employees in the event of a plant closing or layoff.

     5.4  Required Approvals. As promptly as practicable after the date of this
          ------------------
Agreement, Sellers will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions, including any HSR filings. Between the date of this Agreement and the Closing Date, Sellers will cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

     5.5  No Negotiation. Until such time, if any, as this Agreement is
          --------------
terminated pursuant to Article X, Sellers will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or all or substantially all the assets of any Acquired Company, any of the capital stock of Commercial, any of the partnership interests of CATS, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

     5.6  Reasonable Efforts. Between the date of this Agreement and the Closing
          ------------------
Date, Sellers will use all reasonable efforts to cause the conditions in Article VII and Article VIII to be satisfied (including, without limitation, providing such information and access to employees and properties as Buyer shall reasonably request with respect to the consummation of the financing contemplated by Section 4.5 hereof and the delivery of the financial statements referred to in Section 7.13 hereof).

     5.7  Bonuses. Buyer will pay or will cause Commercial to pay at Closing
          -------
bonuses to employees of Commercial Stone in an aggregate amount of $1,320,000.
Schedule 5.7 identifies such employees and the amount to be paid to each. Buyer may condition such bonuses on the employees' willingness to continue his or her employment with Commercial Stone for up to six months after the Closing Date.

     5.8  Guarantees. Buyer shall use its commercially reasonable efforts to
          ----------
effect the release of Sellers at Closing or as promptly thereafter as practicable from all guarantees, indemnities, suretyships, and similar arrangements issued or made by Sellers to third parties for the benefit of the Acquired Companies or the Properties being conveyed by the Trust Sellers, a partial listing of which is listed on Schedule 5.8 hereto (the "Guarantees"). To
                                                                ----------
the knowledge of Sellers, no facts or circumstances exist under which any of the Sellers is presently or, with the passage of time will be, obligated to perform under any such Guarantees.

                                  ARTICLE VI

                   COVENANTS OF BUYER PRIOR TO CLOSING DATE
                   ----------------------------------------

     6.1  Approvals of Governmental Bodies. As promptly as practicable after
          --------------------------------
the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by Buyer to consummate the transactions contemplated by the Transaction Documents, including all filings under the HSR Act. All applicable filing or transaction fees under such Legal Requirements, including HSR filings shall be paid by Buyer. Between the date of this Agreement and the Closing Date, Buyer will cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Sellers in obtaining all consents that may be required in connection with the consummation of the Contemplated Transactions.

     6.2  Request for Early Termination. Upon the execution of definitive
          -----------------------------
purchase agreement, the Buyer will promptly prepare and file a request for early termination in accordance with the HSR Act.

     6.3  Reasonable Efforts. Buyer will use all reasonable efforts to cause the
          ------------------
conditions in Articles VIII to be satisfied.

     6.4  Buyer Surveys. Buyer shall use its commercial best efforts to obtain
          -------------
a survey of each of the four sites commonly referred to as Rich Hill, Springfield Pike, Dunningsville Asphalt and Adamsburg Asphalt, as deemed reasonably necessary or advisable by the Buyer (collectively, "Buyer Surveys"),
                                                               -------------
certified to the Buyer, the Acquired Companies, Buyer's lender and Lawyer's Title Insurance Corporation (the "Title Company").
                                  -------------

     The Sellers shall and shall cause the Trust Seller and the Acquired Companies to assist Buyer as Buyer shall reasonably request in obtaining the Buyer Surveys, including, without limitation, involving all documentation and information reasonably requested and providing full access to the Properties to Buyer and its agents for such purpose.

                                  ARTICLE VII

              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
              ---------------------------------------------------

     Buyer's obligation to consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  Accuracy of Representations. All of Sellers' representations and
          ---------------------------
warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been true and correct in all material respects as of the date of this Agreement, and must be true and correct in all material respects as of the Closing Date as if made on the Closing Date.

     7.2  Sellers' Performance. All of the covenants and obligations that
          --------------------
Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     7.3  Opinion of Counsel. There shall have been delivered to Buyer an
          ------------------
an opinion, dated the Closing Date, of Reed Smith Shaw & McClay, counsel to Sellers, in the form of Exhibit 7.3 hereto.

     7.4  No Proceedings. No suit, action, proceeding or investigation shall
          --------------
have been commenced or threatened by any Governmental Body on any grounds to restrain, enjoin or hinder the Contemplated Transactions, to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law or Order, or which would otherwise have a Material Adverse Effect if adversely decided. No suit or proceeding shall have been commenced by any other Person, (a) that could reasonably be expected to have the effect of preventing or materially diminishing the value to Buyer of the Contemplated Transactions, (b) that would prevent or materially delay the Contemplated Transactions, or (c) that could reasonably be expected to have the effect, if adversely decided, of materially restricting or interfering with the business or operations of either of the Acquired Companies after Closing or would otherwise have a Material Adverse Effect.

     7.5  Payment of Indebtedness; Releases. The Indebtedness of the Acquired
          ---------------------------------
Companies (other than the Indebtedness listed on Part 11 of Schedule 2.1(f)) shall have been repaid and the Buyer shall have received satisfactory evidence thereof and there shall have been executed and delivered all required releases of liens, termination statements and satisfaction pieces with respect to Indebtedness of any Acquired Company being repaid on the Closing Date.

     7.6  HSR Act Approval. The waiting periods applicable to the consummation
          ----------------
of the Contemplated Transactions under the HSR Act shall have expired or been terminated.

     7.7  Delivery of Documents. The Sellers shall have delivered to the Buyer
          ---------------------
Buyer the documents referenced in Section 2.4(a).

     7.8  Agreement Regarding Three Rivers. Commercial shall have entered into
          --------------------------------
an agreement with an affiliate of Seller regarding trucking services substantially on the terms set forth on Exhibit 7.8 hereto.

     7.9  Agreement Regarding Molly Slag Operations. Commercial shall have
          -----------------------------------------
entered into an agreement with an affiliate of Seller regarding the disposal of molybdenum slag substantially on the terms set forth on Exhibit 7.9 hereto.

     7.10 Financial Markets. Buyer shall not have received from The Chase
          -----------------
Manhattan Bank and Chase Securities, Inc. written notice to the effect that in their reasonable judgment there has occurred and there was continuing a material disruption of or a material adverse change in financial, banking or capital market (including, without limitation, high-yield market) conditions such that the funding contemplated by the commitment letter and term sheet attached hereto as Exhibit 4.5 was not made available to the Buyer.

     7.11 Audited Financial Statements. On or prior to September 10, 1999, Buyer
          ----------------------------
shall have received (a) audited balance sheets and related statements of income, stockholders' equity and cash flows of each of the Acquired Companies for the three fiscal years ended prior to the Closing Date and (b) unaudited balance sheets and related statements of income, stockholders' equity and cash flows of each of the Acquired Companies for the fiscal quarters ending after the most recent fiscal year that precedes the Closing Date up to the latest fiscal quarter ending at least 30 days prior to the Closing Date (and, to the extent available, for each month preceding the Closing Date since the last such quarter), which audited and unaudited financial statements shall be in form and scope reasonably satisfactory to Buyer. Should the condition set forth in this
Section 7.11 not be satisfied on or before September 10, 1999 and Buyer shall have failed to terminate this Agreement as provided in Section 10.1(c)(iii), then such condition shall be deemed waived by Buyer.

     7.12 Real Estate Matters. (a)  Seller shall have executed and delivered to
          -------------------
Buyer standard affidavits (and applicable supporting documentation) and/or indemnification agreements, as the Title Company may reasonably require in order to, with respect to each of the owner's and lender's title insurance policies on each of the parcels of Owned Real Property and Leased Property that (a) omit all exceptions with regard to (x) claims of mechanics, materialmen or laborers and others entitled to claim a lien for work, services or materials furnished, (y) rights of parties in possession, and (z) the nonpayment of corporate taxes, (b) issue non-imputation endorsements, and (c) confirm that the owner of record of each parcel of Owned Property is Commercial.

          (b) The Buyer Surveys shall not disclose any easements, discrepancies or conflicts in boundary lines, shortages in area or encroachments that would have a Material Adverse Effect.

          (c) Notwithstanding anything in this Agreement to the contrary, Buyer agrees as follows with respect to Sections 7.12(a) and (b) above: (i) Buyer will use its best efforts to complete such matters prior to September 30, 1999 and
(ii) Buyer will not seek to impose any obligation on the part of Seller to pay any money or enter into any guaranty or other noncustomary indemnification obligation.

                                 ARTICLE VIII

             CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE
             ----------------------------------------------------

     Sellers' obligation to consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     8.1  Accuracy of Representations. All of Buyer's representations and
          ---------------------------
warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been true and correct in all material respects as of the date of this Agreement, and must be true and correct in all material respects as of the Closing Date as if made on the Closing Date.

     8.2  Buyer's Performance. All of the covenants and obligations that Buyer
          -------------------
is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     8.3  Opinion of Counsel. There shall have been delivered to Sellers an
          ------------------
opinion, dated the Closing Date, of Winthrop, Stimson, Putnam & Roberts counsel to Buyer, in the form of Exhibit 8.3 hereto.

     8.4  No Injunction. There must not be in effect any Legal Requirement or
          -------------
any injunction or other Order that (a) prohibits the sale of the Shares or Partnership Interests by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

     8.5  HSR Act Approval. The waiting periods applicable to the consummation
          ----------------
of the Contemplated Transactions under the HSR Act shall have expired or been terminated.

     8.6  Agreement Regarding Three Rivers. Commercial shall have entered into
          --------------------------------
an agreement with an affiliate of Seller regarding trucking services substantially on the terms set forth on Exhibit 7.8 hereto.

     8.7  Agreement Regarding Molly Slag Operations. Commercial shall have
          -----------------------------------------
entered into an agreement with an affiliate of Seller regarding the disposal of molybdenum slag substantially on the terms set forth on Exhibit 7.9 hereto.

     8.8  Delivery of Documents. The Buyer shall have delivered to the Sellers
          ---------------------
the documents referenced in Section 2.4(b).

                                  ARTICLE IX

                        CERTAIN POST-CLOSING COVENANTS
                        ------------------------------

     9.1  Non-competition. As an inducement for Buyer to enter into the Purchase
          ---------------
Agreement, Sellers agree that, for a period of four (4) years after the Closing:

          (a) Sellers will not, nor shall they permit the Dell Shearer Marital Trust to, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, or control of, be employed by or associated with any business whose products or activities compete in whole or in part with the current products or activities of the Acquired Companies, in any of the counties listed on Schedule 9.1 within the states of Pennsylvania, Ohio, West Virginia, New York and Maryland; provided, that Sellers may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Sellers agree that this covenant is reasonable with respect to its duration, geographical area, and scope.

          (b) Sellers will not, directly or indirectly, either for themselves or any other Person, (i) induce or attempt to induce any employee of an Acquired Company to leave the employ of such Acquired Company, (ii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of an Acquired Company, (iii) employ, or otherwise engage as an employee either of Scott Turer or Rick Young for six months following the Closing or, if earlier, until such time as the employment of Scott Turer or Rick Young, as the case may be, has been terminated by the Acquired Companies, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of an Acquired Company to cease doing business with such Acquired Company. This covenant shall not prohibit Sellers from hiring any former employees of an Acquired Company (except for Scott Turer and Rick Young) sixty (60) days following termination of employment with such Acquired Company for any reason so long as Sellers did not induce such employee to quit. A general solicitation of employment, such as a newspaper advertisement, that is not directed towards employees of the Acquired Companies will not be deemed to be a violation of this covenant.

          (c) Sellers will not, directly or indirectly, either for themselves or any other Person, solicit the business of any Person known to Sellers to be a customer of an Acquired Company, whether or not Sellers had personal contact with such Person, with respect to products or activities which compete with the products or activities of an Acquired Company.

          (d) The activities described in Exhibits 7.8 and 7.9 will not be violative of Sellers' non-compete obligations.

     9.2  Confidentiality. Each of Sellers agrees for itself and their
          ---------------
respective Representatives and affiliates (and all such parties' respective successors, assigns and Representatives) that from and after the Closing Date, all Confidential or Proprietary Business Information (as defined below) which is known to such parties shall be kept confidential by such parties. Each Seller further agrees for itself and their respective Representatives and affiliates (and all such parties' respective successors, assigns and Representatives) that no such party will use (whether or not for monetary gain) or disclose to any other party such Confidential or Proprietary Business Information. As used herein, "Confidential or Proprietary Business Information" means all information related to the businesses of the Acquired Companies which is known by any Seller, or any of their affiliates or Representatives, other than such information which (A) is, or becomes, generally available to the public other than as a result of a breach of this Section 9.2 by any Seller, or any of or Representative thereof, (B) is hereafter available on a non-confidential basis to the party to whom such information was disclosed from a source that was, to the knowledge of the receiving party, entitled to disclose the same or (C) is compelled by law or a court order or decree to be disclosed by the party to whom such information was disclosed; provided that, in the case of clause (C) the receiving party shall use their reasonable efforts (at the expense of the Buyer) to obtain a protective order or other reliable assurance that confidential treatment will be accorded any such Confidential or Proprietary Business Information which is compelled to be disclosed.

     9.3  Termination of Commercial's S Corporation Status and Taxable Year. The
          -----------------------------------------------------------------
Contemplated Transactions will cause Commercial to terminate its status as an S corporation. Pursuant to Code Section 1362(e)(1), Commercial shall have two short taxable years for the year that includes the Closing Date: an "S short year" beginning April 1 of such year and ending the day before the Closing Date and a "C short year" beginning on the Closing Date and ending on the next succeeding close of Buyer's consolidated return taxable year. Accordingly, Buyer shall allocate Tax items to Commercial's S short year and C short year pursuant to normal Tax accounting rules (the "closing of the books method") on a basis consistent with past accounting practice.

     9.4  Certain Tax Assets and Liabilities. Notwithstanding anything to the
          ----------------------------------
contrary contained or implied in this Agreement, the Buyer and the Sellers agree that: (i) Buyer shall cause Commercial to promptly pay to Joseph H. Shearer and
R. Scott Shearer, on behalf of the Sellers, an amount equal to any refund received after the Closing by Commercial as a refund of capital stock Taxes previously paid by Commercial for the years ended March 31, 1993, 1994 and 1995 as a result of the petition filed by Commercial with the Pennsylvania Commonwealth Court seeking review of a Board of Finance and Revenue Decision denying Commercial's claim for such refund, net of any tax cost incurred by Commercial as a result of the receipt thereof; (ii) Sellers shall promptly pay in full when due, and shall indemnify and hold the Buyer Indemnified Parties harmless from and against any and all Damages (determined as provided in Section 11.5(c)) incurred by the Buyer Indemnified Parties in connection with, all capital stock Taxes determined by the Commonwealth of Pennsylvania to be owed by Commercial for the years ended March 31, 1996, 1997, 1998 and 1999 (including, without limitation, all interest thereon and penalties with respect thereto or subsequently refunded for the years ended March 31, 1996,

1997, 1998 and 1999); and (iii) Buyer also shall cause Commercial to promptly pay to Joseph H. Shearer and R. Scott Shearer, on behalf of the Shareholders, an amount equal to any refund received after the Closing by Commercial of the real estate taxes imposed upon certain of Commercial's properties located in Fayette County, Pennsylvania (Tax Parcel 04-38-0001-368.18 acres in Bullskin Township; Tax Parcel 04-36-0102-106.4 acres in Bullskin Township; and Tax Parcel 06-15-0064-278.7 acres in Connellsville Township) as a result of appeals previously filed by Commercial, net of any tax cost incurred by Commercial as a result of the receipt thereof.

                                   ARTICLE X

                                  TERMINATION
                                  -----------

     10.1 Termination Events. This Agreement may, by notice given prior to or at
          ------------------
the Closing, be terminated:

          (a) by Buyer if a material breach of any provision of this Agreement has been committed by Sellers and such breach has not been waived by Buyer or cured by Sellers;

          (b) by Sellers if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived by Sellers or cured by Buyer;

          (c) (i) by Buyer if any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; (ii) by Sellers, if any of the conditions in Article VIII has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or (iii) on September 10, 1999, by Buyer if the condition set forth in Section 7.11 has not been satisfied (other than through the failure of Buyer to comply with its obligations under this Agreement);

          (d)  by mutual consent of Buyer and Sellers;

          (e) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the Deadline Date. However, Buyer may, at its election, on or after September 25, 1999, extend the Deadline Date to not later than November 1, 1999 (the "Extension") by delivering notice thereof at any time to the Sellers; provided, however, that upon the later to occur of (i) September 30, 1999 and (ii) the date upon which all of the conditions precedent to the Buyer's obligation to close set forth in Article VII hereof (disregarding Section 7.10)
(collectively, the "Buyer's Conditions") have been fulfilled (or Sellers are able and willing to fulfill them and have tendered performance on their part to Buyer), the Extension shall terminate unless, within five (5) business days thereafter, Buyer either deposits $7 million (the "Extension Deposit") into escrow with an escrow agent reasonably satisfactory to Sellers and Buyer pursuant to an escrow agreement in the form of Exhibit 10.1(e) attached hereto, or delivers a letter of credit (the "Extension LOC") to the Sellers in the face amount of $7 million payable to the Sellers as provided in (f) below. The Sellers may, at their option, cause the Extension of the Deadline Date by delivering notice thereof at any time to the Buyer; or

          (f) by either Buyer or Sellers if the Closing has not occurred by November 15, 1999.

          (g) If (i) the Extension Deposit has been paid or the Extension LOC has been delivered by the Buyer, (ii) the Closing does not occur on or prior to the last day of the Extension, and (iii) as of the last day of the Extension all of the Buyer's Conditions remain fulfilled, then the Sellers shall be entitled to payment of the Extension Deposit or payment under the Extension LOC and to retain such amount. In all other events, the Buyer shall be entitled to payment of and to retain the Extension Deposit or to cancel the Extension LOC.

     10.2 Effect of Termination. Each party's right of termination under
          ---------------------
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Article XI and Sections 12.1, 12.2 and 12.3 will survive.

                                  ARTICLE XI

                           INDEMNIFICATION; REMEDIES
                           -------------------------

     11.1 Survival. Subject to Section 11.4, all representations, warranties,
          --------
covenants, and obligations in this Agreement (including the Schedules hereto), and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

     11.2 Indemnification and Payment of Damages by Sellers. Subject to Sections
          -------------------------------------------------
11.4-11.10 hereof, Sellers, jointly and severally with respect to Damages to the extent of the Closing Escrow Amount, and severally with respect to all other Damages, will indemnify and hold harmless Buyer, and Buyer's Representatives, stockholders, controlling Persons, and affiliates (including, without limitation, the Acquired Companies) (collectively, the "Buyer Indemnified Persons") for, and will pay to such Buyer Indemnified Persons the amount of, any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by any Seller in this Agreement or in any certificate or other document delivered by any such Seller to Buyer pursuant to this Agreement;

          (b) any breach by any Seller of any covenant or obligation of any such Seller in this Agreement or in any certificate or other document delivered by any such Seller to Buyer pursuant to this Agreement; and

          (c) any and all Taxes measured or measurable, in whole or in part, by income (net or gross), revenue, profit or other similar basis imposed on any Seller or any affiliate of any Seller (including, without limitation, either of the Acquired Companies ) for, or relating to, all periods ending on or before the Closing Date, including, without limitation, any Taxes resulting from any distribution by Commercial contemplated in Section 2.1(f) of this Agreement and any liability to any third party under any Tax sharing or similar agreement or arrangement, whether or not written; and

          (d) the Release on or prior to the Closing Date of Regulated Materials on, beneath or adjacent to the William/Walker Property and the Wilson/Walker Property referred to on Schedule 3.14 hereto (together, the "Walker Property"), including, without limitation, with respect to the remediation thereof and the installation of pollution control equipment or other equipment to bring such Property into compliance with Environmental Law; provided that any such remediation or installation must be performed under the direction and control of Sellers, subject to Buyer's approval which will not be unreasonably withheld or delayed.

     Notwithstanding anything in this Agreement to the contrary, the Trust Seller shall be solely liable for Damages to the Buyer Indemnified Persons resulting from any (i) breach of representation or warranty by the Trust Seller,
(ii) breach of any covenant or obligation by the Trust Seller, or (iii) any Tax referred to in Section 11.2(c) relating to the Trust Seller. The Shareholders and the Partnership Sellers hereby guaranty and act as sureties for any such Damages. The Buyer Indemnified Persons shall not be required to exhaust their remedies against the Trust Seller prior to collecting pursuant to such guaranty and suretyship. The Trust Seller shall not be liable for (w) breach of representation or warranty by the other Sellers, (x) breach of any covenant or obligation by the other Sellers, (y) any Tax referred to in Section 11.2(c) relating to the other Sellers, or (z) the matters referred to in Section 11.2(d).

     For the avoidance of doubt, any obligations or liabilities of Sellers which are several, rather than joint, pursuant to the terms of this Agreement shall be apportioned among the Sellers pro rata in accordance with their respective shares of the Purchase Price.

     11.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify
          -----------------------------------------------
and hold harmless Sellers and Sellers' Representatives (collectively, the "Seller Indemnified Persons") and will pay to such Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate or other document delivered by Buyer to the Sellers pursuant to this Agreement;

          (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement or in any certificate or other document delivered by Buyer to the Sellers pursuant to this Agreement; and

          (c)  the Guarantees.

     11.4 Time Limitations. (a) If the Closing occurs, Sellers will not have any
          ----------------
liability (for indemnification or otherwise) with respect to any representation or warranty made by Sellers hereunder, unless within 18 months of the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; provided, however, that Sellers shall continue to have liability (for indemnification and otherwise) indefinitely, with respect to the representations and warranties of the Sellers contained in Sections 3.1, 3.2 and 3.3 of this Agreement.

          (b) If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty made by Buyer hereunder, unless within 18 months of the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

          (c) If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to the matters referenced in Section 11.2(d) unless within five years of the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer.

     11.5 Limitations on Indemnification. (a) Sellers will have no liability
          ------------------------------
(for indemnification or otherwise) with respect to matters described in Section 11.2(a) for the first $2,000,000 of Damages in the aggregate, which amount shall constitute a deductible (the "General Deductible"). In addition, if a representation or warranty is not breached due to the presence therein of the phrase "Material Adverse Effect", such representation and warranty shall be deemed to be breached, but Damages to the Buyer Indemnified Persons resulting from such deemed breaches shall also be subject to an additional deductible of $3,000,000 in the aggregate (the "MAE Deductible", and together with the General Deductible, the "Deductibles"). Accordingly:

               (i) Damages resulting from breaches of representations that are not qualified by "Material Adverse Effect" or from breaches of representations, which breaches have a Material Adverse Effect shall not be recoverable by Buyer Indemnified Persons until, and then only to the extent (subject to the Cap), the General Deductible is exceeded; and

               (ii) Damages as to which the MAE Deductible applies shall count first against the MAE Deductible and then against the General Deductible (to the extent remaining), and shall then be recoverable to the extent in excess of the combined amount of the General Deductible and the MAE Deductible (i.e., a maximum of $5,000,000), subject to the Cap.

     In no event shall Sellers collectively be liable hereunder for Damages described in Section 11.2(a) in an aggregate amount more than $8,000,000 (the "Cap") after giving effect to the Deductibles; provided, that, neither the Deductibles nor the Cap shall apply with respect to claims made pursuant to
Section 11.2(a) that relate to breaches of Sections 3.1, 3.2, and 3.3.

          (b) Sellers will have no liability (for indemnification or otherwise) with respect to matters described in Section 11.2(d) for the first $250,000 of Damages in the aggregate, which amount shall constitute a deductible with respect to such matters. Sellers shall be responsible for the next $250,000 of such Damages. Thereafter, Buyer shall have the option of retaining the

Walker Property and releasing Sellers from any further indemnification liability with respect thereto. If Buyer does not elect such option, then Sellers can elect to (i) purchase the Walker Property from Buyer for an amount equal to the price for which it was originally purchased by Commercial, or (ii) continue to control and be responsible for the environmental remediation of the Walker Property at Sellers' expense.

          (c) The amount of any payment or reimbursement of Damages by the indemnifying party shall be: (i) net of the present value of any tax benefits to the Indemnified Person by reason of the facts and circumstances giving rise to the indemnifying party's liability (after taking into consideration the tax effect of the receipt by the Indemnified Person of the indemnification payment); and (ii) net of any insurance proceeds actually received by the Indemnified Person in connection with the facts giving rise to the right of indemnification (after giving effect to an increase in the Indemnified Person's cost of insurance as a result thereof). The parties agree to use commercially reasonable efforts to make claims on and pursue recovery with respect to all insurance on account of such matters.

          (d) No indemnifying party hereunder shall be liable for the payment of special or consequential Damages or Damages for lost profits that have been suffered directly by an Indemnified Person; however, if special or consequential Damages or Damages for lost profits have been asserted by a third party against an Indemnified Person, the indemnifying party shall otherwise be liable therefore under the provisions of this Article XI.

          (e) Buyer hereby waives any right it may have to file a claim for reimbursement or indemnity against Sellers under the terms of this Agreement concerning any matter to which it is ultimately determined that Buyer (i) had actual knowledge prior to the Closing of facts which clearly and obviously constitute a breach by Sellers of a representation or warranty made under this Agreement, (ii) has an actual understanding prior to the Closing that such facts constitute a breach of representation or warranty and (iii) fails to disclose such knowledge to Sellers prior to Closing.

     11.6 Investigation; Waiver. Buyer acknowledges that, except for the
          ---------------------
representations and warranties of Sellers contained in or made pursuant to
Article III hereof, or in any certificate or schedule delivered pursuant to this Agreement, neither the Sellers nor their respective Representatives: (i) will be deemed to have made any representations, warranties or assurances of any kind, and (ii) will have any liability or obligation to Buyer in respect of any oral or written statement or assurance made to Buyer in connection with the Contemplated Transactions including, but not limited to, any information provided in any offering material prepared by Sellers' Representatives.

     11.7 Procedures for Indemnification -- Third Party Claims. (a) Promptly
          ----------------------------------------------------
after receipt by an Indemnified Person under Section 11.2 or 11.3 of notice of the commencement of any claim, action or proceeding (including, without limitation, any notice relating to a tax audit) against it, or the assertion of any claim by a third Person which the Indemnified Person has reason to believe may result in a claim for indemnification hereunder (collectively, "Proceedings"), such Indemnified Person will give notice to the indemnifying party of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

          (b) Subject to the immediately succeeding sentence, the indemnifying party will be entitled to control any Proceeding for which indemnification is sought hereunder. If the indemnifying party, within a reasonable time after notice of any claim (but in no event to exceed twenty days), fails to take control of such Proceeding, the Indemnified Person will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement in connection with such Proceeding on behalf of and for the account and risk of the indemnifying party. The party who is not undertaking the defense in connection with a Proceeding, may, at its sole expense, participate in (but not control) such defense.

          (c) Anything in this Section 11.7 to the contrary notwithstanding, the party who is undertaking the defense in connection with a Proceeding shall not, without the written consent of the other party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff of an unconditional release from liability of the non-controlling party in respect of such claim.

     11.8 Procedure for Indemnification -- Other Claims. A claim for
          ---------------------------------------------
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     11.9 Cooperation in Connection with Proceedings. The parties hereto agree
          ------------------------------------------
to cooperate with each other and to provide each other with all information and documentation reasonably necessary to permit the defense in connection with any and all Proceedings (including, without limitation tax audits) and to promptly provide each other party with any and all notices that may be received by any of them that could reasonably be expected to result in a claim for indemnification under this Article XI.

     11.10 Closing Escrow Amount. Buyer acknowledges and agrees that it shall be
           ---------------------
obligated to satisfy any Damages to which it is entitled under this Article XI from the Closing Escrow Amount prior to proceeding against any other assets of the Sellers; provided, however, that with respect to any Damages as to which the Cap and the Deductibles do not apply, the Buyer shall not be obligated to first satisfy such Damages from the Closing Escrow Amount and, with respect to such Damages, in no way shall Buyer's recourse against the Sellers be limited by the existence or amount of the Closing Escrow Amount.

                                  ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

     12.1 Public Announcements. Any public announcement or similar publicity
          --------------------
with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually shall determine, other than customary post-Closing "tombstone" and similar announcements. Unless consented to by Buyer or Sellers, as the case may be, in advance or required by Legal Requirements, prior to the Closing Sellers and

Buyer shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any third party. For the avoidance of doubt, the parties acknowledge and agree that this Agreement and the Contemplated Transactions shall be described and disclosed in a publicly available document in connection with the offering of securities by the Buyer, provided that with respect to any such offering prior to Closing, Buyer shall use reasonable commercial efforts to keep information concerning Commercial, or CATS or the Contemplated Transactions from being disseminated other than to a limited number of "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended).

     12.2 Confidentiality. Until such time as a closing shall have occurred
          ---------------
hereunder, Buyer and Sellers shall comply with all of the terms and conditions of that certain Confidentiality Agreement dated May 11, 1999 by and among US Bancorp Piper Jaffray and the Buyer. From and after the Closing Date, the provisions of Section 9.2 shall govern the obligations of the parties hereto with respect to confidentiality.

     12.3 Notices. All notices, consents, waivers, and other communications
          -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested,-or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Sellers:

               Commercial Stone Co. Inc.
               Attn:  Scott Turer
               2200 Springfield Pike
               Connellsville, PA 15425

               Joseph H. Shearer
               c/o Commercial Stone
               2200 Springfield Pike
               Connellsville, PA 15425

               R. Scott Shearer
               c/o Commercial Stone
               2200 Springfield Pike
               Connellsville, PA 15425

     With a copy to:

               Reed Smith Shaw & McClay LLP
               435 Sixth Avenue
               Pittsburgh, PA 15219
               Attention:  David L. DeNinno

     Buyer:

               U.S. Silica Company
               P.O. Box 187
               Berkeley Springs, WV 25411
               Attention:  President

     With a copy to:

               D. George Harris & Associates, Inc.
               399 Park Avenue, Thirty-second Floor
               New York, New York 10022
               Attention:  Donald G. Kilpatrick

     With a copy to:

               Winthrop, Stimson, Putnam & Roberts
               One Battery Park Plaza
               New York, New York 10004-1490
               Attention:  Kenneth E. Adelsberg

     12.4 Jurisdiction; Service of Process. Each party irrevocably submits to
          --------------------------------
the exclusive jurisdiction of (a) the Court of Common Pleas of Westmoreland County, Pennsylvania, and (b) the United States District Court for the Western District of Pennsylvania, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Western District of Pennsylvania or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Court of Common Pleas of Westmoreland County, Pennsylvania. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Pennsylvania with respect to any matters to which it has submitted to jurisdiction in this Section 12.4. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Ancillary Agreement or the Contemplated Transactions and thereby in (i) the Court of Common Pleas of Westmoreland County, Pennsylvania, or (ii) the United States District Court for the Western District of Pennsylvania, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     12.5 Further Assurances; Tax Returns. The parties agree (a) to furnish upon
          -------------------------------
request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. The parties further agree to cooperate with each other and to provide each other with all information and documentation reasonably necessary (i) to permit the preparation and filing of all federal, state, local, and other Tax returns and Tax elections with respect to the Acquired Companies and (ii) to facilitate the timely refund of the S-Corp Tax Deposit.

     12.6  Waiver. The rights and remedies of the parties to this Agreement are
           ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     12.7  Entire Agreement and Modification. This Agreement supersedes all
           ---------------------------------
prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be modified except by a written agreement executed by the party to be charged with the modification.

     12.8  Assignments, Successors, and No Third-Party Rights. Neither party may
           --------------------------------------------------
assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign its rights and obligations under this Agreement to one or more of its affiliates, for so long as such entity remains an affiliate thereof, and Buyer or such affiliate(s) may assign or grant a security interest in, all of its rights and/or obligations under this Agreement (i) for collateral security purposes, to the Buyer's lenders and/or investors as security for Buyer's or any such affiliate's obligations to such lenders or investors (and such lenders or investors may exercise remedies with respect to such assignment or security interest), and
(ii) at any time after the Closing, to a purchaser in connection with a sale of the Acquired Companies or a sale of a substantial component of the Acquired Companies. Notwithstanding the assignment of rights and obligations under this Agreement pursuant to the provisions stated hereinabove, it is understood and agreed that the assignor shall remain responsible for its obligations under this Agreement and, in the case of a partial assignment, shall be the only party entitled to enforce the rights and remedies which would otherwise be available to an assignee of the Agreement. No such assignment shall in any way limit or restrict the assignor's rights and remedies. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

     12.9  Severability. If any provision of this Agreement is held invalid or
           ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     12.10 Article and Section Headings; Construction. The headings of Sections
           ------------------------------------------
in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article," "Articles,", "Section" or "Sections" refer to the corresponding Article, Articles, Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     12.11 Time of Essence. With regard to all dates and time periods set forth
           ---------------
or referred to in this Agreement, time is of the essence.

     12.12 Governing Law. This Agreement will be governed by the laws of the
           -------------
Commonwealth of Pennsylvania without regard to conflicts of laws principles.

     12.13 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     12.14 Sellers' Knowledge. As used in this Agreement, the term, "knowledge
           ------------------
of Sellers" or words of similar import mean the actual knowledge by Joseph H. Shearer, R. Scott Shearer or Scott Turer of a fact, or the knowledge that Joseph
H. Shearer or R. Scott Shearer could reasonably be expected to have based upon reasonable investigation and inquiry.

     12.15 Retention of Records and Access to Information. For a period of ten
           ----------------------------------------------
(10) years after the Closing Date, the Buyer shall retain and preserve all business, accounting, tax and other records of the Acquired Companies. Prior to the destruction of any such records, Buyer shall notify Sellers, in writing, of Buyer's intention to destroy the records and deliver to Sellers, at Sellers' expense, all such records requested by Sellers. From and after the Closing date, Buyer shall afford to Sellers access to said records. Any such access shall be
(i) scheduled and provided on a reasonable basis taking into account the business requirements of the Buyer; and (ii) for any legal purpose, including, without limitation, obtaining information necessary in conjunction with the preparation of tax returns, preparing for a tax audit or other government investigation or defending against a claim, complaint or action by Buyer or a third party against Sellers.

     12.16 Transaction Fees and Expenses. Each of the parties to this Agreement
           -----------------------------
shall bear the fees and expenses incurred by it in connection with the Contemplated Transactions, including, without limitation, brokers and finders fees and expenses.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:

US SILICA COMPANY             Sellers:

By:/s/                        SHAREHOLDERS:
   ---------------------

                              /s/ Joseph H. Shearer
                              -----------------------------------------
                              Joseph H. Shearer

                              /s/ R. Scott Shearer
                              -----------------------------------------
                              R. Scott Shearer

                              COMMERCIAL AGGREGATES TRANSPORTATION
                              AND SALES, L.P.

                              By: CATS, Inc., General Partner:
                              By: /s/
                                ---------------------------------------
                              Title: Pres.
                                    -----------------------------------

                              By: JHS Family Partnership
                              By: /s/
                                 --------------------------------------
                                             General Partner

                              By: RSS Family Partnership
                              By: /s/
                                  -------------------------------------
                                             General Partner

                              By: The Dell H. Shearer Granchildren's Trust
                              By: /s/
                                  -------------------------------------
                                               Co-Trustee
                              By: /s/
                                  -------------------------------------
                                               Co-Trustee

                                                                  Exhibit 2.1(a)
                       FORM OF CLOSING ESCROW AGREEMENT
                       --------------------------------

     This ESCROW AGREEMENT (this "Agreement"), dated as of this ____ day of
                                  ---------
__________ 1999 is made and entered into by and among MELLON BANK, N.A. (the "Escrow Agent"), U.S. SILICA COMPANY, a Delaware corporation ("Buyer"), and
                                                               -----
JOSEPH H. SHEARER and R. SCOTT SHEARER (collectively, the "Shareholders"), and
                                                           ------------
CATS, INC., a Pennsylvania corporation, the JHS FAMILY PARTNERSHIP, a Pennsylvania limited partnership, and the RSS FAMILY PARTNERSHIP, a Pennsylvania limited partnership (collectively, the "Partnership Sellers") and THE DELL H.
                                        -------------------
SHEARER GRANDCHILDREN'S TRUST, a Pennsylvania trust (the "Trust Seller"; the
                                                          ------------
Shareholders, the Partnership Sellers and the Trust Sellers being hereinafter collectively referred to as the "Sellers" and each, individually, as a "Seller")
                                 -------                                ------
pursuant to the terms of that certain Purchase Agreement dated as of the date hereof (the "Purchase Agreement") by and among the Buyer and the Sellers.
             ------------------

     In consideration of the mutual premises, obligations and agreements contained herein, the parties, intending to be legally bound, do hereby agree as follows:

     1. The Escrow Agent acknowledges receipt of the sum of Eight Million Dollars ($8,000,000.00) deposited by the Buyer (together with any interest earned thereon and any interest earned on any reinvested funds, the "Closing
                                                                     -------
Escrow Amount") and hereby accepts its appointment and agrees to act as Escrow
-------------
Agent and to hold the Closing Escrow Amount and to disburse the Closing Escrow Amount under the terms and conditions of this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

     2. (a) If, on the Release Date (as hereinafter defined), the Escrow Agent shall not, have received a Buyer Demand (as hereinafter defined), the Escrow Agent shall disburse to [NAME], as agent for the Sellers (the "Seller
                                                                      ------
Agent"), the Closing Escrow Amount on the Release Date.  For purposes of this
-----
Agreement, the term "Release Date" shall mean the [second business day following
                     ------------
the eighteenth (18th) month from the date hereof].

          (b) If, at any time after the date hereof up to and including the Release Date, the Buyer shall file with the Escrow Agent a written and dated demand (the "Buyer Demand") for the payment to the Buyer of all or a portion of
             ------------
the Closing Escrow Amount stating (i) that the Buyer is entitled to all or a portion of such Closing Escrow Amount in satisfaction of a claim for indemnification pursuant to Article 11 of the Purchase Agreement, which claim shall be deemed to be against each of the Sellers, jointly and severally, unless specifically stated otherwise, and (ii) that the Buyer has contemporaneously delivered a copy of the Buyer Demand to the Seller Agent, the Escrow Agent shall disburse to the Buyer the requested funds from the Closing Escrow Amount on the fifteenth (15th) business day following the date of the Buyer Demand unless the Seller Agent delivers an objection in writing (the "Seller Objection") to the
                                                    ----------------
Escrow Agent (with a copy to the Buyer) prior to the close of business on the tenth (10th) business day following the date of the Buyer Demand to the effect that the Buyer is not so entitled, in which case no disbursement shall be made by the Escrow Agent from the Closing Escrow Amount pursuant to the Buyer Demand except in accordance with the terms and conditions hereof. The Escrow Agent agrees to provide the Seller Agent with a copy of any Buyer Demand and to provide the Buyer with a copy of any Seller Objection, in each case within two business days after receipt by the Escrow Agent thereof.

          (c) At any time after the date of the Closing, the Escrow Agent may be advised in writing by the Buyer and the Seller Agent to pay all or a portion of the Closing Escrow Amount pursuant to a joint written instruction (the "Joint
                                                                        -----
Instruction"), in which case the Escrow Agent shall pay the Closing Escrow
-----------
Amount, or portion thereof, in accordance with the terms and in the manner set forth in such Joint Instruction.

          (d) If the Buyer and the Seller Agent are unable to resolve any disagreement with respect to their rights to the payment of all or a portion of the Closing Escrow Amount pursuant to this Section 2 within twenty (20) business days after the date of a Seller Objection, the dispute shall be settled as provided in Section 4 hereof.

          (e) The Escrow Agent shall hold the Closing Escrow Amount until it is required to disburse it pursuant to this Section 2 or as provided in Sections 3(c) or 4 hereof. Upon delivery of the entire Closing Escrow Amount by the Escrow Agent pursuant to this Section 2 or as provided in Sections 3(c) or 4 hereof, this Escrow Agreement shall terminate. The date upon which such termination occurs shall be the "Termination Date."
                                 ----------------

          (f) The Seller Agent and the Buyer each agree that they will give to each other the copies of any Buyer Demand or Seller Objection, as the case may be, concurrently with the delivery thereof to the Escrow Agent.

          (g) If any of the Closing Escrow Amount is withheld pursuant to the terms of paragraph (b) of this Section 2, the parties agree to provide the Escrow Agent with a Joint Instruction upon the resolution of any claim which caused the withholding of funds and upon receipt of such Joint Instruction, the Escrow Agent shall release such funds in accordance with such Joint Instruction.

     3. (a) Pending disbursement of funds held by it hereunder, the Escrow Agent shall keep the Closing Escrow Amount invested in FDIC insured certificates of deposit, obligations of the United States federal government (or any agency thereof) or money market accounts of the Escrow Agent at market rates, maturing in each case in ninety (90) days or less (each a "Permitted Investment"). The
                                                  --------------------
Seller Agent shall direct the Escrow Agent as to which Permitted Investment(s) the Escrowed Amount shall be invested.

          (b) Any interest earned on the originally deposited Closing Escrow Amount, as well as any interest earned on any reinvested funds, shall be held by the Escrow Agent as, and shall be deemed to be, part of the Closing Escrow Amount and shall be disbursed pursuant to the terms of Sections 2, 3(c) and 4 hereof.

          (c) Except as provided below in this subparagraph (c), the [Buyer] shall be responsible for any federal, state or local taxes and any other assessments which may be imposed and payable with respect to the earnings on the Closing Escrow Amount (collectively, "Taxes"). To cover the payment by [Buyer]
                                      -----
of such Taxes, the Escrow Agent shall, not later than 30 days after the end of each calendar year during the term of this Agreement, disburse to the [Buyer] an amount of cash equal to (i) the earnings on the Closing Escrow Amount for such calendar year multiplied by (ii) 45%. With respect to any earnings on the Closing Escrow Amount as to which Taxes have not yet been paid as of the Termination Date, such earnings shall be treated as taxable income to the party or parties to whom such amounts are distributed and such party or parties shall be solely responsible for any Taxes which may be imposed on such amounts. The Escrow Agent shall deliver to the Buyer and each of the Sellers such forms as may be required by law reporting such earnings as income of the Buyer or the Sellers, as the case may be.

     4. (a) Any controversy or claim arising out of or relating to this Agreement or the rights of the Buyer or the Sellers to the payment of all or a portion of the Closing Escrow Amount shall be settled in accordance with Section
12.4 of the Purchase Agreement. The Escrow Agent shall not be a party to any such proceedings.

          (b) Any portion of the Closing Escrow Amount being held pending resolution of controversies or claims may also be disbursed in accordance with the terms of a Joint Instruction.

     5. (a) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

          (b) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct. The Sellers and the Buyer, jointly and severally, shall indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, actually and reasonably incurred without gross negligence or bad faith on the part of the Escrow Agent, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its own gross negligence or willful misconduct) in the investment or reinvestment of the Closing Escrow Amount, or any loss of interest incident to any such delays.

          (c) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument, arbitration award or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

          (e) The Escrow Agent does not have any interest in the Closing Escrow Amount but is serving as escrow holder only and having only possession thereof. Any payments of income from the Closing Escrow Amount shall be subject to applicable withholding regulations then in force with respect to United States taxes. The Sellers and the Buyer will provide the Escrow Agent with appropriate W-9 forms for tax identification number certification. This paragraph and paragraph (b) of this Section 5 shall survive notwithstanding termination of this Agreement or the resignation of the Escrow Agent.

          (f) The Escrow Agent shall not be called upon to advise any party as to the wisdom in taking or refraining from taking any action with respect to any amounts deposited hereunder.

          (g) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Closing Escrow Amount to any successor Escrow Agent jointly designated by the Seller Agent and the Buyer in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including by a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Closing Escrow Amount until receipt of a designation of successor Escrow Agent pursuant to a Joint Instruction or a final order of a court of competent jurisdiction.

          (h) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely in good faith without any liability upon the contents thereof.

          (i) In the event of any disagreement between the Sellers and the Buyer resulting in adverse claims or demands being made in connection with the Closing Escrow Amount, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Closing Escrow Amount until the Escrow Agent shall have received (i) a Joint Instruction directing delivery of the Closing Escrow Amount; or (ii) a final non-appealable order of a court of competent jurisdiction directing the delivery of the Closing Escrow Amount.

          (j)  [The Escrow Agent to be paid from interest in account.]

     6. Each Seller hereby appoints [NAME] as the Seller Agent, and [NAME] hereby accepts such appointment, to act as such Seller's exclusive agent and attorney-in-fact to act on its behalf in connection with, and to facilitate the consummation of, the transactions contemplated by this Agreement. The Seller Agent shall take, and each Seller agrees that the Seller Agent is irrevocably authorized and empowered in the name and on behalf of each Seller to take, any and all actions which the Seller Agent deems necessary or appropriate under this Agreement to be taken for and on behalf of each Seller, as fully as if such party was acting on his own behalf, which shall include, without limitation, the power and authority to (i) accept notices hereunder on behalf of the Sellers, to issue or determine not to issue, as the case may be, Seller Objections in response to Buyer Demands, (ii) agree to such amendments or modifications to this Agreement as the Seller Agent, in his sole discretion, determines to be desirable, (iii) execute and deliver such waivers and consents in connection with this Agreement as the Seller Agent, in his sole discretion, may deem necessary or desirable, (iii) collect and receive all moneys and other proceeds and property payable to the Sellers pursuant to the terms of this Agreement;
(iv) enforce and protect the rights and interests of the Sellers or to refrain from enforcing any right of the Seller, as the case may be, (v) settle or compromise any claims asserted under this Agreement; and (vi) file and prosecute appeals from any decision, judgment or award rendered in any such action, proceeding or investigation as the Seller Agent, in his sole discretion, may deem necessary or desirable.

     7. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, except as provided in Section 5 with respect to a resignation by the Escrow Agent and except that Buyer may assign its rights and obligations under this Agreement to one or more of its affiliates, for so long as such entity remains an affiliate thereof, and Buyer or such affiliate(s) may assign or grant a security interest in, all of its rights and/or obligations under this Agreement (i) for collateral security purposes, to the Buyer's lenders and/or investors as security for Buyer's or any such affiliate's obligations to such lenders or investors (and such lenders or investors may exercise remedies with respect to such assignment or security interest), and (ii) to a purchaser in connection with a sale of the Acquired Companies (as defined in the Purchase Agreement) or a sale of a substantial component of the Acquired Companies. Notwithstanding the assignment of rights and obligations under this Agreement pursuant to the provisions stated hereinabove, it is understood and agreed that the assignor shall remain responsible for its obligations under this Agreement and, in the case of a partial assignment, shall be the only party entitled to enforce the rights and remedies which would otherwise be available to an assignee of the Agreement. No such assignment shall in any way limit or restrict the assignor's rights and remedies. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns. This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

     8. This Agreement may not be modified except by a written agreement executed by the party to be charged with the modification.

     9. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     To the Escrow Agent:

               [To be provided]

     To the Sellers or the Seller Agent:

               [To be provided]

     With a copy to:

               Reed Smith Shaw & McClay LLP
               435 Sixth Avenue
               Pittsburgh, PA 15219
               Attention: David L.  DeNinno
               Telecopier No.: 412-288-3063

     To the Buyer:

               U.S. Silica Company
               P.O. Box 187
               Berkeley Springs WV 25411
               Attention:  President
               Telecopier No.:  304-258-3500

     With a copy to:

               D. George Harris & Associates, Inc.
               399 Park Avenue, Thirty-second Floor
               New York, New York 10022
               Attention:  Donald G. Kilpatrick
               Telecopier No.: 212-207-6470

     With a copy to:

               Winthrop, Stimson, Putnam & Roberts
               One Battery Park Plaza
               New York, New York 10004-1490
               Attention:  Kenneth E. Adelsberg
               Telecopier No.: 212-858-1500

     10. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11. The term "business day" as used in this Agreement shall mean any day other than a Saturday, Sunday, or public holiday under the laws of the Commonwealth of Pennsylvania.

     12. THE BUYER, THE SELLERS AND THE ESCROW AGENT SPECIFICALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATED TO THIS AGREEMENT. The Buyer and the Sellers agree that any legal action or proceeding brought against the Escrow Agent, or to which the Escrow Agent is joined, relating to this Agreement or the Escrow Agent's performance hereunder, shall be brought exclusively in any state or federal court sitting in Pennsylvania, and the Buyer and the Sellers each waive, to the fullest extent permitted by law,
(a) any objection that any of them may respectively, now or hereafter, have to the laying of the venue of any such action or proceeding brought in any such court, and (b) any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        [THE ESCROW AGENT]

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        U.S. SILICA COMPANY

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Sellers:

                                        SHAREHOLDERS:


                                        ________________________________________
                                        Joseph H. Shearer


                                        ________________________________________
                                        R. Scott Shearer

                                        COMMERCIAL AGGREGATES
                                        TRANSPORTATION AND SALES, L.P.

                                        By:  CATS, Inc., General Partner:

                                        By:_____________________________________
                                           Title:

                                        By: JHS Family Partnership

                                        By:_____________________________________
                                           General Partner

                                        By: RSS Family Partnership

                                        By:_____________________________________
                                           General Partner

                                        By: The Dell H. Shearer Granchildren's
                                            Trust

                                        By:_____________________________________
                                           Co-Trustee

                                        By:_____________________________________
                                           Co-Trustee

                                        SELLER AGENT:

                                        ________________________________________
                                        [NAME]

                                                              Exhibit 2.4(a)(iv)
                         FORM OF CONSULTING AGREEMENT

     THIS AGREEMENT is entered into as of ____________, 1999, between Commercial Stone Co., Inc., a Pennsylvania corporation (the "Company"), and [Joseph H. Shearer/R. Scott Shearer], a resident of the State of Pennsylvania ("Shearer").

     WHEREAS, pursuant to a Purchase Agreement (the "Purchase Agreement") dated as of ___________, 1999, U.S. Silica Company, a Delaware corporation ("U.S. Silica"), has purchased all of the issued and outstanding shares of common stock of the Company, including, without limitation, those owned by Shearer; and

     WHEREAS, Shearer has extensive contacts, relationships and expertise in the aggregates and asphalt businesses, which relationships and expertise are of significant benefit to the Company in both the transition of the business to the ownership of U.S. Silica and in the continued success of the aggregates and asphalt businesses of the Company; and

     WHEREAS, each of U.S. Silica and Shearer desires that Shearer continue his involvement with the business of the Company and to contribute to its continued success; and

     WHEREAS, U.S. Silica and the Company desire that the Company engage Shearer in a consulting role to advise the Company in his areas of expertise, and Shearer desires to perform certain services as requested by the Company.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the parties, intending to be legally bound, agree as follows:

     1.   Consulting Services.  Subject to the terms and conditions stated
          -------------------
herein, the Company agrees to engage Shearer during the Term (as defined herein) to perform, as a consultant of the Company, such services as may be reasonably requested of Shearer from time to time by the Board of Directors (the "Board") or the President of the Company (the "President"), as the Board's designee, and Shearer accepts such engagement. Such consulting services will be primarily related to facilitating the transition of the ownership of the business of the Company to U.S. Silica, in maintaining and acquiring business relationships and in assisting with the day-today operations of the Company. Shearer agrees to perform his duties in a diligent, trustworthy and efficient manner. Shearer shall provide consulting services to the Company on a full time basis during the Term, consistent with past practice (including vacation practices).

     2.   Term.  The term of Shearer's engagement by the Company hereunder shall
          ----
commence as of the date hereof and shall continue through the close of business on May 1, 2000, unless his engagement is sooner terminated as provided herein (the "Term").

     3.   Compensation.  (a)  During the Term, the Company shall compensate
          ------------
Shearer at the rate of [CURRENT ANNUAL SALARY] per year, payable monthly in arrears commencing on _____________, 1999 and thereafter on the first day of each month during the Term, for the performance of consulting services hereunder (the "Consulting Fee"). The payment of the Consulting Fee and the provision to Shearer the medical and life insurance benefits as provided in paragraph 5 below shall be the only compensation paid by the Company to Shearer for the performance of services hereunder.

          (b) If this Agreement is terminated by the Company without Cause (as defined below) or by Shearer for Good Reason (as defined below), the Company shall continue to pay Shearer, his legal representative, or his estate, for the remainder of the Term, in accordance with subsection (a) above.

          (c) If this Agreement is terminated by the Company for Cause, by Shearer without Good Reason or as a result of the death or disability of Shearer, the Company shall pay to Shearer and Shearer shall be entitled only to that amount of the Consulting Fee that has been earned but not yet paid as of the date of such termination as well as any unpaid business expenses owed to Shearer pursuant to paragraph four (4) of this Agreement. For purposes hereof "disability" shall mean any mental or physical disability of Shearer, which, in the reasonable judgment of the Company, prevents Shearer from performing his duties hereunder for an aggregate of two (2) months during the Term.

     4.   Business Expenses.  The Company will reimburse Shearer for all
          -----------------
reasonable out-of-pocket business expenses (including travel expenses incurred travelling to and from Connellsville or other locations requested by the Company, in each case, while on vacation) incurred by Shearer in performing his duties hereunder during the Term; provided, that, Shearer shall promptly submit such documentation therefor as may be requested by the Company, all in accordance with the reimbursement policies of the Company then in effect.

     5.   Health and Life Insurance.  During the Term hereof, the Company will
          -------------------------
maintain, at the Company's expense, the existing health insurance coverage for Shearer and Shearer's dependents and the existing life insurance coverage on Shearer, all under the Company's existing plans.

     6.   Termination.  (a)  This Agreement may be terminated by either party,
          -----------
with or without Cause, effective upon contemporaneous written or oral notice to the other party.

          (b) For purposes of this Agreement: "Cause" shall mean (i) any act of personal dishonesty of Shearer at the expense of the Company; (ii) willful and continued refusal to carry out a lawful and express directive from the Board or the President after having had a reasonable time to do so; (iii) conviction of a felony involving moral turpitude; (iv) failure by Shearer to perform specific duties requested hereunder, which failure is not remedied in a reasonable period of time after receipt of written notice from the Board or the President or (v) material breach by Shearer of any provision of this Agreement; and "Good Reason" shall mean a material breach by the Company of any provision of this Agreement.

     7.   Nondisclosure of Confidential Information.  The provisions of Section
          -----------------------------------------
9.2 of the Purchase Agreement are incorporated by reference herein as though fully set forth herein and Shearer hereby agrees to comply with the obligations of the Sellers as set forth therein.

     8.   Independent Contractor.  (a)  In the performance of the services to be
          ----------------------
provided hereunder, Shearer shall act solely as an independent contractor, and nothing herein contained or implied will at any time be construed so as to create the relationship of employer and employee, partnership, principal and agent, or joint venturer as between the Company and/or any of its affiliates, on the one hand, and Shearer, on the other. Shearer shall have no authority to bind the Company and/or any of its affiliates in any way and shall not represent to any person that he has such authority.

          (b) All taxes applicable to any amounts paid by the Company to Shearer under this Agreement shall be paid by Shearer, and the Company shall not withhold or pay any amount for federal, state or municipal income tax, social security, unemployment or worker's compensation. Upon request by the Company, Shearer will provide documentation evidencing compliance with all applicable federal, state and municipal income tax and/or self-employment tax laws in regard to amounts received under this Agreement.

     9.   Severability, Invalidity or Unenforceability.  If any provision of
          --------------------------------------------
this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     10.  Notices.  All notices, consents, waivers, and other communications
          -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     If to Shearer:

               [Joseph H./R. Scott] Shearer

               ____________________________

               ____________________________

               ____________________________
               Telecopier No.:

     If to the Company:

               c/o U.S. Silica Company
               P.O. Box 187
               Berkeley Springs WV 25411
               Attention: President
               Telecopier No.: 304-258-3500

     With a copy to:

               D. George Harris & Associates, Inc.
               399 Park Avenue, Thirty-second Floor
               New York, New York 10022
               Attention:  Donald G. Kilpatrick
               Telecopier No.: 212-207-6426

     With a copy to:

               Winthrop, Stimson, Putnam & Roberts
               One Battery Park Plaza
               New York, New York 10004-1490
               Attention:  Kenneth E. Adelsberg
               Telecopier No.: 212-858-1500

     11.  Miscellaneous.  (a)  The rights and remedies of the parties to this
          -------------
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

          (b) The parties hereto agree that the obligations of Sections 7 through 11, inclusive, will survive the termination of this Agreement for any reason.

          (c) Buyer may assign its rights and obligations under this Agreement to one or more of its affiliates, for so long as such entity remains an affiliate thereof. Notwithstanding the assignment of rights and obligations under this Agreement pursuant to the provisions stated hereinabove, it is understood and agreed that the assignor shall remain responsible for its obligations under this Agreement and, in the case of a partial assignment, shall be the only party entitled to enforce the rights and remedies which would otherwise be available to an assignee of the Agreement. No such assignment shall in any way limit or restrict the assignor's rights and remedies and no such assignment shall materially change the nature or scope of Shearer's duties from those reasonably expected to be performed for the Company as it exists at the time of this Agreement. The consulting services to be performed by Shearer under this Agreement are personal in nature to the Company, and, therefore, Shearer may not assign his rights under this Agreement. Any attempted assignment by Shearer will be void and of no force or effect. Subject to the preceding sentences, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

          (d) This Agreement may not be modified except by a written agreement executed by the party to be charged with the modification.

          (e) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          (f) This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

          (g) This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles. Section 12.4 of the Purchase Agreement with respect to jurisdiction and service of process is incorporated herein by reference as though fully set forth in its entirety herein. IN ANY ACTION OR PROCEEDING BROUGHT BEFORE ANY COURT RELATING TO THIS AGREEMENT, THE COMPANY AND SHEARER SPECIFICALLY WAIVE ANY RIGHT TO A TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                        COMMERCIAL STONE CO., INC.

                                        By:____________________________
                                           Name:
                                           Title:


                                        _______________________________
                                        [JOSEPH H./R. SCOTT] SHEARER

                                                               Exhibit 2.4(b)(i)

                                    AMOUNTS

See wire transfer instructions (to be provided).

                                                                    Exhibit 3.20

                              AGGREGATE RESERVES


See Schedule 3.20.

                                                                   Exhibit _____



                                August 11, 1999

U.S. Silica Company
Route 522 North
P.O. Box 187
Berkeley Springs, WV  25411

Attention of Richard E. Goodell
             Gary E. Bockrath


                                 Project Rock
                 $250,000,000 Senior Secured Credit Facilities
                   $150,000,000 Senior Subordinated Facility
                               Commitment Letter
                -----------------------------------------------

Ladies and Gentlemen:

     You have advised The Chase Manhattan Bank ("Chase"), Chase Securities Inc.
                                                 -----
("CSI"), Banque Nationale de Paris ("BNP") and BNP Capital Markets, LLC
  ---                                ---
("BNPCM") that (a) pursuant to a Purchase Agreement to be entered into among (i)
  -----
U.S. Silica Company, a Delaware corporation (the "Borrower"), in which Chase
                                                  --------
Capital Partners and D. George Harris & Associates Company, Inc. (together, the "Sponsors") together own a majority indirect equity interest, and (ii) CATS,
 --------
Inc., a Pennsylvania corporation, JHS Family Partnership, a Pennsylvania limited partnership, RSS Family Partnership, a Pennsylvania limited Partnership, the Dell H. Shearer Grandchildren's Trust, Joseph H. Shearer and R. Scott Shearer (collectively, the "Sellers"), the Borrower will effect the Acquisitions (such
                    -------
term and each other capitalized term used but not defined herein having the meanings assigned to them in the Term Sheets (as defined below)) and (b) the Borrower will repay the Existing Indebtedness. You have further advised Chase, CSI, BNPCM and BNP that, in connection with the Transactions, (a) the Borrower will obtain the Senior Facilities (as defined in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the "Senior Facilities Term
                                                  ----------------------
Sheet")) and (b) the Borrower will either (i) issue not less than $150,000,000
-----
in aggregate principal amount of its senior subordinated notes (the "Senior
                                                                     ------
Subordinated Notes") in a public offering or in a Rule 144A or other private
------------------
placement or (ii) if the Borrower is unable to issue the Senior Subordinated Notes on or prior to the Closing Date, borrow not less than $150,000,000 in senior subordinated loans from one or more lenders under the Senior Subordinated Facility (as defined in the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the "Senior Subordinated Facility Term Sheet" and, together
                          ---------------------------------------
with the Senior Facilities Term Sheet, the

"Term Sheets")). The Senior Facilities and the Senior Subordinated Facility are
 -----------
collectively referred to herein as the "Facilities".
                                        ----------

     In connection with the Transactions, (a) Chase is pleased to advise you of
(i) its commitment to provide $150,000,000 of the Senior Facilities, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Senior Facilities Term Sheet, and (ii) its commitment to provide $100,000,000 of the Senior Subordinated Facility, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and the Senior Subordinated Facility Term Sheet, and (b) BNP is pleased to advise you of (i) its commitment to provide $100,000,000 of the Senior Facilities, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Senior Facilities Term Sheet, and (ii) its commitment to provide $50,000,000 of the Senior Subordinated Facility, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Senior Subordinated Facility Term Sheet. You hereby appoint CSI to act, and CSI hereby agrees to act, as sole and exclusive advisor, book manager, lead arranger, syndication agent and documentation agent for the Senior Facilities and the Senior Subordinated Facility, on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheets.

     It is understood and agreed that (a) BNP will act as sole and exclusive administrative agent and collateral agent for the Facilities and after the Closing Date will, in such capacities, perform the duties customarily associated with such roles and (b) no additional agents, co-agents, book managers, arrangers or co-arrangers will be appointed and no other titles awarded in connection with the Facilities without the approval of Chase and CSI.

     Chase and BNP reserve the right, prior to or after the execution of definitive documentation for the Facilities, to syndicate all or a portion of their commitments hereunder to one or more financial institutions, reasonably acceptable to you and CSI, that will become parties to such definitive documentation pursuant to syndication to be managed by CSI (the financial institutions becoming parties to such definitive documentation being collectively referred to as the "Lenders"). It is understood and agreed that
                                 -------
pursuant to the syndication of the Senior Facilities, (a) until the amount of Chase's commitment in respect of the Senior Facilities has been reduced to $100,000,000 all commitments to the Senior Facilities received from other Lenders will reduce Chase's commitment in respect of the Senior Facilities and
(b) after the amount of Chase's commitment in respect of the Senior Facilities has been reduced to $100,000,000, all commitments to the Senior Facilities received from other Lenders will reduce Chase's and BNP's commitments in respect of the Senior Facilities in equal amounts. It is further understood and agreed that pursuant to the syndication of the Senior Subordinated Facility, (a) until the amount of Chase's commitment in respect of the Senior Subordinated Facility has been reduced to $50,000,000, all commitments to the Senior Subordinated Facility received from other Lenders will reduce Chase's commitment in respect of the Senior Subordinated Facility and (b) after the amount of Chase's commitment in respect of the Senior Subordinated Facility has been reduced to $50,000,000, all commitments to the Senior Subordinated Facility received from other Lenders will reduce Chase's and BNP's commitments in respect of the Senior Subordinated Facility in equal amounts. It is also understood and agreed that, until CSI notifies BNP that the syndications of the Facilities have been completed, BNP will not assign any portion of its commitments or loans in respect of the Facilities other than pursuant to the syndications to be managed by CSI pursuant to this Commitment Letter. You understand that CSI intends to commence syndication efforts promptly, and you agree actively to assist CSI in completing timely and orderly syndications satisfactory to CSI. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships and the existing lending relationships of the Sponsors, Holdings and the Targets, (b) direct contact during the syndication between senior management, representatives and advisors of the Sponsors, Holdings, the Targets and you, on the one hand, and the proposed Lenders, on the other hand, (c) assistance (including the use of commercially reasonable efforts to cause the Sponsors, Holdings, the Targets, the Sellers and your and their respective affiliates and advisors to assist) in the preparation of a Confidential Information Memorandum for each of the Facilities and other marketing materials to be used in connection with the syndications and (d) the hosting, with CSI, of one or more meetings of prospective Lenders.

     Chase and CSI shall be entitled, after consultation with you, to change the pricing, terms and structure of the Facilities if the syndications have not been completed and if Chase and CSI determine that such changes are advisable in order to ensure a successful syndication of any of the Facilities, provided that
                                                                   --------
(a) the aggregate amount of the Facilities remains unchanged and (b) the interest rate on each of the Facilities and the commitment fees will not increase by more than 75 basis points per annum.

     It is understood and agreed that CSI will, after consultation with you, manage all aspects of the syndications, including selection of Lenders from a list of Lenders reasonably acceptable to you, determination of when CSI will approach potential Lenders and the time of acceptance of the Lenders, any naming rights and the final allocations of the commitments among the Lenders. It is also understood and agreed that the amount and distribution of fees among the Lenders will be at CSI's discretion. To assist CSI in its syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Sellers and the Targets to provide) to CSI and Chase all information with respect to Holdings and its subsidiaries, the Acquired Businesses and their subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as CSI or Chase may reasonably request in connection with the
------------
arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "Information")
                                                                   -----------
that has been or will be made available to Chase or CSI by or on behalf of you or any of your authorized representatives, when taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Chase or CSI by or on behalf of you or any of your authorized representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time the related Projections are made available to Chase or CSI, it being understood the Projections do not constitute a guarantee of actual performance. You agree that if, at any time from and including the date hereof until the closing of the Facilities, any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections, to the extent of information known to you, so that such representations will be correct under those circumstances. In arranging the Facilities, including the syndication of the Facilities, Chase and CSI will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

     As consideration for Chase's and BNP's commitments hereunder and CSI's agreement to structure, arrange and syndicate the Facilities and to provide advisory services in connection therewith, you agree to pay to Chase and BNP, the fees as set forth in the Terms Sheets and in the Fee Letter dated the date hereof and delivered herewith with respect to the Facilities (the "Fee Letter").
                                                                   ----------
Once paid, such fees shall not be refundable under any circumstances.

     Chase's and BNP's commitments hereunder are subject to (a) Chase's completion of, and satisfaction in all respects with, its ongoing due diligence investigation of the Acquired Businesses and their subsidiaries with respect to legal matters (including but not limited to tax, environmental and employee benefit matters), (b) Chase's not having discovered or otherwise becoming aware of information not previously disclosed to Chase that is materially inconsistent with information provided to Chase prior to the date hereof with respect to the business, results of operations, assets, financial condition or prospects of Holdings and its subsidiaries or the Acquired Businesses and their subsidiaries,
(c) there not having occurred any event, condition or circumstance that has had or is reasonably likely to have a material adverse effect on the business, results of operations, assets or financial condition of (i) Holdings and its subsidiaries since December 31, 1998, or (ii) the Acquired Businesses and their subsidiaries since March 31, 1999, in each case taken as a whole, (d) there not having occurred and being continuing a material disruption of or material adverse change in financial, banking or capital market (including, without limitation, high-yield market) conditions that, in Chase's reasonable judgment, could materially impair the syndication of any Facility or the issuance of the Senior Subordinated Notes, (e) the negotiation, execution and delivery of definitive documentation (similar to the Existing Credit Agreement and documents related thereto (subject to such additions, deletions and other modifications as are reasonably requested by Chase and CSI, including to reflect the Transactions and the changes in the credit profile and capital structure of Holdings and its subsidiaries after giving effect to the Transactions), and not inconsistent with the terms set forth herein, including but not limited to the terms set forth in the Term Sheets) with respect to the Facilities satisfactory to Chase and its counsel and (f) the other conditions set forth in the Term Sheets. Those matters that are not covered by or made clear under the provisions hereof and of the Term Sheets are subject to the approval and agreement of Chase, CSI and you.

     You agree that, in the event loans are made under the Senior Subordinated Facility, you will cause to be deposited into escrow on the Closing Date the Warrants referred to in the Warrant Letter of even date herewith among Chase, BNP, BNPCM, CSI and you (the "Warrant Letter").
                              --------------

     You agree to engage one or more investment banks (collectively, the "Investment Bank") reasonably satisfactory to the Lenders to publicly sell or
----------------
privately place unsecured debt securities of the Borrower (the "Securities")
                                                                ----------
that will provide gross proceeds in an amount equal to the proposed amount of the Senior Subordinated Facility or, once the Senior Subordinated Facility has been funded, in an amount sufficient to repay all or any portion of the principal amount then outstanding under the Senior Subordinated Facility. You further agree, subject to the remainder of this paragraph, to take actions reasonably necessary or desirable so that the Investment Bank can publicly sell or privately place the Securities. Upon notice by the Investment Bank (a "Securities Demand") that in
                                                   -----------------
its opinion market conditions are such that the conditions specified in clauses
(i) and (iii) of the following proviso can be satisfied, at any time and from time to time prior to the first anniversary of the Closing Date if all loans under the Senior Subordinated Facility shall not have been made or repaid in full, the Borrower will cause the issuance and sale of Securities upon such terms and conditions as specified in the Securities Demand (it being understood that there may be more than one Securities Demand), provided that (i) the
                                                    --------
interest rate (whether floating or fixed) shall be determined by the Investment Bank in light of the then-prevailing market conditions but in no event shall the effective yield (excluding any effective yield on the Warrants) on the Securities exceed the greater of (x) 15.0% per annum and (y) the Treasury Rate (as such term is defined in the Senior Subordinated Facility Term Sheet) plus 900 basis points; (ii) the Investment Bank and the Borrower shall determine whether the Securities shall be issued through a public offering or a private placement; (iii) the maturity of any Securities shall not be earlier than the date that is ten years after the Closing Date; (iv) the Securities shall be issued pursuant to an indenture or other governing document in the form negotiated by the Borrower and the Investment Bank, which shall contain such terms, conditions and covenants as are typical and customary for similar financings and as are reasonably satisfactory in all respects to the Investment Bank and its counsel and the Borrower and its counsel; and (v) all other arrangements with respect to the Securities shall be reasonably satisfactory in all respects to the Investment Bank and the Borrower in light of the then-prevailing market conditions.

     By executing this Commitment Letter, you agree (a) to indemnify and hold harmless CSI, Chase, BNP, BNPCM and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such persons may become subject arising out of or in connection with any claim, litigation, investigation or proceeding relating to this Commitment Letter, the Fee Letter, the Warrant Letter, the Term Sheets, the Transactions, the Facilities or any related transaction, regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified party,
--------
apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final judgment of a court to have resulted from the willful misconduct or gross negligence of such indemnified party, and (b) to reimburse CSI, Chase, BNPCM and BNP from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to reasonable out-of-pocket expenses of Chase's due diligence investigation, reasonable consultants' fees, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel) incurred in connection with the Facilities and the preparation of this Commitment Letter, the Term Sheets, the Fee Letter, the Warrant Letter, the definitive documentation for the Facilities and any security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no indemnified party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (other than damages to the extent they are found in a final judgment of a court to have resulted from the willful misconduct or gross negligence of such indemnified party) or for any special, indirect, consequential or punitive damages in connection with its activities related to the Facilities. Your indemnification and reimbursement obligations under this paragraph with respect to any of the Facilities shall be superseded by your indemnification and reimbursement obligations under the definitive documentation for such Facility upon execution of such documentation.

     You acknowledge that Chase, BNP, BNPCM and CSI may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither Chase, BNP, BNPCM nor CSI will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by Chase, BNP, BNPCM or CSI of services for other companies, and neither Chase, BNP, BNPCM nor CSI will furnish any such information to other companies. You also acknowledge that neither Chase, BNP, BNPCM nor CSI has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by Chase, BNP, BNPCM or CSI from other companies.

     This Commitment Letter and Chase's and BNP's commitments hereunder shall not be assignable by you without the prior written consent of Chase and BNP, and any attempted assignment without such consent shall be void. This Commitment Letter may not be amended or any provisions hereof waived or modified except by an instrument in writing signed by Chase, BNP, BNPCM, CSI and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

     You agree that you will not disclose this Commitment Letter, the Term Sheets, the Fee Letter, the Warrant Letter, the contents of any of the foregoing or the activities of Chase, BNP, BNPCM or CSI pursuant hereto or thereto to any person without the prior written approval of Chase, except that you may disclose
(a) this Commitment Letter, the Term Sheets, the Fee Letter, the Warrant Letter and the contents hereof and thereof (i) to the Sponsors and your and their respective officers, employees, attorneys, accountants and advisors on a confidential and need-to-know basis and (ii) as required by applicable law or compulsory legal process and (b) this Commitment Letter, the Term Sheets, the Warrant Letter and the contents hereof and thereof (but not the Fee Letter or the contents thereof) to the Sellers, the Targets and their respective attorneys, accountants and advisors, in each case in connection with the Transactions and on a confidential and need-to-know basis.

     Please indicate your acceptance of the terms hereof and of the Fee Letter, the Advisory and Arrangement Letter dated the date hereof and delivered herewith, the Warrant Letter, the Sponsor Letter dated the date hereof among the Sponsors, CSI and Chase and the Engagement Letter dated the date hereof between CSI, BNPCM and you (collectively, the "Financing
                                       ---------

Documents") by signing in the appropriate space below and in each other
---------
Financing Document and returning to Chase the enclosed duplicate originals (or facsimiles) of each Financing Document not later than 2:00 p.m., New York City time, on August 12, 1999. Chase's and BNP's commitments hereunder will expire at such time in the event that Chase has not received such executed duplicate originals (or facsimiles) in accordance with the immediately preceding sentence. In the event that the initial borrowing in respect of the Senior Facilities does not occur on or before October 31, 1999, then this Commitment Letter and Chase's and BNP's commitments hereunder shall automatically terminate unless Chase, BNP, BNPCM and CSI shall, in their reasonable discretion, agree to an extension. The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's and BNP's commitments hereunder.

     Chase, BNP, BNPCM and CSI are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.


                                   Very truly yours,

                                   THE CHASE MANHATTAN BANK


                                   By  /s/ D. Davey
                                     -----------------------
                                     Name: D. Davey
                                     Title: V.P.


                                   CHASE SECURITIES INC.

                                   By /s/ J. Blumin
                                     -----------------------
                                     Name: J. Blumin
                                     Title: Vice President


                                   BANQUE NATIONALE DE PARIS


                                   By_______________________
                                     Name:
                                     Title:


                                   By_______________________
                                     Name:
                                     Title:

                                   BNP CAPITAL MARKETS, LLC


                                   By_______________________
                                     Name:
                                     Title:


                                   By_______________________
                                     Name:
                                     Title:

     Chase, BNP, BNPCM and CSI are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.


                                   Very truly yours,

                                   THE CHASE MANHATTAN BANK


                                   By_______________________
                                        Name:
                                        Title:


                                   CHASE SECURITIES INC.


                                   By_______________________
                                        Name:
                                        Title:


                                   BANQUE NATIONALE DE PARIS


                                   By  /s/ Richard Cushing
                                     -----------------------
                                        Name:
                                        Title: Director


                                   By  /s/ Paul Barnes
                                     -----------------------
                                        Name: Paul Barnes
                                        Title: AVP



                                   BNP CAPITAL MARKETS, LLC


                                   By  /s/ Richard Cushing
                                     -----------------------
                                        Name:
                                        Title: Director


                                   By /s/ Paul Barnes
                                     -----------------------
                                        Name: Paul Barnes
                                        Title: AVP

Accepted and agreed to as of
the date first above written.

U.S. SILICA COMPANY


By /s/
   -------------------------
  Name:
  Title:

CONFIDENTIAL                                                          EXHIBIT A
August 11, 1999

                                 Project Rock

                 $250,000,000 Senior Secured Credit Facilities
                   Summary of Principal Terms and Conditions
                   -----------------------------------------

Borrower:                     U.S. Silica Company, a Delaware corporation (the
--------                      "Borrower") that is a direct, wholly owned
                               --------
                              subsidiary of USS Intermediate Holdco, Inc., a
                              Delaware corporation ("Holdings"), in which Chase
                                                     --------
                              Capital Partners and D. George Harris & Associates
                              Company, Inc. (together, the "Sponsors") together
                                                            --------
                              own a majority indirect equity interest.


Acquisitions and Other        Pursuant to a Purchase Agreement (the "Purchase
----------------------                                               --------
Transactions:                 Agreement") to be entered into among (a) CATS,
------------                  ---------
                              Inc., a Pennsylvania corporation, JHS Family
                              Partnership, a Pennsylvania limited partnership,
                              RSS Family Partnership, a Pennsylvania limited
                              partnership, the Dell H. Shearer Grandchildren's
                              Trust, Joseph H. Shearer and R. Scott Shearer
                              (collectively, the "Sellers") and (b) the
                                                  -------
                              Borrower, the Borrower will acquire (the
                              "Acquisitions") from the Sellers (i) all the
                               ------------
                              outstanding capital stock of Commercial Stone Co.
                              Inc., a Pennsylvania corporation ("CSC"), (ii) all
                                                                 ---
                              the outstanding partnership interests in
                              Commercial Aggregates Transportation and Sales,
                              L.P., a Pennsylvania limited partnership ("CATS"),
                                                                         ----
                              and (iii) certain real property (collectively with
                              CSC and CATS, the "Acquired Businesses") specified
                                                 -------------------
                              in the Purchase Agreement, for cash consideration
                              payable to the Sellers (the "Purchase Price") in
                                                           --------------
                              the aggregate amount of $140,000,000 (subject to adjustment as provided in the Purchase Agreement).

                              In connection with the Acquisitions, (a) the
                              Borrower will obtain the senior secured credit facilities (collectively, the "Senior Facilities")
                                                             -----------------
                              described below under the caption "Senior
                                                                 ------
                              Facilities", (b) the Borrower will either (i)
                              ----------
                              issue not less than $150,000,000 in aggregate principal amount of its senior subordinated notes (the "Senior Subordinated Notes") in a public
                                    -------------------------
                              offering or in a Rule 144A or other private
                              placement or (ii) if the Borrower is
                              unable to issue the Senior Subordinated Notes prior to the date on which the Acquisitions are consummated (the "Closing Date"), borrow not less
                                                ------------
                              than $150,000,000 in senior subordinated loans
                              from one or more lenders under a new senior
                              subordinated credit facility (the "Senior
                                                                 ------
                              Subordinated Facility" and, collectively with the
                              ---------------------
                              Senior Facilities, the "Facilities"), (c) all
                                                      ----------
                              existing indebtedness of the Borrower and its subsidiaries (other than (i) certain indebtedness of the Borrower incurred in connection with the acquisition of certain assets of Nicks Silica Company in an aggregate principal amount not to exceed $1,600,000, (i) certain capital leases in an aggregate principal amount not to exceed $200,000 (together, the "Rolled Debt") and (iii)
                                                       -----------
                              certain other limited indebtedness to be agreed
                              upon) in an aggregate principal amount not to exceed $167,200,000 (the "Existing Indebtedness")
                                                        ---------------------
                              will be repaid in full and (d) fees and expenses incurred in connection with the Transactions (as defined below) in the aggregate amount not to exceed $13,700,000 will be paid (the "Transaction
                                                                    -----------
                              Costs"). The transactions described in this
                              -----
                              paragraph, together with the Acquisitions, are collectively referred to herein as the "Transactions."
                               ------------

Book Manager, Syndication     Chase Securities Inc. will act as sole and
-------------------------     exclusive book manager, syndication agent, lead
Agent and Lead Arranger:      documentation agent for the Senior Facilities (the
-----------------------       "Arranger"), will perform the duties customarily
                               --------
                              associated with such roles and will manage the
                              syndication of the Senior Facilities to a
                              syndicate of financial institutions reasonably
                              satisfactory to the Arranger and the Borrower (the
                              "Lenders").
                               -------
Administrative Agent:         Banque Nationale de Paris ("BNP") will act as sole
--------------------                                      ---
                              and exclusive administrative agent and collateral
                              agent (collectively, the "Agent") for the Lender,
                                                        -----
                              and after the Closing Date will perform the duties customarily associated with such roles.

Senior Facilities:       (A)  Three Senior Secured Term Loan Facilities in an
-----------------             aggregate principal amount of up to $200,000,000
                              consisting of (a) a Tranche A Term Loan Facility
                              in an aggregate principal amount of up to
                              $50,000,000 (the "Tranche A Facility"), (b) a
                                                ------------------
                              Tranche B Term Loan Facility in an aggregate
                              principal amount of up
                              to $110,000,000 (the "Tranche B Facility") and (c)
                                                    ------------------
                              a Delayed Draw Term Loan Acquisition Facility in
                              an aggregate principal amount of up to $40,000,000
                              (the "Acquisition Facility" and, collectively with
                                    --------------------
                              the Tranche A Facility and the Tranche B Facility,
                              the "Term Facilities").
                                   ---------------

                         (B) A Senior Secured Revolving Credit Facility in an aggregate principal amount of up to $50,000,000 (the "Revolving Facility"), of which an amount to
                                    ------------------
                              be agreed upon will be available in the form of letters of credit.

                              In connection with the Revolving Facility, BNP will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to an amount to be agreed upon. Any such swingline loans will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility will, promptly upon request by BNP, fund to BNP its pro rata share of any swingline borrowings.

Purpose:                 (A)  The proceeds of the Tranche A Facility and the
-------                       Tranche B Facility will be used, together with (a)
                              the net proceeds of the issuance of the Senior
                              Subordinated Notes or the borrowings under the Senior Subordinated Facility, as applicable, and
                              (b) a portion of the Closing Date Loan (as defined below) in an amount equal to approximately
                              $10,900,000, solely (I) to pay the Purchase Price to the Sellers in accordance with the Purchase
                              Agreement, (ii) to repay the Existing Indebtedness and (iii) to pay the Transactions Costs. The estimated sources and uses of the funds necessary to consummate the Transactions and the other transactions contemplated hereby are set forth on Annex II hereto.

                         (B) The proceeds of loans under the Acquisition Facility will be used by the Borrower for Permitted Acquisitions (to be defined).



                         (C) The proceeds of loans under the Revolving Facility (other than a portion of the Closing Date Loan in an amount equal to approximately $10,900,000) will be used by the Borrower for general corporate purposes, including, without limitation, working capital and capital expenditures, but excluding Permitted Acquisitions.

                         (D) Letters of credit will be used by the Borrower for general corporate purposes.

Availability:            (A)   The full amount of the Tranche A Facility and the
------------                   Tranche B Facility must be drawn in a single
                               drawing on the Closing Date. Amounts borrowed under the Tranche A Facility and the Tranche B
                               Facility that are repaid or prepaid may not be reborrowed.

                         (B) Loans under the Acquisition Facility will be available after the Closing Date and prior to the date that is three years after the Closing Date (the "Acquisition Facility Availability Period"),
                                     ----------------------------------------
                               the minimum principal amounts to be agreed upon, subject to conditions to be agreed upon and pursuant to procedures to be agreed upon, provided that the Borrower will not be permitted
                               --------
                               to make more than three borrowings under the
                               Acquisition Facility after the Closing Date, and provided further, that no borrowing under the
                               -------- -------
                               Acquisition Facility will be permitted if at the time of such borrowing the Borrower's Leverage Ratio (to be defined) calculated on a pro forma basis to give effect to such borrowing and the Permitted Acquisition for which such borrowing is made would be greater than 5.25 to 1.0. Amounts repaid under the Acquisition Facility may not be reborrowed. No loans will be made under the Acquisition Facility on the Closing Date.

                         (C) Loans under the Revolving Facility will be available after the Closing Date and at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts to be agreed upon. Amounts repaid under the Revolving Facility may be reborrowed. A loan of up to $11,900,000 (the "Closing Date Loan") will be
                                                 -----------------
                               made under the Revolving Facility on the Closing Date.

Interest Rates and Fees:       As set forth on Annex I hereto.
-----------------------

Default Rate:                  The applicable interest rate plus 2% per annum.
------------

Letters of Credit:             Letters of credit under the Revolving Facility
-----------------              will be issued by BNP or one of its affiliates
                               (the "Issuing
                                     -------

                               Bank"). Each letter of credit shall expire not
                               ----
                               later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility.

                               Drawings under any letter of credit shall be reimbursed by the Borrower on the same business day. To the extent that the Borrower does not reimburse the Issuing Bank on the same business day, the Lenders under the Revolving Facility shall be irrevocably obliged to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

                               The issuance of all letters of credit shall be subject to the customary procedures of the Issuing Bank.

Final Maturity:          (A)   The Tranche A Facility will mature on the date
--------------                 that is six years after the Closing Date. Loans
                               under the Tranche A Facility will amortize in quarterly installments under a schedule to be agreed upon.

                         (B) The Tranche B Facility will mature on the date that is eight years after the Closing Date. Loans under the Tranche B Facility will amortize under a schedule to be agreed upon providing for nominal quarterly installments for the first six years of the Tranche B Facility and quarterly installments in amounts to be agreed upon during the remaining term of the Tranche B Facility.

                         (C) The Acquisition Facility will mature on the date that is six years after the Closing Date. Loans under the Acquisition Facility will amortize in quarterly installments under a schedule to be agreed upon. The first such installment will be payable on the last day of the first fiscal quarter after the last day of the Acquisition Facility Availability Period.

                         (D) The Revolving Facility will mature on the date that is six years after the Closing Date.

Guarantees:                    All obligations of the Borrower under the Senior
----------                     Facilities and under any interest protection or
                               other hedging arrangements entered into with a
                               Lender (or any affiliate thereof) will be
                               unconditionally guaranteed (the "Guarantees")
                                                                ----------
                               by Holdings and each
                               existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences to the Borrower would result therefrom, foreign) subsidiary of the Borrower.
                               Any guarantees to be issued in respect of the Senior Subordinated Notes or the Senior
                               Subordinated Facility shall be junior to the obligations under the Guarantees.

Security:                      The Senior Facilities, the Guarantees and any
--------                       interest protection and other hedging
                               arrangements entered into with a Lender (or any
                               affiliate thereof) will be secured by all the
                               assets (subject to customary exceptions to be
                               agreed upon) of Holdings, the Borrower and each
                               existing and subsequently acquired or organized
                               domestic (and, to the extent no adverse tax
                               consequences to the Borrower would result
                               therefrom, foreign) subsidiary of the Borrower
                               (collectively, the "Collateral"), including but
                                                   ----------
                               not limited to (a) a first-priority pledge of all the capital stock of the Borrower, (b) a first-priority pledge of all the capital stock, membership interests and partnership interests held by Holdings, the Borrower or any domestic
                               (or, subject to the foregoing limitation, foreign) subsidiary of the Borrower of each existing and subsequently acquired or organized subsidiary of the Borrower (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the capital stock, membership interests or partnership interests of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to the Borrower) and (c) perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each existing or subsequently acquired or organized domestic (or, subject to the foregoing limitation, foreign) subsidiary of the Borrower
                               (including but not limited to accounts
                               receivable, inventory, trademarks, other intellectual property, licensing agreements, real property, leasehold mortgages (to be agreed upon), cash and proceeds of the foregoing), subject in each case to customary exceptions to be agreed upon. On or prior to the Closing Date, the Agent shall have received reasonably satisfactory title insurance policies, current certified surveys, evidence of zoning and other legal compliance, certificates of occupancy and other permits
                               (including such endorsements as the Agent may require), legal opinions and other customary documentation, in each case reasonably required by the Agent with respect to all real property of Holdings and its subsidiaries subject to mortgages.

                               All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Lenders, and none of the Collateral shall be subject to any other pledges, security interests or mortgages (subject to limited exceptions to be agreed upon.)

Mandatory Prepayments:         Loans under the Term Facilities shall be prepaid
---------------------          with (a) 75% of Excess Cash Flow (to be defined),
                               provided that such percentage shall be reduced to
                               --------
                               50% upon satisfaction of certain financial criteria to be agreed upon, (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by Holdings and its subsidiaries (including insurance and condemnation proceeds in excess of an agreed-upon amount), subject to limited exceptions to be agreed upon, (c) 100% of the net cash proceeds of issuances of debt obligations of Holdings and its subsidiaries (other than (i) the proceeds of any Senior Subordinated Notes issued after the Closing Date to the extent that such proceeds are applied to the payment of loans under the Senior
                               Subordinated Facility and (ii) the proceeds from the issuance of any debt permitted to be incurred under the covenant limiting the incurrence of debt by Holdings or its subsidiaries) and (d)
                               100% of the net cash proceeds of issuances of equity of Holdings and its subsidiaries, subject to limited exceptions to be agreed upon (including issuances in connection with capital contributions applied to finance Permitted
                               Acquisitions or to repay the Senior Subordinated
                               Facility).

                               The above-described mandatory prepayments shall be allocated among the Term Facilities pro rata (based on the then-outstanding principal amount of the loans under each Term Facility), subject to the provisions set forth below under the caption "Special Application Provisions". Within
                                        ------------------------------
                               each Term Facility,
                               mandatory prepayments shall be applied pro rata to the remaining amortization payments under such Term Facility.

Special Application            Holders of loans under the Tranche B Facility
-------------------            may, so long as loans are outstanding under the
Provisions:                    Tranche A Facility or the Acquisition Facility,
----------                     decline to accept any mandatory prepayment
                               described above and, under such circumstances,
                               all amounts that would otherwise be used to
                               prepay loans under the Tranche B Facility shall
                               be used to prepay loans under the Tranche A
                               Facility and the Acquisition Facility. Such
                               mandatory prepayments shall be allocated between
                               the Tranche A Facility and the Acquisition
                               Facility pro rata (based on the then-outstanding
                               principal amount of the loans under each such
                               Term Facility) and applied with respect to each
                               such Term Facility in the manner described above
                               under the caption "Mandatory Prepayments".
                                                  ---------------------

Voluntary Prepayments/         Voluntary prepayments of borrowings under the
----------------------         Senior Facilities, and voluntary reductions of
Reductions in Commitments:     the unutilized portion of the Acquisition
-------------------------      Facility and Revolving Facility commitments, will
                               be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders' redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

                               All voluntary prepayments of loans under the Term Facilities shall be allocated pro rata among the Term Facilities (based on the then-outstanding principal amount of the loans under each Term Facility). Within each Term Facility, voluntary prepayments shall be applied pro rata to the remaining amortization payments under such Term Facility.

Representations and            Usual for facilities and transactions of this
-------------------            type (including customary exceptions and
Warranties:                   "materiality" thresholds) and similar to the
----------                    representations and warranties contained in the
                               Credit Agreement dated as of July 21, 1998, among
                               the Borrower, George F. Pettinos (Canada)
                               Limited, the lenders party thereto and Banque
                               Nationale de Paris (as amended, the "Existing
                                                                    --------
                               Credit Agreement", subject to such
                               ----------------
                               additions, deletions and other modifications as are reasonably requested by the Arranger, including to reflect the Transactions and the changes in the credit profile and capital structure of Holdings and its subsidiaries after giving effect to the Transactions, and others to be reasonably specified by the Arranger, including, without limitation, accuracy of financial statements; no material adverse change, absence of litigation, administrative proceedings or governmental or judicial action; no violation of agreements or instruments; compliance with laws, rules and regulations (including ERISA, margin regulations and environmental laws);
                               payment of taxes; ownership of properties;
                               inapplicability of the Investment Company Act;
                               solvency; effectiveness of regulatory and third-party approvals; labor matters; environmental matters; accuracy of information; "year 2000" matters; and validity, priority and perfection of security interests in the Collateral.

Conditions Precedent to        Usual for facilities and transactions of this
-----------------------        type and similar to the conditions precedent in
Initial Borrowing:             the Existing Credit Agreement (subject to such
-----------------              additions, deletions and other modifications as
                               are reasonably requested by the Arranger, including to reflect the Transactions and the changes in the credit profile and capital structure of Holdings and its subsidiaries after giving effect to the Transactions), including delivery of satisfactory legal opinions; evidence of authority; absence of any event, condition or circumstance that has had or is reasonably likely to have a material adverse effect on the business, operations, properties, assets, liabilities or financial condition of Holdings and its subsidiaries since December 31, 1998, or the Acquired Businesses and their subsidiaries since March 31, 1999, in each case taken as a whole; payment of fees and expenses; and obtaining of reasonably satisfactory insurance.

                               The initial borrowing under the Senior Facilities will also be subject to the applicable conditions precedent set forth on Annex III hereto.

Affirmative Covenants:         Usual for facilities and transactions of this
---------------------          type (including customary exceptions and
                               "materiality" thresholds) and similar to the affirmative covenants in the Existing Credit
                               Agreement (subject to such
                             additions, deletions and other modifications as are reasonably requested by the Arranger, including to reflect the Transactions and the changes in the credit profile and capital structure of Holdings and its subsidiaries after giving effect to the Transactions) and others to be reasonably specified by the Arranger (to be applicable to Holdings and its subsidiaries), including, without limitation, maintenance of corporate existence and rights; performance of obligations, delivery of audited annual consolidated financial statements for Holdings and unaudited quarterly and monthly consolidated financial statements for Holdings and other financial information, delivery of notices of default, litigation and material adverse change; maintenance of properties in good working order; maintenance of satisfactory insurance; compliance with laws; inspection of books and properties; further assurances; and payment of taxes.

                             The Borrower will also be required to maintain appropriate interest protection hedging arrangements with one or more Lenders (or affiliates thereof) on terms reasonably satisfactory to the Arranger.

Negative Covenants:          Usual for facilities and transactions of this type
------------------           (including customary exceptions and "materiality"
                             thresholds) and similar to the negative covenants in the Existing Credit Agreement (subject to such additions, deletions and other modifications as are reasonably requested by the Arranger, including to reflect the Transactions and the changes in the credit profile and capital structure of Holdings and its subsidiaries after giving effect to the Transactions) and others to be reasonably specified by the Arranger (to be applicable to Holdings and its subsidiaries), including, without limitation, limitations on dividends and distributions;
                             limitations on redemptions and repurchases of membership and partnership interests and capital stock (subject to limited exceptions to be agreed upon); prohibition of prepayments, redemptions and repurchases of debt (other than loans under the Senior Facilities and other than the prepayment of loans under the Senior Subordinated Facility with the proceeds of any Senior Subordinated Notes issued after the Closing Date, which Senior
                             Subordinated Notes shall have terms
                             and conditions reasonably satisfactory to the Lenders); limitations on liens and sale-leaseback transactions; limitations on loans and investments;
                             limitations on debt, including limitations on hedging arrangements; limitations on capital expenditures; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on changes in business conducted by Holdings and its subsidiaries; and limitations on amendments of debt and certain other material agreements to be agreed upon.

                             The Borrower and its subsidiaries will be permitted to consummate Permitted Acquisitions. Each Permitted Acquisition will satisfy criteria to be agreed upon by the Arranger and the Borrower and set forth in the definitive credit agreement with respect to the Senior Facilities (the "Credit
                                                                    ------
                             Agreement").
                             ---------



Selected Financial           Usual for facilities and transactions of this type,
------------------           including, without limitation, (a) a minimum
Covenants:                   interest coverage ratio and (b) a maximum leverage
---------                    ratio, in each case with definitions and levels to
                             be agreed upon.

Events of Default:           Usual for facilities and transactions of this type
-----------------            (including customary grace periods and
                             "materiality" thresholds) and similar to the Events of Default in the Existing Credit Agreement
                             (subject to such additions, deletions and other modifications as are reasonably requested by the Arranger, including to reflect the Transactions and the changes in the credit profile and capital structure of Holdings and its subsidiaries after giving effect to the Transactions) and others to be reasonably specified by the Arranger, including, without limitation, nonpayment of principal or interest, violation of covenants, incorrectness of representations and warranties in any material respect, cross default and cross acceleration, bankruptcy, material judgments, ERISA, actual or asserted invalidity of security documents and Change in Control (to be defined).

Voting:                      Amendments and waivers of the Credit Agreement and
------                       the other definitive credit documentation will
                             require the approval of Lenders holding more than

                             50% of the aggregate amount of the loans and commitments under the Senior Facilities, except that (a) the consent of each Lender adversely affected thereby shall be required with respect to, among other things, (i) increases in commitments,
                             (ii) reductions of principal, interest or fees,
                             (iii) extensions of final maturity and (iv) releases of all or substantially all the Collateral (other than in connection with any sale of Collateral permitted by the Credit Agreement) and
                             (b) the consent of Lenders holding more than 50% of the aggregate amount of the loans and commitments of each adversely affected tranche of the Term Facilities shall be required with respect to any amendment that changes the effective allocation among the Term Facilities of any voluntary or mandatory prepayments of loans under the Term Facilities (or the application of such prepayments to the remaining amortization payments under the Term Facilities).

Cost and Yield Protection:   Usual for facilities and transactions of this type.
--------------------------

Assignments and              The Lenders will be permitted to assign loans and
---------------              commitments to other Lenders (or their affiliates)
Participations:              or to any Federal Reserve Bank without restriction,
--------------               or to other financial institutions with the consent
                             of the Borrower and the Agent, in each case not to be unreasonably withheld. Each assignment (except to other Lenders or their affiliates) will be in an amount not less than the lesser of (a) $5,000,000 and (b) the entire remaining principal amount of loans or commitments, as applicable, of the assigning Lender. The Agent will receive a processing and recordation fee to be agreed upon, payable by the assignor and/or the assignee, with each assignment. Assignments will be by novation and will not be required to be pro rata among the Senior Facilities.

                             The Lenders will be permitted to participate in loans and commitments without restriction to other financial institutions. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments, (b) reductions of principal, interest or fees, (c) extensions of final maturity and (d) releases of all or substantially all the Collateral (other than in connection with any sale of Collateral permitted by the Credit Agreement).

Expenses and                 All reasonable out-of-pocket expenses (including,
------------                 without limitation, reasonable expenses incurred in
Indemnification:             connection with due diligence) of the Arranger and
---------------              the Agent associated with the syndication of the
                             Senior Facilities and with the preparation, execution and delivery, administration, waiver or modification and enforcement of the Credit
                             Agreement and the other documentation contemplated hereby and thereby (including the reasonable fees, disbursements and other charges of counsel) are to be paid by the Borrower. In addition, all reasonable out-of-pocket expenses of the Lenders for enforcement costs and documentary taxes associated with the Senior Facilities are to be paid by the Borrower.

                             The Borrower will indemnify the Arranger, the Agent and the other Lenders and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of the Arranger, the Agent and the other Lenders arising out of or relating to any claim or any litigation or other proceedings (regardless of whether the Arranger, the Agent or any other Lender is a party thereto) that relate to the proposed transactions, including the financing contemplated hereby, the Acquisitions and the other Transactions, provided that none of the Arranger, the Agent or any other Lender will be indemnified for its gross negligence or willful misconduct. The indemnities in this paragraph will be subject to modifications to be agreed upon.

Governing Law and Forum:     New York.
-----------------------

Counsel to Arranger:         Cravath, Swaine & Moore.
-------------------

                                                                         ANNEX I

Interest Rates:              The interest rates under the Senior Facilities
--------------               will be, at the option of the Borrower, as follows:

                             Tranche A Facility
                             ------------------

                             Adjusted LIBOR plus 3.00% or ABR plus 2.00%, in each case subject to one or more step-downs to be agreed upon based on the Borrower's Consolidated Leverage Ratio (to be defined).

                             Tranche B Facility
                             ------------------

                             Adjust LIBOR plus 3.50% or ABR plus 2.50%.

                             Acquisition Facility
                             --------------------

                             Adjust LIBOR plus 3.00% or ABR plus 2.00%, in each case subject to step-downs to be agreed upon based on the Borrower's Consolidated Leverage Ratio.

                             Revolving Facility
                             ------------------

                             Adjusted LIBOR plus 3.00% or ABR plus 2.00%, in each case subject to step-downs to be agreed upon based on the Borrower's Consolidated Leverage Ratio.

                             All Senior Facilities
                             ---------------------

                             The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.

                             Calculation of interest shall be on the basis of accrual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every 3 months or 90 days, as the case may be.

                             ABR is the Alternate Base Rate, which is the highest of The Chase Manhattan Bank's Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1%.

                             Adjusted LIBOR will at all times include statutory reserves.

Letter of Credit Fee:        A per annum fee equal to the spread over Adjusted
--------------------         LIBOR under the Revolving Facility will accrue on
                             the aggregate face amount of outstanding letters of credit under the

                             Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender's Revolving Facility commitment. In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee of 1/4 of 1% per annum on the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Acquisition Facility         3/4 of 1% per annum on the undrawn portion of the
--------------------         commitments in respect of the Acquisition Facility
Commitment Fees:             (a) commencing to accrue with respect to each
---------------              Lender's commitment on the Closing Date, payable
                             quarterly in arrears after the Closing Date and (b) subject to step-downs to be agreed upon based on the Borrower's Consolidated Leverage Ratio.

Revolving Facility           1/2 of 1% per annum on the undrawn portion of the
------------------           commitments in respect of the Revolving Facility
Commitment Fees:             (a) commencing to accrue with respect to each
---------------              Lender's commitment on the Closing Date, payable
                             quarterly in arrears after the Closing Date, and
                             (b) subject to step-downs to be agreed upon based on the Borrower's Consolidated Leverage Ratio.

Other:                       The annual interest rates in effect in respect of
-----                        each of the Senior Facilities will be permanently
                             reduced by 25 basis points if prior to the Closing
                             Date the Senior Facilities shall be rated Ba3 by Moody's Investors Service, Inc. and BB- by Standard and Poor's Ratings Group.

                                                                        ANNEX II
                      Estimated Sources and Uses of Funds
                           (in millions of dollars)

                            For Consolidated Entity

Uses of Funds                           Sources of Funds
-------------                           ----------------
Purchase Price                  $140.0  Closing Date Loan           $  11.9*

Repay Existing Indebtedness      167.2  Tranche A Facility             50.0

Cash                               1.0  Tranche B Facility            110.0

                                        Acquisition Facility            0.0**

Rolled Debt                        1.8  Rolled Debt                     1.8

Transaction Costs                 13.7  Senior Subordinated
                                ------
                                        Notes/Facility                150.0
                                                                    -------

Total Uses                      $323.7  Total Sources               $ 323.7
                                ======                              =======

______________________
 *  Represents drawn portion of $50,000,000 Revolving Facility.
**  Represents drawn portion of $40,000,000 Acquisition Facility.

                                                                       ANNEX III

                                 Project Rock
               $250,000,000 Senior Secured Credit Facilities and $150,000,000 Senior Subordinated Credit Facility
                  Summary of Additional Conditions Precedent
                  ------------------------------------------

     Except as otherwise set forth below, the initial borrowing under each of the Facilities shall be subject to the following conditions precedent:

     1. The terms of the Purchase Agreements shall be satisfactory in all material respects to the Arranger, and the Acquisitions and the other Transactions shall be consummated simultaneously with the closing under the Senior Facilities in accordance with applicable law, the Purchase Agreements (including all Exhibits thereto) and all other related documentation (in each case without giving effect to any amendment or waiver not approved by the Arranger) and on terms substantially consistent with those set forth in this Summary of Principal Terms and Conditions, and the Arranger shall be satisfied that the Transaction Costs shall not exceed $13,700,000.

     2. With respect to the Senior Facilities, the Borrower shall have received not less than $150,000,000 in gross cash proceeds from either (a) the issuance of the Senior Subordinated Notes in a public offering or in a Rule 144A or other private placement to one or more holders satisfactory to the Arranger or (b) the borrowings under the Senior Subordinated Facility. The terms and conditions of the Senior Subordinated Notes or the Senior Subordinated Facility, as applicable (in each case including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies) shall be satisfactory in all respects to the Arranger (it being agreed that such terms of the Senior Subordinated Facility to the extent described in Exhibit B to the Commitment Letter to which this Annex III is attached (the "Commitment Letter") are satisfactory).
                                 -----------------

     3. After giving effect to the Transactions and the other transactions contemplated hereby, Holdings and its subsidiaries shall have outstanding no indebtedness or preferred membership or partnership interests or preferred stock other than (a) the loans and other extensions of credit under the Senior Facilities, (b) the Senior Subordinated Notes or loans under the Senior Subordinated Facility, (c) the Rolled Debt (the terms of which shall be reasonably satisfactory to the Arranger) and (d) other limited indebtedness to be agreed upon.

     4. The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Acquired Businesses may be subject after giving effect to the Transactions, and with the plans of Holdings and its subsidiaries with respect thereto, and the Lenders shall have received environmental assessments (including Phase I reports) with respect to the properties of the Acquired Businesses satisfactory to the Arranger from an environmental consulting firm satisfactory to the Arranger.

     5. The Lenders shall have received a certificate of a financial officer of the Borrower with respect to the pro forma Consolidated EBITDA (to be defined) of the Borrower (after giving effect to the Acquisitions) for the twelve month period ending June 30, 1999, and such pro forma Consolidated EBITDA shall not be less than $60,300,000.

     6. The Lenders shall have received a certificate of a financial officer of the Borrower with respect to the ratio of Total Debt (to be defined) as of June 30, 1999, to the pro forma Consolidated EBITDA (to be defined) of the Borrower (after giving effect to the Acquisitions) for the twelve month period ending on such date, and such ratio shall not exceed 5.5 to 1.0.

     7. The Lenders shall have received (a) a consolidated pro forma balance sheet and related statements of income, stockholders' equity and cash flows of Holdings and its subsidiaries as of and for each fiscal quarter of Holdings ending after December 31, 1998, and prior to the Closing Date for which internal financial statements are available (and, to the extent available, for each month preceding the Closing Date since the last such quarter), after giving effect to the Transactions and (b) an analysis of the adjustments necessary to reconcile the entries in such pro forma financial statements to those unaudited financial statements delivered for Holdings and its subsidiaries for each such fiscal quarter and month pursuant to paragraph 12 below.

     8. CSI shall have received (a) audited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of each of the Borrower and its subsidiaries and the Acquired Businesses and their subsidiaries for the three fiscal years ended prior to the Closing Date and (b) unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of each of the Borrower and its subsidiaries and the Acquired Businesses and their subsidiaries for the fiscal quarters, if any, ending after the most recent fiscal year that precedes the Closing Date (and, to the extent available, for each month preceding the Closing Date since the last such quarter), which audited and unaudited financial statements (i) shall be in form and scope satisfactory to CSI and (ii) shall not be materially inconsistent with the financial statements previously provided to CSI or the projections provided to CSI pursuant to paragraph 9 below.

     9. CSI shall have received management's consolidated and consolidating financial projections for the Borrower and its subsidiaries for the period of ten years following the Closing Date, detailed on a quarter-by-quarter basis for fiscal years 1999 and 2000, which projections shall reflect the Transactions and the other transactions contemplated hereby and include the written assumptions upon which such projections are based, and such projections shall be reasonably satisfactory in all respects to CSI. Such projections shall be substantially similar in form to the projections received by CSI prior to the date of the Commitment Letter.

     10. With respect to the Senior Subordinated Facility, the Borrower shall have received not less than $171,900,000 (excluding undrawn commitments) in gross cash proceeds from borrowings under the Senior Facilities. The terms and conditions of the Senior Facilities (including but not limited to terms and conditions relating to interest rates, fees, amortization, maturity, covenants, events of default and remedies) shall be reasonably satisfactory in all respects to the agent under the Senior Subordinated Facility (it being agreed that such terms of the Senior Facilities to the extent described in Exhibit A to the Commitment Letter are satisfactory).

     11. With respect to the Senior Subordinated Facility, CSI shall have received, not later than 30 days prior to the Closing Date, a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum that is suitable for use in a customary "high-yield road show" relating to the Senior Subordinated Notes and contains all financial statements and other data to be included therein (including all audited financial statements, all unaudited financial statements (which shall have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 71) and all appropriate pro forma financial statements prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended) and all other data (including selected financial data) that the Securities and Exchange Commission would require in a registered offering of the Senior Subordinated Notes or that would be necessary for CSI to receive a customary "comfort" (including "negative assurance" comfort) from independent accountants in connection with the offering of the Senior Subordinated Notes.

     12. With respect to the Senior Subordinated Facility, CSI shall have been afforded a period of at least 30 days following receipt of the material described in the immediately preceding paragraph to seek to place the Senior Subordinated Notes with qualified purchasers thereof an CSI shall have marketed the Senior Subordinated Notes in a manner customary for high-yield offerings of this type (including completing a traditional "high-yield road show") for at least 15 days (or such shorter period if acceptable to CSI) following September 6, 1999, and prior to the Closing Date.

CONFIDENTIAL                                                           EXHIBIT B
August 11, 1999

                                 Project Rock
                   $150,000,000 Senior Subordinated Facility
                   Summary of Principal Terms and Conditions
                   -----------------------------------------

Initial Borrower Loans:               The Lenders (as defined below) will make
-----------------------
                                      loans (the "Initial Borrower Loans") to
                                                  ----------------------
                                      the Borrower (as defined below) on the
                                      Closing Date (as defined below) in an
                                      aggregate principal amount not to exceed
                                      $150,000,000. The Chase Manhattan Bank
                                      ("Chase"), Banque Nationale de Paris
                                        -----
                                      ("BNP") and each assignee of any portion
                                        ---
                                      of the Initial Borrower Loans or of
                                      Chase's or BNP's commitments to make the
                                      Initial Borrower Loans are collectively
                                      referred to herein as the "Lenders".
                                                                 -------

Borrower:                             U.S. Silica Company, a Delaware
--------
                                      corporation (the "Borrower") that is a
                                                        --------
                                      direct, wholly owned subsidiary of USS
                                      Intermediate Holdco, Inc., a Delaware
                                      corporation ("Holdings"), in which Chase
                                                    --------
                                      Capital Partners and D. George Harris &
                                      Associates Company, Inc. (together, the
                                      "Sponsors") together own a majority
                                       --------
                                      indirect equity interest.

Guarantees:                           The obligations of the Borrower in
----------
                                      respect of the Initial Borrower Loans will be unconditionally and irrevocably guaranteed on a senior subordinated basis by each guarantor, if any, of the Senior
                                      Facilities (as defined below). Guarantees will be released in a manner consistent with the Senior Facilities.

Agents:                               Chase will act as sole and exclusive
------
                                      syndication agent and documentation agent
                                      (the "Syndication Agent"). BNP will act as
                                            -----------------
                                      sole and exclusive administrative agent
                                      for the Lenders (the "Administrative
                                                            --------------
                                      Agent" and, together with the Syndication
                                      -----
                                      Agent, the "Agents"), and after the
                                                  ------
                                      Closing Date (as defined below) will
                                      perform the duties customarily associated with such roles.

Arranger:                             Chase Securities Inc. ("CSI")
--------                                                      ---

Lenders:                              A syndicate of banking and financial
-------
                                      institutions arranged by CSI and
                                      reasonably acceptable to the Borrower and CSI.

Acquisition and Other Transactions:   Pursuant to a Purchase Agreement (the
----------------------------------
                                      "Purchase Agreement") to be entered into
                                       ------------------
                                      among (a) CATS, Inc., a

                                      Pennsylvania corporation, JHS Family
                                      Partnership, a Pennsylvania limited
                                      partnership, RSS Family Partnership, a
                                      Pennsylvania limited partnership, the Dell
                                      H. Shearer Grandchildren's Trust, Joseph
                                      H. Shearer and R. Scott Shearer
                                      (collectively, the "Sellers") and (b) the
                                                          -------
                                      Borrower, the Borrower will acquire (the
                                      "Acquisitions") from the Sellers (i) all
                                       ------------
                                      the outstanding capital stock of
                                      Commercial Stone Co. Inc., a Pennsylvania
                                      corporation ("CSC"), (ii) all the
                                                    ---
                                      outstanding partnership interests in
                                      Commercial Aggregates Transportation and
                                      Sales, L.P., a property (collectively with
                                      CSC and CATS, the "Acquired Businesses")
                                                         -------------------
                                      specified in the Purchase Agreement, for
                                      cash consideration payable to the Sellers
                                      (the "Purchase Price") in the aggregate
                                            --------------
                                      amount of $140,000,000 (subject to
                                      adjustment as provided in the Purchase
                                      Agreement).

                                      In connection with the Acquisitions, (a)
                                      the Borrower will obtain the senior
                                      secured credit facilities (collectively,
                                      the "Senior Facilities") described below
                                           -----------------
                                      under the caption "Senior Facilities", (b)
                                      the Borrower will either (i) issue of less
                                      than $150,000,000 in aggregate principal
                                      amount of its senior subordinated notes
                                      (the "Senior Subordinated Notes") in a
                                            -------------------------
                                      public offering or in a Rule 144A or other
                                      private placement or (ii) if the Borrower
                                      is unable to issue the Senior Subordinated
                                      Notes prior to the date on which the
                                      Acquisitions are consummated (the "Closing
                                                                         -------
                                      Date"), borrow not less than $150,000,000
                                      ----
                                      in senior subordinated loans from one or
                                      more lenders under a new senior
                                      subordinated credit facility (the "Senior
                                                                         ------
                                      Subordinated Facility") and, collectively
                                      ---------------------
                                      with the Senior Facilities, the
                                      "Facilities"), (c) all existing
                                       ----------
                                      indebtedness of the Borrower and its
                                      subsidiaries (other than (i) certain
                                      indebtedness of the Borrower incurred in
                                      connection with the acquisition of certain
                                      assets of Nicks Silica Company in an
                                      aggregate amount not to exceed $1,600,000,
                                      (ii) certain capital leases in an
                                      aggregate principal amount not to exceed
                                      $200,000 and (iii) certain other limited
                                      indebtedness to be agreed upon) in an
                                      aggregate principal amount not to exceed
                                      $167,300,000 (the "Existing Indebtedness")
                                                         ---------------------
                                      will be repaid in full and (d) fees and
                                      expenses incurred in connection with the
                                      Transactions (as defined below) in an
                                      aggregate amount not to exceed $13,700,000
                                      will be paid (the "Transaction Costs").
                                                         -----------------
                                      The transactions described in this
                                      paragraph, together with the Acquisitions,
                                      are collectively referred to herein as the
                                      "Transactions".
                                       ------------

Use of Proceeds:                      The proceeds of the Initial Borrower
---------------
                                      Loans will be used, together with the net proceeds of the Tranche A Facility, the Tranche B Facility (as each such term is defined in Exhibit A to the Commitment
                                      Letter to which this Exhibit B is
                                      attached) and a portion of the Closing
                                      Date Loan (as such term is defined in
                                      Exhibit A to the Commitment Letter to
                                      which this Exhibit B is attached) in an
                                      amount equal to approximately $10,900,000, solely (i) to pay the Purchase Price to the Sellers in accordance with the Purchase Agreement, (ii) to repay the Existing Indebtedness and (iii) to pay the Transaction Costs. The estimated sources and uses of the funds necessary to consummate the Transactions and the other transactions contemplated hereby are set forth in Annex II of Exhibit A to the Commitment Letter to which this Exhibit B is attached.

Funding:                              The Lenders will make the Initial
-------
                                      Borrower Loans simultaneously with (a) the consummation of the Transactions and (b) the initial funding under the Senior
                                      Facilities.

Maturity/Exchange:                    All the Initial Borrower Loans will
-----------------
                                      mature on the date that is one year
                                      following the Closing Date (the "Maturity
                                                                       --------
                                      Date"). If any Initial Borrower Loan has
                                      ----
                                      not been previously repaid in full on or
                                      prior to the Maturity Date, the Lender in
                                      respect of such Initial Borrower Loan
                                      thereafter will have the option at any
                                      time or from time to time to receive
                                      Borrower Exchange Notes (the "Borrower
                                                                    --------
                                      Exchange Notes") in exchange for such
                                      --------------
                                      Initial Borrower Loan having the terms set
                                      forth in the term sheet attached hereto as
                                      Annex I; provided, however, that a Lender
                                               --------  -------
                                      may not elect to exchange only a portion
                                      of its outstanding Initial Borrower Loans
                                      for Borrower Exchange Notes unless such
                                      Lender intends at the time of such partial
                                      exchange of Initial Borrower Loans
                                      promptly to sell the Borrower Exchange
                                      Notes received in such exchange. If any
                                      Lender does not exchange its Initial
                                      Borrower Loans for Borrower Exchange Notes
                                      on the Maturity Date, such Lender shall be
                                      required to extend the maturity of such
                                      Initial Borrower Loans to another date
                                      selected by such Lender. If, at such
                                      extended maturity, such Lender does not
                                      exchange its Initial Borrower Loans, such
                                      Lender shall be required again to extend
                                      the maturity of such Initial Borrower
                                      Loans to another date selected by such
                                      Lender (provided that such Lender shall
                                      not be required to extend the maturity of
                                      such Initial Borrower Loans beyond the
                                      tenth anniversary of the Closing Date (the
                                      "Final Maturity Date")), and this sentence
                                       -------------------
                                      shall apply to each extended maturity of such Initial Borrower Loans prior to the Final Maturity Date.

                                      The Initial Borrower Loans and the
                                      Borrower Exchange Notes shall be pari
                                                                       ----
                                      passu for all purposes.
                                      -----

Interest:                             Prior to the Maturity Date, the Initial
--------
                                      Borrower Loans will accrue interest at a
                                      rate per annum equal to three-month
                                      Adjusted LIBOR ("Adjusted LIBOR") plus a
                                                       --------------
                                      spread (the "Spread"). The Spread will
                                                   ------
                                      initially be 600 basis points. If the
                                      Initial Borrower Loans are not repaid in whole within six months following the Closing Date, the Spread will increase by 100 basis points at the end of such six-month period and shall increase by an additional 50 basis points at the end of each three-month period thereafter until the Maturity Date.

                                      Notwithstanding the foregoing, (a) the
                                      interest rate in effect at any time prior to the Maturity Date shall not exceed 18.0% per annum, (b) the interest rate in effect at any time prior to the Maturity Date shall not be less than 11.0% per annum and (c) to the extent the interest payable prior to the Maturity Date on any Initial Borrower Loan exceeds a rate of 15.0% per annum, the Borrower may, at its option, cause such excess interest to be paid by adding such excess interest to the principal amount of such Initial Borrower Loan. In no event shall the interest rate on the Initial Borrower Loans exceed the highest lawful rate permitted under applicable law.

                                      Following the Maturity Date, all
                                      outstanding Initial Borrower Loans will
                                      accrue interest at the rate provided for the Borrower Exchange Notes in Annex I hereto, subject to the absolute and cash caps applicable to the Borrower Exchange Notes.

                                      Calculation of interest shall be on the
                                      basis of actual days elapsed in a year of 360 days (or 365 days or 366 days, as the case may be, in the case of Initial Borrower Loans based on the Prime Rate (as defined below)).

                                      Adjusted LIBOR will at all times include statutory reserves.

                                      In the event that Adjusted LIBOR cannot be determined, or any Lender is unable to maintain a loan accruing interest at

                                      Adjusted LIBOR, the affected Initial
                                      Borrower Loans will accrue interest until
                                      the Maturity Date, or until such earlier
                                      time as Adjusted LIBOR can be determined,
                                      at the "Alternate Base Rate", which will
                                              -------------------
                                      be the higher of (a) Chase's Prime Rate
                                      (the "Prime Rate") and (b) the Federal
                                            ----------
                                      Funds Effective Rate plus 1/2 of 1%, plus in each case the Spread less 100 basis points.

                                      Interest will be payable in arrears (a)
                                      for Initial Borrower Loans accruing
                                      interest at a rate based on Adjusted
                                      LIBOR, at the end of each Adjusted LIBOR
                                      Period and on the Maturity Date, (b) for Initial Borrower Loans accruing interest at the Alternate Base Rate, at the end of each fiscal quarter of the Borrower following the Closing Date and on the Maturity Date and (c) the Initial Borrower Loans outstanding after the Maturity Date, at the end of each fiscal quarter of the Borrower following the Maturity Date.

Senior Facilities:                    The Borrower will obtain the $250,000,000
-----------------
                                      senior secured credit facilities (the
                                      "Senior Facilities") as described in
                                       -----------------
                                      Exhibit A to the Commitment Letter to
                                      which this Exhibit B is attached.

Subordination:                        The Initial Borrower Loans will be
-------------
                                      subordinated to the Senior Facilities and other senior indebtedness of the Borrower on terms customary for senior subordinated facilities and transactions of this type.

Mandatory Redemption:                 The Borrower will be required to prepay
--------------------
                                      Initial Borrower Loans (and, if issued,
                                      Borrower Exchange Notes, to the extend
                                      required by the terms of such Borrower
                                      Exchange Notes) on a pro rata basis
                                                           --- ----
                                      subject, in certain circumstances, to the call protection provisions of any Fixed
                                      Rate Borrower Exchange Notes (as described in Annex I hereto), at par plus accrued and unpaid interest (or, in the case of Fixed Rate Borrower Exchange Notes, at par plus accrued and unpaid interest plus any applicable premiums), from the net proceeds (after deduction of, among other things, amounts required to repay the Senior Facilities) from the incurrence of any debt or the issuance of any equity or from certain asset sales, subject in each case, to limited exceptions to be agreed upon.

Optional Prepayment:                  The Initial Borrower Loans may be
-------------------
                                      prepaid, in whole or in part, at the
                                      option of the Borrower, at any time upon ten days' prior notice, at par plus accrued and unpaid interest, subject to reimbursement of the Lenders' actual redeployment costs in the case of a prepayment of Adjusted

                                      LIBOR borrowings other than on the last
                                      day of the relevant interest period.

Documentation:                        Usual for facilities and transactions of
-------------
                                      this type and satisfactory to CSI.

Representations and Warranties:       Usual for facilities and transactions of
------------------------------
                                      this type (including customary exceptions and "materiality" thresholds) and others to be reasonably specified by CSI, including, without limitation, accuracy of financial statements; no material adverse change; absence of litigation; no violation of agreements or instruments;
                                      compliance with laws (including ERISA,
                                      margin regulations and environmental
                                      laws); payment of taxes; ownership of
                                      properties; inapplicability of the
                                      Investment Company Act; solvency;
                                      effectiveness of regulatory approvals;
                                      labor matters; environmental matters;
                                      "year 2000" matters; and accuracy of
                                      information.

Conditions Precedent:                 Usual for facilities and transactions of
--------------------
                                      this type, including delivery of
                                      satisfactory legal opinions; evidence of authority; absence of any event, condition or circumstance that has had or is reasonably likely to have a material adverse effect on the business, operations, properties, assets, liabilities or financial condition of
                                      Holdings and its subsidiaries since
                                      December 31, 1998, or the Acquired
                                      Businesses and their subsidiaries since
                                      March 31, 1999, in each case taken as a
                                      whole; payment of fees and expenses; and obtaining of reasonably satisfactory insurance.

                                      Borrowings under the Senior Subordinated
                                      Facility will also be subject to the
                                      applicable conditions precedent set forth on Annex III to Exhibit A to the Commitment Letter to which this Exhibit B is attached.

Notes:                                The Borrower will use commercially
-----
                                      reasonable efforts to refinance the
                                      Initial Borrower Loans as promptly as
                                      practicable after the Closing Date with an issue of approximately $150,000,000 aggregate principal amount of senior subordinated notes.

Covenants:                            Usual for facilities and transactions of
---------
                                      its type (including customary exceptions and "materiality" thresholds) and others to be reasonably specified by CSI, including (should CSI reasonably deem it necessary) certain financial covenants, including maintenance covenants, to be mutually agreed upon by the Borrower and CSI.

                                      The affirmative covenants shall in any
                                      vent include delivery of financial
                                      projections of the Borrower and its
                                      subsidiaries updated quarterly in a form substantially similar to that described in Annex III to Exhibit A to the Commitment Letter to which this Exhibit B is attached. Following the Maturity Date, all covenants in respect of any outstanding Initial Borrower Loans will be substantially identical to the covenants in respect of the Borrower Exchange Notes.

Events of Default:                    Usual for facilities and transactions of
-----------------
                                      this type (including customary grace
                                      periods and "materiality" thresholds) and others to be reasonably specified by CSI.
                                      Following the Maturity Date, the events of default relevant to the Initial Borrower
                                      Loans will be substantially identical to the events of default in respect of the Borrower Exchange Notes.

Cost and Yield                       Usual for facilities and transactions of
--------------
Protection:                           this type.
-----------

Assignment and Participation:         The Lender will have the absolute and
----------------------------
                                      unconditional right to assign Initial
                                      Borrower Loans and commitments without the consent of the Borrower, after consultation with the Borrower. Each assignment (except to other Lenders or their affiliates) will be in an amount such that the gross proceeds to the assigning lender shall not be less than $250,000. The Administrative Agent will receive a processing and recordation fee to be agreed upon, payable by the assignor and/or the assignee, with each assignment.
                                      Assignments will be by novation which will release the obligation of the assigning
                                      Lender. BNP will act as Administrative
                                      Agent for all assignees (if any) holding the Initial Borrower Loans from time to time.

                                      Lenders will be permitted to participate their Initial Borrower Loans, to other financial institutions without restriction, other than customary voting limitations. Participations will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs.

Voting:                               Amendments and waivers of the
------
                                      documentation for the Initial Borrower
                                      Loans and the other definitive credit
                                      documentation related thereto will require the approval of

                                      Lenders holding more than 50% of the
                                      outstanding Initial Borrower Loans, except that the consent of each affected Lender will be required for (a) reductions of principal, interest rates or Spread, (b) except as provided under the caption "Maturity/Exchange", extensions of the Maturity Date, (c) additional restrictions on the right to exchange Initial Borrower Loans for Borrower Exchange Notes or any amendment of the rate of such exchange or
                                      (d) any amendment to the Borrower Exchange
                                      Notes that requires (or would, if any
                                      Borrower Exchange Notes were outstanding, require) the approval of all holders of Borrower Exchange Notes.

Expenses and Indemnification:         All reasonable out-of-pocket expenses
----------------------------
                                      (including but not limited to reasonable expenses incurred in connection with due diligence) of the Agents and CSI associated with the preparation, execution and delivery, administration, waiver or modification and enforcement of the Senior
                                      Subordinated Facility and the other
                                      documentation contemplated hereby and
                                      thereby (including the reasonable fees,
                                      disbursements and other charges of
                                      counsel) are to be paid by the Borrower.
                                      In addition, all reasonable out-of-pocket expenses of the Lenders for enforcement costs and documentary taxes associated with the facility are to be paid by the Borrower.

                                      The Borrower will indemnify the Lenders
                                      and CSI, and their respective officers,
                                      directors, employees, affiliates, agents and controlling persons, and hold them harmless from and against all costs, expenses (including but not limited to reasonable fees and out-of-pocket charges and disbursements of counsel) and liabilities of any such Lender or CSI arising out of or relating to any claim or any litigation or other proceeding (regardless of whether any such Lender or CSI is a party thereto) that relate to the proposed transactions, including but not limited to the Transactions or any transactions connected therewith;
                                      provided, however, that no such person
                                      will be indemnified for costs, expenses or liabilities arising from such person's gross negligence or wilful misconduct. The indemnities in this paragraph will be subject to modifications to be agreed upon.

Governing Law and Forum:              New York.
-----------------------

Counsel for CSI and the Lenders:      Cravath, Swaine & Moore.
-------------------------------

                                  Exhibit 7.4
                      Form of Opinion of Seller's Counsel

     1. Each Acquired Company is validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

     2. Each Seller has full capacity, right, power and authority to execute and deliver the Purchase Agreement and to consummate the Contemplated Transactions. The Purchase Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms [INSERT BANKRUPTCY EXCEPTION].

     3. The execution, delivery and performance of the Purchase Agreement by Sellers and the consummation of the Contemplated Transactions (i) have been authorized by all necessary corporate, partnership, trust and other action on the part of Sellers and (ii) will not (w) conflict with the terms, conditions or provisions of the Organizational Documents of any Seller or any Acquired Company
(x) violate any provision of law or any Order to which any Seller or any Acquired Company or any of their respective assets is subject or require the consent of any Person, (y) to our knowledge, result in a breach or violation of any of the terms of, or constitute a default by any Seller or Acquired Company under any indenture, mortgage, loan agreement, lease or other agreement or instrument to which any Seller or any Acquired Company is a party or by which it or any of its assets is bound, or (z) to our knowledge, result in the creation or imposition of any Encumbrance upon the Acquired Shares or the Acquired Interests or the assets of any Acquired Company or the Properties, except to the extent such conflict, violation, breach or creation would not have a Material Adverse Effect.

**Allow Buyer's lenders to rely on opinion.

                                  Exhibit 7.9

     1.   Three Rivers Marine and Rail Terminals, L.P.  ("Three Rivers") shall
                                                          ------------
have the right to purchase from Commercial, for internal consumption or resale of up to 3,000 tons per month (or such greater amount as the parties may agree) crushed stone products (1B, 2B, 1A, 3's, 4's, 2A, 2RC Pocono and 3's Pocono and 4's Pocono) for a price of $[4.00] per ton [IS THIS THE CURRENT PRICE?] for the first year after closing, increased by 3% in each year thereafter and actual costs of hauling services for a period of four (4) years from the Closing Date. The hauling charge contemplates delivery to the site of Three Rivers at Gibsonton, Rostraver Township, Pennsylvania. The sales conducted by Three Rivers, if any, shall not be construed to be in violation of any covenant not to compete made in connection with the transaction contemplated by the Purchase Agreement.

     2. Three Rivers shall have the right to purchase from Commercial, for internal consumption, asphalt products from any of the existing asphalt plants (Adamsburg, Springfield Pike or Dunningsville), at a price that shall not exceed the actual cost of the asphalt products (actual costs to include overhead) and the actual costs of hauling services. The actual costs of asphalt products shall be as set forth on the cost records of Commercial and the costs of hauling services shall be the actual costs incurred by Commercial for hauling services. Three Rivers shall attempt to order such asphalt products in non-peak time periods. Commercial shall make reasonable efforts to accommodate Three Rivers preferred delivery schedule. The right shall continue for a period of four (4) years from the Closing Date.

     3. Commercial shall continue to provide accounting, bookkeeping, payroll and administrative services to Three Rivers in continuation of the services presently provided and for the charges that are presently in effect; that is, a charge of 2% of gross revenue up to a maximum charge of $[3,000.00] a month [IS THIS THE CURRENT ARRANGEMENT?]. This obligation shall continue for a period of two (2) years following the Closing Date.

     4. Three Rivers shall provide CATS with the first call to provide trucking services for the business of Three Rivers. The rates for such services shall be the standard rates charged by CATS to its prime customers and the obligation to make first call shall continue so long as CATS provides adequate and complete service to Three Rivers. If service is not acceptable, Three Rivers will provide written notice thereof to a designated executive in Connellsville with a copy to the CEO of USS Holdings, Inc. If the problem is not promptly remedied or if three such notices are delivered in any period of three consecutive months, Three Rivers reserves the right to purchase and operate its own trucks and trailers. The term of the Agreement shall be four
(4) years from the date of closing. CATS shall consent to Three Rivers providing hauling services to Commercial under the Agreement contemplated herein on terms substantially similar to those of independent truckers for Commercial in the year before the date of closing (e.g., Mikel, Rathway Trucking, Arsenberger Trucking).

     5. In the event that Three Rivers exercises its right to purchase its own trucks and trailers pursuant to Paragraph 4, Commercial shall use, on a first call basis on each working day as its business requires, tri-axle dump trucks and trailers supplied by Three Rivers or supplied on behalf of Three Rivers. The dispatchers of trucks for Commercial shall exhaust up to twenty (20) tri-axle dump trucks or trailers that may be available from Three Rivers before securing the services of other truckers. However, Commercial shall not be required to use Three Rivers' trucks and trailers in January and February of each year. Three Rivers shall not be obligated to supply tri-axle dump trucks or trailers if those tri-axle dump trucks or trailers are otherwise obligated for the business of Three Rivers and shall promptly notify Commercial if any trucks are not available to be scheduled for use on any given day. The price to be paid for the services shall be the price charged for similar services by CATS. This Agreement shall be in force and effect for a period of four (4) years from the date of closing.

     6. Commercial and Three Rivers shall agree to the designation of the Gibsonton facility of Three Rivers, located at Gibsonton, Rostraver Township, Pennsylvania, as the exclusive transloading facility for imported aggregates (aggregates that are not produced at the quarries of Commercial) that are transported by barge or rail for unloading and all other products for use at the facilities of Commercial transported by barge or rail and Three Rivers shall agree to provide the services necessary therefor. In the event that Commercial produces products for shipment by barge, it shall ship such products exclusively from the Gibsonton Facility of Three Rivers. The prices to be charged to Commercial by Three Rivers shall be the lowest regularly established charges for the applicable function as determined from time to time by Three Rivers. This exclusive transloading facility designation shall be in effect for a period of five (5) years from the date of closing.

     7. The waiver with respect to any covenant not to compete shall be effective regardless of whether same is referenced in the covenant not to compete and the provisions of this Agreement shall prevail in the event of a conflict with any covenant not to compete executed in connection with the transaction contemplated by the Purchase Agreement.

     8. The owners of Three Rivers shall give Commercial a right of first refusal should they elect to sell Three Rivers or if Three Rivers decides to sell its terminal property. The right of first refusal shall apply to the whole business or a part thereof, whichever is being sold by Three Rivers. The right of first refusal shall not apply to transfers by the existing owners to members of their immediate families or to corporations or other entities controlled by the existing owners or members of their immediate families or to trusts. This agreement shall be in force and effect for a period of four (4) years from the date of closing.

     9. If Three Rivers expands its terminal or acquires one or more additional terminals, the parties will negotiate in good faith to adjust the foregoing provisions appropriately.

                                 Exhibit 7.10

     1. With respect to the slag produced as a result of the molybdenum recovery process conducted by Gibsonton Industries, L.P. ("Gibsonton") at the
                                                           ---------
Langeloth facility under existing contract with Langeloth, Commercial shall have exclusive rights to market slag and to purchase the slag for its internal use or resale. Commercial shall have no rights with respect to molybdenum recoverable from the slag. Commercial shall pay the price provided in the prevailing agreement with Gibsonton. Gibsonton shall have the right to sell the slag not marketed by Commercial, it being understood that the owner requires the depletion of the slag piles at the Langeloth site and that those sales shall not be construed to be in violation of any covenant not to compete made in connection with the transaction contemplated by the Purchase Agreement. For those sales conducted by Commercial, the sales shall take into account and shall incorporate the limitations of use for those products and shall inform any of its customers by appropriate notice of those limitations. The rights shall continue for a period equal to the shorter of four (4) years from the Closing Date or the termination of Gibsonton's rights with Langeloth.

     2. The waiver with respect to any covenant not to compete shall be effective regardless of whether same is referenced in the covenant not to compete and the provisions of this Agreement shall prevail in the event of a conflict with any covenant not to compete executed in connection with the transaction contemplated by the Purchase Agreement.

                                  Exhibit 8.3

                      Form of Opinion of Buyer's Counsel

     1. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. The Buyer has full corporate power and authority to execute and deliver the Purchase Agreement and to consummate the Contemplated Transactions. The Purchase Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms [INSERT BANKRUPTCY EXCEPTION].

     3. The execution, delivery and performance of the Purchase Agreement by Buyer and the consummation of the Contemplated Transactions (i) have been authorized by all necessary corporate action on the part of Buyer and (ii) will not (w) conflict with the terms, conditions or provisions of the Organizational Documents of Buyer, (x) violate any provision of law or, to our knowledge, any Order to which Buyer is subject, (y) to our knowledge, result in a breach or violation of any of the terms of, or constitute a default by Buyer under, any material indenture, mortgage, loan agreement, lease or other agreement or instrument to which Buyer is a party or by which it is bound.

                                 Exhibit 7.13

                             BARGAIN AND SALE DEED

                                Exhibit 10.1(e)

                      FORM OF EXTENSION ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement"), dated as of this _____ day of
                                  ---------
_____________, 1999 is made and entered into by and among MELLON BANK, N.A. (the "Escrow Agent"), U.S. SILICA COMPANY, a Delaware corporation ("Buyer"), and
 ------------                                                  -----
JOSEPH H. SHEARER and R. SCOTT SHEARER (collectively, the "Shareholders"), and
                                                           ------------
CATS, INC., a Pennsylvania corporation, the JHS FAMILY PARTNERSHIP, a Pennsylvania limited partnership, and the RSS FAMILY PARTNERSHIP, a Pennsylvania limited partnership (collectively, the "Partnership Sellers") and THE DELL H.
                                        -------------------
SHEARER GRANDCHILDREN'S TRUST, a Pennsylvania trust (the "Trust Seller"; the
                                                          ------------
Shareholders, the Partnership Sellers and the Trust Sellers being hereinafter collectively referred to as the "Sellers" and each, individually, as a "Seller")
                                 -------                                ------
pursuant to the terms of that certain Purchase Agreement dated as of _____________, 1999 (the "Purchase Agreement") by and among the Buyer and the
                          ------------------
Sellers.

     In consideration of the mutual premises, obligations and agreements contained herein, the parties, intending to be legally bound, do hereby agree as follows:

     1. The Escrow Agent acknowledges receipt of the sum of Seven Million Dollars ($7,000,000.00) deposited by the Buyer (together with any interest earned thereon and any interest earned on any reinvested funds, the "Extension
                                                                     ---------
Escrow Amount") and hereby accepts its appointment and agrees to act as Escrow
-------------
Agent and to hold the Extension Escrow Amount and to disburse the Extension Escrow Amount under the terms and conditions of this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

     2. (a) If, on or prior to the Release Date (as hereinafter defined), the Escrow Agent shall not have received a Seller Demand (as hereinafter defined), the Escrow Agent shall disburse to the Buyer the Extension Escrow Amount five business days following the Release Date. For purposes of this Agreement, the term "Release Date" shall
                                                            ------------
mean the earlier of the date of the closing under the Purchase Agreement (of which the Escrow Agent shall be notified in writing by the Buyer and the Seller Agent as provided below), or [____________, 1999] [THREE DAYS AFTER THE LAST DAY OF THE EXTENSION] (the "Extension Date"). The Buyer and the Seller Agent agree,
                        --------------
no later than the day immediately following the date of the closing under the Purchase Agreement, to notify the Escrow Agent in writing of such closing date.

     (b) If, after the Extension Date, the Seller Agent shall file with the Escrow Agent a written and dated demand (the "Seller Demand") for the payment to
                                              -------------
the Seller Agent of all or a portion of the Extension Escrow Amount stating (i) that the Sellers are entitled to all or a portion of such Extension Escrow Amount pursuant to Article X of the Purchase Agreement and (ii) that the Seller Agent has contemporaneously delivered a copy of the Seller Demand to the Buyer, the Escrow Agent shall disburse to the Seller Agent the requested funds from the Extension Escrow Amount on the tenth (10th) business day following the date of the Seller Demand unless the Buyer delivers an objection in writing (the "Buyer
                                                                          -----
Objection") to the Escrow Agent (with a copy to the Seller Agent) prior to the
---------
close of business on the tenth (10th) business day following the date of the Seller Demand to the effect that the Seller Agent is not so entitled, in which case no disbursement shall be made by the Escrow Agent from the Extension Escrow Amount pursuant to the Seller Demand except in accordance with the terms and conditions hereof. The Escrow Agent agrees to provide the Buyer with a copy of any Seller Demand and to provide the Seller Agent with a copy of any Buyer Objection, in each case within two business days after receipt by the Escrow Agent thereof.

     (c) At any time after the date hereof, the Escrow Agent may be advised in writing by the Buyer and the Seller Agent to pay all or a portion of the Extension Escrow Amount pursuant to a joint written instruction (the "Joint
                                                                      -----
Instruction"), in which case the Escrow Agent shall pay the Extension Escrow
-----------
Amount, or portion thereof, in accordance with the terms and in the manner set forth in such Joint Instruction.

     (d) If the Buyer and the Seller Agent are unable to resolve any disagreement with respect to their rights to the payment of all or a portion of the Extension Escrow Amount pursuant to this Section 2 within twenty (20) business days after the date of a Buyer Objection, the dispute shall be settled as provided in Section 4 hereof.

     (e) The Escrow Agent shall hold the Extension Escrow Amount until it is required to disburse it pursuant to this Section 2 or as provided in Section 3(c) or 4 hereof. Upon delivery of the entire Extension Escrow Amount by the Escrow Agent pursuant to this Section 2 or as provided in Section 3(c) or 4 hereof, this Escrow Agreement shall terminate. The date upon which such termination occurs shall be the "Termination Date."
                                 ----------------

     (f) The Seller Agent and the Buyer each agree that they will give to each other the copies of any Seller Demand or Buyer Objection, as the case may be, concurrently with the delivery thereof to the Escrow Agent.

     (g) If any of the Extension Escrow Amount is withheld pursuant to the terms of paragraph (b) of this Section 2, the parties agree to provide the Escrow Agent with a Joint Instruction upon the resolution of any claim which caused the withholding of funds and upon receipt of such Joint Instruction, the Escrow Agent shall release such funds in accordance with such Joint Instruction.

     3. (a) Pending disbursement of funds held by it hereunder, the Escrow Agent shall keep the Extension Escrow Amount invested in FDIC insured certificates of deposit, obligations of the United States federal government (or any agency thereof) or money market accounts of the Escrow Agent at market rates, maturing in each case in ninety (90) days or less (each a "Permitted
                                                                  ---------
Investment").  The Buyer shall direct the Escrow Agent as to which Permitted
----------
Investment(s) the Escrowed Amount shall be invested.

          (b) Any interest earned on the originally deposited Extension Escrow Amount, as well as any interest earned on any reinvested funds, shall be held by the Escrow Agent as, and shall be deemed to be, part of the Extension Escrow Amount and shall be disbursed pursuant to the terms of Sections 2, 3(c) and 4 hereof.

          (c) Except as provided below in this subparagraph (c), the [Buyer] shall be responsible for any federal, state or local taxes and any other assessments which may be imposed and payable with respect to the earnings on the Extension Escrow Amount (collectively, "Taxes"). To cover the payment by [Buyer]
                                        -----
of such Taxes, the Escrow Agent shall, not later than 30 days after the end of each calendar year during the term of this Agreement, if applicable, disburse to the [Buyer] an amount of cash equal to (i) the earnings on the Extension Escrow Amount for such calendar year multiplied by (ii) 45%. With respect to any earnings on the Extension Escrow Amount as to which Taxes have not yet been paid as of the Termination Date, such earnings shall be treated as taxable income to the party or parties to whom such amounts are distributed and such party or parties shall be solely responsible for any Taxes which may be imposed on such amounts. The Escrow Agent shall deliver to the Buyer and each of the Sellers such forms as may be required by law reporting such earnings as income of the Buyer or the Sellers, as the case may be.

     4. (a) Any controversy or claim arising out of or relating to this Agreement or the rights of the Buyer or the Sellers to the payment of all or a portion of the Extension Escrow Amount shall be settled in accordance with
Section 12.4 of the Purchase Agreement. The Escrow Agent shall not be a party to any such proceedings.

          (b) Any portion of the Extension Escrow Amount being held pending resolution of controversies or claims may also be disbursed in accordance with the terms of a Joint Instruction.

     5. (a) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

          (b) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct. The Sellers and the Buyer, jointly and severally, shall indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, actually and reasonably incurred without gross negligence or bad faith on the part of the Escrow Agent, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its own gross negligence or willful misconduct) in the investment or reinvestment of the Extension Escrow Amount, or any loss of interest incident to any such delays.

          (c) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument, arbitration award or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

          (e) The Escrow Agent does not have any interest in the Extension Escrow Amount but is serving as escrow holder only and having only possession thereof. Any payments of income from the Extension Escrow Amount shall be subject to applicable withholding regulations then in force with respect to United States taxes. The Sellers and the Buyer will provide the Escrow Agent with appropriate W-9 forms for tax identification number certification. This paragraph and paragraph (b) of this Section 5 shall survive notwithstanding termination of this Agreement or the resignation of the Escrow Agent.

          (f) The Escrow Agent shall not be called upon to advise any party as to the wisdom in taking or refraining from taking any action with respect to any amounts deposited hereunder.

          (g) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Extension Escrow Amount to any successor Escrow Agent jointly designated by the Seller Agent and the Buyer in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including by a court of competent jurisdiction) or
(ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Extension Escrow Amount until receipt of a designation of successor Escrow Agent pursuant to a Joint Instruction or a final order of a court of competent jurisdiction.

          (h) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely in good faith without any liability upon the contents thereof.

          (i) In the event of any disagreement between the Sellers and the Buyer resulting in adverse claims or demands being made in connection with the Extension Escrow Amount, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Extension Escrow Amount until the Escrow Agent shall have received (i) a Joint Instruction directing delivery of the Extension Escrow Amount; or (ii) a final non-appealable order of a court of competent jurisdiction directing the delivery of the Extension Escrow Amount.

          (j) [Escrow Agent to be paid from interest earned in account.]

     6. Each Seller hereby appoints [NAME] as the Seller Agent, and [NAME] hereby accepts such appointment, to act as such Seller's exclusive agent and attorney-in-fact to act on its behalf in connection with, and to facilitate the consummation of, the transactions contemplated by this Agreement. The Seller Agent shall take, and each Seller agrees that the Seller Agent is irrevocably authorized and empowered in the name and on behalf of each Seller to take, any and all actions which the Seller Agent deems necessary or appropriate under this Agreement to be taken for and on behalf of each Seller, as fully as if such party was acting on his own behalf, which shall include, without limitation, the power and authority to (i) accept notices hereunder on behalf of the Sellers, to issue or determine not to issue, as the case may be, Seller Demands, (ii) agree to such amendments or modifications to this Agreement as the Seller Agent, in his sole discretion, determines to be desirable, (iii) execute and deliver such waivers and consents in connection with this Agreement as the Seller Agent, in his sole discretion, may deem necessary or desirable, (iii) collect and receive all moneys and other proceeds and property payable to the Sellers pursuant to the terms of this Agreement;
(iv) enforce and protect the rights and interests of the Sellers or to refrain from enforcing any right of the Seller, as the case may be, (v) settle or compromise any claims asserted under this Agreement; and (vi) file and prosecute appeals from any decision, judgment or award rendered in any such action, proceeding or investigation as the Seller Agent, in his sole discretion, may deem necessary or desirable.

     7. Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, except as provided in Section 5 with respect to a resignation by the Escrow Agent and except that Buyer may assign its rights and obligations under this Agreement to one or more of its affiliates, for so long as such entity remains an affiliate thereof, and Buyer or such affiliate(s) may assign or grant a security interest in, all of its rights and/or obligations under this Agreement (i) for collateral security purposes, to the Buyer's lenders and/or investors as security for Buyer's or any such affiliate's obligations to such lenders or investors (and such lenders or investors may exercise remedies with respect to such assignment or security interest), and (ii) to a purchaser in connection with a sale of the Acquired Companies (as defined in the Purchase Agreement) or a sale of a substantial component of the Acquired Companies. Notwithstanding the assignment of rights and obligations under this Agreement pursuant to the provisions stated hereinabove, it is understood and agreed that the assignor shall remain responsible for its obligations under this Agreement and, in the case of a partial assignment, shall be the only party entitled to enforce the rights and remedies which would otherwise be available to an assignee of the Agreement. No such assignment shall in any way limit or restrict the assignor's rights and remedies. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns. This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

     8. This Agreement may not be modified except by a written agreement executed by the party to be charged with the modification.

     9. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by
                                        --------
registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service

(receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     To the Escrow Agent:

       [To be provided]

     To the Sellers or the Seller Agent:

       [To be provided]

     With a copy to:

       Reed Smith Shaw & McClay LLP
       435 Sixth Avenue
       Pittsburgh, PA 15219
       Attention:  David L. DeNinno
       Telecopier No.:  412-288-3063

     To the Buyer:

       U.S. Silica Company
       P.O. Box 187
       Berkeley Springs VN 25411
       Attention:  President
       Telecopier No.:  304-258-3500

     With a copy to:

       D. George Harris & Associates, Inc.
       399 Park Avenue, Thirty-second Floor
       New York, New York 10022
       Attention:  Donald G. Kilpatrick
       Telecopier No.: 212-207-6470

     With a copy to:

       Winthrop, Stimson, Putnam & Roberts
       One Battery Park Plaza
       New York, New York 10004-1490
       Attention:  Kenneth E. Adelsberg
       Telecopier No.: 212-858-1500

     10. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.  The term "business day" as used in this Agreement shall mean any day
                    ------------
other than a Saturday, Sunday, or public holiday under the laws of the Commonwealth of Pennsylvania.

     12. THE BUYER, THE SELLERS AND THE ESCROW AGENT SPECIFICALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATED TO THIS AGREEMENT. The Buyer and the Sellers agree that any legal action or proceeding brought against the Escrow Agent, or to which the Escrow Agent is joined, relating to this Agreement or the Escrow Agent's performance hereunder, shall be brought exclusively in any state or federal court sitting in Pennsylvania, and the Buyer and the Sellers each waive, to the fullest extent permitted by law,
(a) any objection that any of them may respectively, now or hereafter, have to the laying of the venue of any such action or proceeding brought in any such court, and (b) any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              [THE ESCROW AGENT]


                              By:  _______________________________
                                   Name:
                                   Title:
                              U.S. SILICA COMPANY


                              By:  _______________________________
                                   Name:
                                   Title:

                              Sellers:

                              SHAREHOLDERS:


                              _______________________________________
                              Joseph H. Shearer


                              _______________________________________
                              R. Scott Shearer

                              COMMERCIAL AGGREGATES
                              TRANSPORTATION AND SALES, L.P.

                              By:  CATS, Inc., General Partner:


                              By:  __________________________________
                                   Title:
                              By:  JHS Family Partnership


                              By:  __________________________________
                                   General Partner
                              By:  RSS Family Partnership


                              By:  __________________________________
                                   General Partner
                              By:  The Dell H. Shearer Granchildren's Trust


                              By:  __________________________________
                                   Co-Trustee


                              By:  __________________________________
                                   Co-Trustee
SELLER AGENT:

____________
[NAME]